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Exhibit 4.30
Dated 10 March 2017

USD 172,000,000
TERM LOAN FACILITY

STI GALATA SHIPPING COMPANY LIMITED
STI TAKSIM SHIPPING COMPANY LIMITED (tbn STI BOSPHORUS SHIPPING COMPANY LIMITED)
STI LEBLON SHIPPING COMPANY LIMITED
STI LA BOCA SHIPPING COMPANY LIMITED
STI SAN TELMO SHIPPING COMPANY LIMITED
STI JURERE SHIPPING COMPANY LIMITED (tbn STI DONALD C TRAUSCHT SHIPPING COMPANY LIMITED)
STI ESLES II SHIPPING COMPANY LIMITED
STI JARDINS SHIPPING COMPANY LIMITED
as joint and several Borrowers
and Hedge Guarantors
and
SCORPIO TANKERS INC.
as Parent Guarantor
and
THE BANKS AND FINANCIAL INSTITUTIONS NAMED THEREIN
as Hedge Counterparties

THE BANKS AND FINANCIAL INSTITUTIONS NAMED THEREIN
as Lenders under the Commercial Facilities

THE BANKS AND FINANCIAL INSTITUTIONS NAMED THEREIN
as Lenders under the GIEK Guaranteed Facility

THE BANKS AND FINANCIAL INSTITUTIONS NAMED THEREIN
as Lenders under the Kexim Guaranteed Facility

THE EXPORT-IMPORT BANK OF KOREA
as Lender under the Kexim Direct Facility

MACQUARIE BANK LIMITED (LONDON BRANCH)
THE EXPORT-IMPORT BANK OF KOREA
DEKABANK DEUTSCHE GIROZENTRALE
as Mandated Lead Arrangers
MACQUARIE BANK LIMITED (LONDON BRANCH)
as Global Coordinator and ECA Agent
and

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WILMINGTON TRUST (LONDON) LIMITED
as Facility Agent and Security Agent
FACILITY AGREEMENT
relating to the financing of hull nos. 2601, 2602, 2603, 2604, 2605, 2606, 2607 and 2608 at
Hyundai Mipo Dockyard

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Index
Clause    Page

Section 1	Interpretation
1	Definitions and Interpretation
Section 2	The Facility
2	The Facility
3	Purpose
4	Conditions of Utilisation
Section 3	Utilisation
5	Utilisation
Section 4	Repayment, Prepayment and Cancellation
6	Repayment
7	Prepayment and Cancellation
Section 5	Costs of Utilisation
8	Interest
9	Interest Periods
10	Changes to the Calculation of Interest
11	Fees
Section 6	Additional Payment Obligations
12	Tax Gross Up and Indemnities
13	Increased Costs
14	Other Indemnities
15	Mitigation by the Finance Parties
16	Costs and Expenses
Section 7	Guarantees and Join and Several Liability of Borrowers
17	Guarantee and Indemnity -- Parent Guarantor
18	Joint and Several Liability of the Borrowers
19	Guarantee and Indemnity -- Hedge Guarantors
Section 8	Representations, Undertakings and Events of Default
20	Representations
21	Information Undertakings
22	Financial Covenants
23	General Undertakings
24	Insurance Undertakings
25	General Ship Undertakings
26	Security Cover
27	Accounts, and application of Earnings and Hedge Receipts
28	Events of Default
Section 9	Changes to Parties
29	Changes to the Lenders
30	Changes to the Transaction Obligors
Section 10	The Finance Parties
31	The Facility Agent and the Mandated Lead Arrangers

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32	The Security Agent
33	ECA Agent
34	Conduct of Business by the Finance Parties
35	Sharing among the Finance Parties
Section 11	Administration
36	Payment Mechanics
37	Set-Off
38	Bail-In
39	Notices
40	Calculations and Certificates
41	Partial Invalidity
42	Remedies and Waivers
43	Settlement or Discharge Conditional
44	Irrevocable Payment
45	Amendments and Waivers
46	Confidential Information
47	Confidentiality of Funding Rates
48	Counterparts
Section 12	Governing Law and Enforcement
49	Governing Law
50	Enforcement

Schedules

Schedule 1 The Parties
Part A The Obligors
Part B The Original Lenders
Part C The Servicing Parties
Schedule 2 Conditions of Preceden
Part A Conditions Precedent to each Utilisation Request
Part B Conditions Precedent to each Utilisation
Schedule 3 Requests
Part A Utilisation Request
Schedule 4 Form of Transfer Certificate
Schedule 5 Form of Assignment Agreement
Schedule 6 Form of Hedge Counterparty Accession Letter
Schedule 7 Form of Compliance Certificate
Schedule 8 Details of the Ships
Schedule 9 Timetables
Schedule 10 Repayment Schedule
Schedule 11 Ship Loan overview
Schedule 12 Form of Working Conditions Side Letter
Schedule 13 Working Conditions Side Letter CP Certificate
Schedule 14 Form of Swift Message

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THIS AGREEMENT is made on 10 March 2017
PARTIES

(1)
STI GALATA SHIPPING COMPANY LIMITED, a corporation incorporated in the Republic of the Marshall Islands with registered number 77908 whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands as a borrower ("Borrower A");

(2)
STI TAKSIM SHIPPING COMPANY LIMITED (to be named STI BOSPHORUS SHIPPING COMPANY LIMITED), a corporation incorporated in the Republic of the Marshall Islands with registered number 77910 whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands as a borrower ("Borrower B");

(3)
STI LEBLON SHIPPING COMPANY LIMITED, a corporation incorporated in the Republic of the Marshall Islands with registered number 77911 whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands as a borrower ("Borrower C");

(4)
STI LA BOCA SHIPPING COMPANY LIMITED, a corporation incorporated in the Republic of the Marshall Islands with registered number 77912 whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands as a borrower ("Borrower D");

(5)
STI SAN TELMO SHIPPING COMPANY LIMITED, a corporation incorporated in the Republic of the Marshall Islands with registered number 77913 whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands as a borrower ("Borrower E");

(6)
STI JURERE SHIPPING COMPANY LIMITED (to be named STI Donald C Trauscht Shipping Company Limited), a corporation incorporated in the Republic of the Marshall Islands with registered number 77914 whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands as a borrower ("Borrower F");

(7)
STI ESLES II SHIPPING COMPANY LIMITED, a corporation incorporated in the Republic of the Marshall Islands with registered number 78196 whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands as a borrower ("Borrower G");

(8)
STI JARDINS SHIPPING COMPANY LIMITED, a corporation incorporated in the Republic of the Marshall Islands with registered number 77917 whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands as a borrower ("Borrower H");

(9)
SCORPIO TANKERS INC., a corporation incorporated in the Republic of the Marshall Islands with registered number 36141 whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands as guarantor (the "Parent Guarantor");

(10)	THE COMPANIES listed in Part A of Schedule 1 (The Parties) as hedge guarantors (the "Hedge Guarantors");

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(11)	MACQUARIE BANK LIMITED (LONDON BRANCH), THE EXPORT-IMPORT BANK OF KOREA and DEKABANK DEUTSCHE GIROZENTRALE as mandated lead arrangers (the "Mandated Lead Arrangers");

(12)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as original commercial lenders (the “Original Commercial Lenders”);

(13)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as original lenders under the GIEK Guaranteed Facility (the “Original GIEK Guaranteed Lenders”);

(14)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as original lenders under the Kexim Guaranteed Facility (the “Original Kexim Guaranteed Lenders”);

(15)	THE EXPORT–IMPORT BANK OF KOREA of 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul, 07242, Republic of Korea as lender under the Kexim Direct Facility (“Kexim”);

(16)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as original hedge counterparties (the "Original Hedge Counterparties");

(17)	MACQUARIE BANK LIMITED (LONDON BRANCH) as global coordinator (the “Global Coordinator”);

(18)	MACQUARIE BANK LIMITED (LONDON BRANCH) as agent for the Kexim Guaranteed Lenders and the GIEK Guaranteed Lenders (the “ECA Agent”);

(19)	WILMINGTON TRUST (LONDON) LIMITED as agent of the other Finance Parties (the "Facility Agent"); and

(20)	WILMINGTON TRUST (LONDON) LIMITED as security agent for the Secured Parties (the "Security Agent").
BACKGROUND
The Lenders have agreed to make available to the Borrowers facilities of up to USD 172,000,000 for the purposes of financing and/or, in relation to any amounts previously paid by an Obligor, refinancing (by reimbursement to the relevant Obligor) the acquisition of the Ships.

OPERATIVE PROVISIONS

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SECTION 1

INTERPRETATION

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:
"Account Bank" means ABN AMRO Bank, N.V., acting through its office at Coolsingel 93, P.O. Box 749, 3000 AS Rotterdam, The Netherlands or any replacement bank or other financial institution as may be approved by the Facility Agent acting with the authorisation of the Majority Lenders.
"Accounting Period" means each consecutive quarterly period during the Security Period ending on 31 March, 30 June, 30 September and 31 December of each financial year of the Parent Guarantor.
"Accounts" means the Earnings Accounts, the Retention Accounts and the Debt Service Reserve Account.
"Account Security" means a document creating Security over any Account in agreed form.
"Additional Hedge Counterparty" means a bank or financial institution which becomes a Hedge Counterparty in accordance with Clause 29.11 (Additional Hedge Counterparties).
"Advance" means a borrowing of all or part of a Ship Loan under this Agreement.
"Affiliate" means, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person, and for the purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a person means the possession, direct or indirect, of the power to vote 20% or more of the Voting Stock of such person or to direct or cause direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.
"Applicable Margin” means:

(a)	the Commercial Facility Margin for each Commercial Facility;

(b)	the GIEK Guaranteed Facility Margin for the GIEK Guaranteed Facility;

(c)	the Kexim Direct Facility Margin for the Kexim Direct Facility; and

(d)	the Kexim Guaranteed Facility Margin for the Kexim Guaranteed Facility.
"Applicable Sanctions" means any Sanctions by which any Obligor is bound or to which it is subject (which shall include, without limitation, any extra-territorial sanctions imposed by law or regulation of the United States of America) or compliance with which is reasonable in the ordinary course of business of any Obligor.
"Approved Classification" means, in relation to a Ship, the highest classification obtainable for that category of ship with an Approved Classification Society.

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"Approved Classification Society" means, in relation to a Ship, DNV GL, Korean Register of Shipping, American Bureau of Shipping, Lloyd's Register, Nippon Kaiji Kyokai, Bureau Veritas or any other classification society approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders and the ECAs (such authorisation not to be unreasonably withheld).
"Approved Commercial Manager" means, in relation to a Ship:

(a)	Scorpio Commercial Management s.a.m. of 9, Boulevard Charles III, Monte Carlo, the Principality of Monaco;

(b)	any Affiliate or Subsidiary of Scorpio Commercial Management s.a.m. or the Parent Guarantor; or

(c)
any other company proposed by the Parent Guarantor which the Facility Agent (acting on the instructions of all the Lenders and the ECAs) may from time to time approve (such approval not to be unreasonably withheld or delayed) as the commercial manager of that Ship.

"Approved Flag" means, in relation to a Ship, the flag of the Marshall Islands, Bahamas, Singapore or such other flag approved in writing by the Facility Agent acting with the authorisation of all the Lenders and the ECAs.
"Approved Pooling Arrangement" means, in relation to a Ship, the “Scorpio MR Pool” and any pooling arrangement:

(a)	proposed by the Parent Guarantor or the Borrower that owns that Ship;

(b)	run by any Affiliate of the Approved Commercial Manager; and

(c)	approved in writing by the Facility Agent (acting on the instructions of all the Lenders) prior to that Ship's entry into such pooling arrangement.
"Approved Ship Manager" means, in relation to a Ship, the Approved Commercial Manager or the Approved Technical Manager of that Ship.
"Approved Ship Manager's Undertaking" means, in relation to a Ship, the letter executed and delivered by an Approved Ship Manager and any Approved Sub-Manager, which shall include, where relevant, an assignment of the interest of that manager in the Insurances and subordination of the rights of that manager to the rights of the Finance Parties, in agreed form.
"Approved Sub-Manager" means any entity which is an Approved Ship Manager or any other company proposed by the Parent Guarantor which the Facility Agent may (acting on the instructions of all the Lenders and the ECAs), approve from time to time as the technical and/or commercial sub-contracting manager of a Ship in accordance with Clause 25.16 (Change of Approved Ship Manager and appointment of Approved Sub-Manager).
"Approved Technical Manager" means, in relation to a Ship:

(a)	Scorpio Ship Management s.a.m. of 9, Rue Du Gabian, Monte Carlo, the Principality of Monaco;

(b)	any Affiliate or subsidiary of Scorpio Ship Management s.a.m. or the Parent Guarantor;

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(c)
V. Ships Ship Management, D’Amico International Shipping, Hellespont Shipping, Anglo-Eastern Ship Management, Astor Ship Management, Synergy Marine, Univan Ship Management Limited, C.P. Offen, Optimum Ship Services Ltd and Zenith Ship Management; or

(d)
any other company proposed by the Parent Guarantor which the Facility Agent (acting on the instructions of all the Lenders and the ECAs) may from time to time approve (such approval not to be unreasonably withheld or delayed) as the technical manager of that Ship.

"Approved Valuer" means Fearnleys, Clarksons Platou, Braemar Seascope, Simpson Spence & Young (SSY) and any other firm or firms of independent sale and purchase shipbrokers approved in writing by the Facility Agent, acting with the authorisation of all the Lenders and the ECAs.
"Assignment Agreement" means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.
"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.
"Availability Period" means, in relation to each Ship Loan, the period from and including the date of this Agreement to and including the earlier of:

(a)	the relevant Back-stop Date;

(b)	the Delivery Date of that Ship; or

(c)	such later date as the Facility Agent may, with the authorisation of all the Lenders and the ECAs, agree with the Borrowers.
"Available Commitment" means a Lender's Commitment minus:

(a)	the amount of its participation in the outstanding Loan; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Advance that is due to be made on or before the proposed Utilisation Date.
"Available Facility" means the aggregate for the time being of each Lender's Available Commitment.
"Back-stop Date" means, in relation to each Ship, the date falling 210 days after the Estimated Delivery Date, being:

(a)	in relation to the Ship A, 25 October 2017;

(b)	in relation to the Ship B, 16 November 2017;

(c)	in relation to the Ship C, 30 January 2018;

(d)	in relation to the Ship D, 16 February 2018;

(e)	in relation to the Ship E, 10 April 2018;

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(f)	in relation to the Ship F, 17 May 2018;

(g)	in relation to the Ship G, 24 July 2018; and

(h)	in relation to the Ship H, 20 August 2018.
"Bail-In Action" means the exercise of any Write-down and Conversion Powers.
"Bail-In Legislation" means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
"Borrower" means Borrower A, Borrower B, Borrower C, Borrower D, Borrower E, Borrower F, Borrower G or Borrower H.
"Break Costs" means the amount (if any) by which:

(a)
the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the last day of the current Interest Period in relation to the Loan, the relevant part of the Loan or that Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Builder" means Hyundai Mipo Dockyard, a company incorporated in South Korea whose principal office is at 100, Bangeojinsunhwan-Doro, Dong-Gu, Ulsan 44113, Korea.
"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Amsterdam, Frankfurt, London, New York, Oslo and Seoul.
“Cash” means any credit balance on any deposit, savings, current or other account, and any cash in hand held with banks or other financial institutions of the Group which is:

(a)	freely withdrawable on demand;

(b)	not subject to any Security (other than pursuant to any Security Document);

(c)	denominated and payable in a freely transferable and freely convertible currency; and

(d)	capable of being remitted to the Group.

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"Capitalized Lease Obligations" means as such term is described by IFRS.
“Cash Equivalents” means:

(a)
unencumbered securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

(b)
time deposits, certificates of deposit or deposits (in each case, unencumbered) in the interbank market of any commercial bank of recognized standing organized under the laws of the United States of America, any state thereof or any foreign jurisdiction having capital and surplus in excess of USD 500,000,000; and

(c)	such other securities or instruments as the Majority Lenders shall agree in writing, and in respect of both (a) and (b) above, with a rating category of at least “A-” by Standard & Poor's Rating Services and “A” by Moody's Investors Service Limited (or the equivalent used by another rating agency) (provided that, in the case of (b) above only, such rating category shall not be applicable for time deposits, certificates of deposit or deposits (in each case, unencumbered) in the interbank market of any commercial bank which is a Lender), and in each case having maturities of not more than 90 days from the date of acquisition.
"Charter" means, in relation to a Ship, any charter relating to that Ship, or other contract for its employment, whether or not already in existence.
"Code" means the US Internal Revenue Code of 1986.
“Commercial Facility” means the Commercial Facility A or the Commercial Facility B.
“Commercial Facility A” means the term loan facility of up to USD 15,000,000 made available under this Agreement as described in Clause 2.1 (Facility).
“Commercial Facility A Loan” means the principal amount of the loan to be made available under the Commercial Facility A or the aggregate principal amount for the time being outstanding under this Agreement.
“Commercial Facility B” means the term loan facility of up to USD 25,000,000 made available under this Agreement as described in Clause 2.1 (Facility).
“Commercial Facility B Loan” means the principal amount of the loan to be made available under the Commercial Facility B for the time being outstanding under this Agreement.
“Commercial Facility Loan” means the aggregate of the Commercial Facility A Loan and the Commercial Facility B Loan.
“Commercial Facility Margin” means, in relation to each Commercial Facility, 2.25 per cent. per annum.
“Commercial Facility Termination Date” means:

(a)	in relation to Commercial Facility A, the date falling six years after the Utilisation Date of the relevant Ship Loan; or

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(b)	in relation to Commercial Facility B, the date falling nine years after the Utilisation Date of the relevant Ship Loan.
“Commercial Lender Commitment” means:

(a)
in relation to an Original Commercial Lender, the aggregate of the amounts set opposite its name under the heading "Commitment" in Part B of Schedule 1 (The Parties) and the amount of any other Commercial Lender Commitment transferred to it under this Agreement; and

(b)	in relation to any other Commercial Lender, the amount of any Commercial Lender Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
“Commercial Lender” means:

(a)	any Original Commercial Lender; and

(b)	any bank, financial institution, a trust, fund or other entity which has become a Party as a Lender in relation to the Commercial Facility in accordance with Clause 29 (Changes to the Lenders), which in each case has not ceased to be a party in accordance with this Agreement.
“Commitment” means:

(a)	in relation to a Commercial Lender, its Commercial Lender Commitment;

(b)	in relation to a GIEK Guaranteed Lender, its GIEK Guaranteed Lender Commitment.

(c)	in relation to Kexim or any other Lender under the Kexim Direct Facility, its Kexim Commitment;

(d)	in relation to a Kexim Guaranteed Lender, its Kexim Guaranteed Lender Commitment.
"Compliance Certificate" means a certificate in the form set out in Schedule 7 (Form of Compliance Certificate) or in any other form agreed between the Parent Guarantor and the Facility Agent.
"Confidential Information" means all information relating to any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

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(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 46 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.
"Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrowers and the Facility Agent.
“Consolidated EBITDA” means, for any accounting period, the consolidated net income of the Parent Guarantor for that accounting period:

(a)	plus, to the extent deducted in computing the net income of the Parent Guarantor for that accounting period, the sum, without duplication, of:

(i)	all federal, state, local and foreign income taxes and tax distributions;

(ii)	Consolidated Net Interest Expense;

(iii)
depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses (including non-cash transaction expenses and the amortization of debt discounts) and any extraordinary losses not incurred in the ordinary course of business;

(iv)	expenses incurred in connection with a special or intermediate survey (including any underwater survey done in lieu thereof) of a vessel owned by the Group during such period; and

(v)	any drydocking expenses;

(b)
minus, to the extent added in computing the consolidated net income of the Parent Guarantor for that accounting period, (i) any non-cash income, non-cash gains and (ii) any extraordinary gains on asset sales not incurred in the ordinary course of business.

“Consolidated Funded Debt” means, for any accounting period, the sum of the following for the Parent Guarantor determined (without duplication) on a consolidated basis for such period and in accordance with IFRS consistently applied:

(a)	all Financial Indebtedness; and

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(b)
all obligations to pay a specific purchase price for goods or services whether or not delivered or accepted (including take-or-pay and similar obligations which in accordance with IFRS would be shown on the liability side of a balance sheet), provided that balance sheet accruals for future dry docking expenses shall not be classified as Consolidated Funded Debt.
“Consolidated Net Income” means as such term is described by IFRS.
“Consolidated Net Interest Expense” means the aggregate of all interest, commissions, discounts and other costs, charges or expenses accruing that are due from the Parent Guarantor and all of its Subsidiaries during the relevant accounting period less (i) interest income received, (ii) commitment fees and (iii) amortization of deferred charges and arrangement fees, determined on a consolidated basis in accordance with IFRS and as shown in the consolidated statements of income for the Parent Guarantor.
“Consolidated Tangible Net Worth” means, on a consolidated basis, the total shareholders’ equity (including retained earnings) of the Parent Guarantor, minus goodwill.
“Consolidated Total Capitalization” means Consolidated Tangible Net Worth plus Consolidated Funded Debt.
"Contract Price" means, in relation to each Ship, the price payable for that Ship under the relevant Shipbuilding Contact as set out in Schedule 8 (Details of the Ships).
"Corresponding Debt" means any amount, other than any Parallel Debt, which an Obligor owes to a Secured Party under or in connection with the Finance Documents.
"Debt Service Reserve Account" means:

(a)	an account in the name of the Parent Guarantor with the Account Bank designated "Debt Service Reserve Account";

(b)
any other account in the name of the Parent Guarantor with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account but to thereafter be designated as the "Debt Service Reserve Account"; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.
"Default" means an Event of Default or a Potential Event of Default.
"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent.
"Delivery Date" means, in relation to each Ship, the date on which that Ship is actually delivered by the Builder to, and duly accepted by, the relevant Borrower under the relevant Shipbuilding Contract.
"Disruption Event" means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated

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by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other, Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
"Document of Compliance" has the meaning given to it in the ISM Code.
"dollars" and “USD” mean the lawful currency, for the time being, of the United States of America.
"Earnings" means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower or the Security Agent and which arise out of or in connection with or relate to the use or operation of that Ship, including (but not limited to):

(a)	the following, save to the extent that any of them is, with the prior written consent of the Facility Agent, pooled (except for under an Approved Pooling Arrangement) or shared with any other person:

(i)
all freight, hire and passage moneys including, without limitation, all moneys payable under, arising out of or in connection with a Charter, any guarantee provided under a Charter or any Approved Pooling Arrangement;

(ii)	the proceeds of the exercise of any lien on sub-freights;

(iii)	compensation payable to a Borrower or the Security Agent in the event of requisition of that Ship for hire or use;

(iv)	remuneration for salvage and towage services;

(v)	demurrage and detention moneys;

(vi)	without prejudice to the generality of sub-paragraph (i) above, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;

(vii)	all moneys which are at any time payable under any Insurances in relation to loss of hire;

(viii)	all monies which are at any time payable to a Borrower in relation to general average contribution; and

(b)	if and whenever that Ship is employed on terms whereby any moneys falling within sub-paragraphs (i) to (viii) of paragraph (a) above are pooled or shared with any other

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person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship.
"Earnings Account" means, in relation to a Borrower:

(a)	an account in the name of that Borrower with the Account Bank designated "Earnings Account";

(b)
any other account in the name of that Borrower with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.
"ECA" means GIEK or the Kexim Guarantor.
"ECA Facility" means the GIEK Guaranteed Facility, the Kexim Direct Facility or the Kexim Guaranteed Facility.
“ECA Facility Loan” means the GIEK Guaranteed Facility Loan, the Kexim Direct Facility Loan or the Kexim Guaranteed Facility Loan.
"ECA Facility Termination Date" means, in relation to each ECA Facility, subject to the provisions of Clause 7.5 (ECA prepayment option), the date falling 12 years after the Utilisation Date of the relevant Ship Loan.
"ECA Guaranteed Lender" means a GIEK Guaranteed Lender or a Kexim Guaranteed Lender.
"ECA Support" means the GIEK Guarantee or the Kexim Guarantee.
"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.
"Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.
"Environmental Claim" means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.
"Environmental Incident" means:

(a)
any release, emission, spill or discharge of Environmentally Sensitive Material whether within a Ship or from a Ship into any other vessel or into or upon the air, sea, land or soils (including the seabed) or surface water; or

(b)	any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface

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water from a vessel other than any Ship and which involves a collision between any Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

"Environmental Law" means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.
"Environmentally Sensitive Material" means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.
"Equity Interests" of any person means:

(a)	any and all shares and other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such person; and

(b)
all rights to purchase, warrants or options or convertible debt (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such person.

"Estimated Delivery Date" means, in relation to each Ship, the date set out in Schedule 8 (Details of the Ships).
"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
"Event of Default" means any event or circumstance specified as such in Clause 28 (Events of Default).
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor act thereto, and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder.
"Existing Lender" has the meaning given to it in Clause 29 (Changes to the Lenders).
"Facility" means the Commercial Facility A, the Commercial Facility B, the GIEK Guaranteed Facility, the Kexim Direct Facility or the Kexim Guaranteed Facility, and “Facilities” shall mean all of them.
"Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business

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Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.
"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.
"Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Facility Agent or the Security Agent and any Obligor setting out any of the fees referred to in Clause 11 (Fees).
"Finance Document" means:

(a)	this Agreement;

(b)	any Fee Letter;

(c)	each Utilisation Request;

(d)	any Security Document (excluding any Approved Ship Manager’s Undertaking);

(e)	any Hedging Agreement;

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(f)	any subordination or intercreditor deed entered into pursuant to paragraph (n) of Clause 8.5 (Hedging);

(g)
any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities (excluding any Approved Ship Manager’s Undertaking); or

(h)	any other document designated as such by the Facility Agent and the Borrowers (excluding any Approved Ship Manager’s Undertaking).
"Finance Party" means the Facility Agent, the Security Agent, the ECA Agent, the Global Coordinator, a Mandated Lead Arranger, a Lender or a Hedge Counterparty.
"Financial Indebtedness" means, with respect to any person (the "Debtor") at any date of determination (without duplication):

(a)	all obligations of the Debtor for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the Debtor;

(b)	all obligations of the Debtor evidenced by bonds, debentures, notes or other similar instruments;

(c)
all obligations of the Debtor in respect of any acceptance credit, guarantee or letter of credit facility or equivalent made available to the Debtor (including reimbursement obligations with respect thereto) which in accordance with IFRS would be shown on the liability side of a balance sheet;

(d)
all obligations of the Debtor to pay the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereto or the completion of such services, except trade payables;

(e)	all Capitalized Lease Obligations of the Debtor as lessee;

(f)
all such Financial Indebtedness as described in sub paragraphs (a) to (e) of persons other than the Debtor secured by any Security on any asset of the Debtor, whether or not such Financial Indebtedness is assumed by the Debtor, provided that the amount of such Financial Indebtedness shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Financial Indebtedness; and

(g)
all such Financial Indebtedness as described in sub-paragraphs (a) to (e) of persons other than the Debtor under any guarantee, indemnity to similar obligation entered into by the Debtor to the extent such Financial Indebtedness is guaranteed, indemnified, etc. by the Debtor.

The amount of Financial Indebtedness of any Debtor at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations described in (f) and (g) above, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (i) the amount outstanding at any time of any Financial Indebtedness issued with an original issue discount is the face amount of such Financial Indebtedness less the remaining unamortized portion of such original issue discount of such Financial Indebtedness at such time, and (ii) Financial Indebtedness shall not include any liability for taxes.

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"Fleet Vessel" means each vessel owned by a wholly owned direct or indirect Subsidiary of the Parent Guarantor (including, but not limited to, the Ships).
"Funding Rate" means any individual rate notified by a Lender to the Facility Agent pursuant to sub-paragraph (ii) of paragraph (a) of Clause 10.3 (Cost of funds).
"General Assignment" means, in relation to a Ship, the general assignment creating Security over:

(a)	its Earnings;

(b)	its Insurances;

(c)	any Requisition Compensation;

(d)	the warranties under the Shipbuilding Contract in relation to that Ship; and

(e)	any Long Term Charter and any guarantee of that Long Term Charter in relation to that Ship, in agreed form.
“GIEK" means Garanti-Instituttet for Eksportkreditt of Støperigata 1, 0250 Oslo, Norway, Norwegian organisation number 974 760 908.
"GIEK Guarantee” means the guarantee issued or to be issued by GIEK in favour of the GIEK Guaranteed Lenders pursuant to which GIEK has guaranteed or will guarantee the payment to the GIEK Guaranteed Lenders of 100 per cent. of the GIEK Guaranteed Facility Loan outstanding from time to time and accrued interest on that in circumstances therein specified.
“GIEK Guarantee Premium” means, in relation to the GIEK Guarantee, the sums payable from time to time to GIEK in accordance with Clause 11.6 (GIEK Guarantee Premium) and as stipulated in the GIEK Guarantee, being 1.05 per cent. per annum of the GIEK Guaranteed Facility Loan.
“GIEK Guaranteed Facility” means the term loan facility of up to USD 32,000,000 made available under this Agreement as described in clause 2.1 (Facility).
“GIEK Guaranteed Facility Loan” the principal amount of the loan to be made available under the GIEK Guaranteed Facility or the aggregate principal amount for the time being outstanding under this Agreement.
“GIEK Guaranteed Facility Margin” means 1.10 per cent. per annum.
"GIEK Guaranteed Lender Commitment" means:

(a)
in relation to an Original GIEK Guaranteed Lender, the aggregate of the amounts set opposite its name under the heading "Commitment" in Part B of Schedule 1 (The Parties) and the amount of any other GIEK Guaranteed Lender Commitment transferred to it under this Agreement; and

(b)	in relation to any other GIEK Guaranteed Lender, the amount of any GIEK Guaranteed Lender Commitment transferred to it under this Agreement,

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to the extent not cancelled, reduced or transferred by it under this Agreement.
"GIEK Guaranteed Lenders" means:

(a)	any Original GIEK Guaranteed Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in relation to the GIEK Guaranteed Facility in accordance with Clause 29 (Changes to the Lenders), which in each case has not ceased to be a party in accordance with this Agreement.
"Green Passport" means, in relation to a Ship, a green passport statement of compliance issued by the relevant Approved Classification Society which includes a list of any and all materials known to be potentially hazardous utilised in the construction of that Ship.
"Group" means the Parent Guarantor and its Subsidiaries for the time being.
"Hedge Counterparty" means any Original Hedge Counterparty or any Additional Hedge Counterparty.
"Hedge Counterparty Accession Letter" means a document substantially in the form set out in Schedule 6 (Form of Hedge Counterparty Accession Letter).
"Hedging Agreement" means any master agreement, confirmation, transaction, schedule or other agreement in agreed form entered into or to be entered into by a Borrower with a Hedge Counterparty for the purpose of hedging interest payable under this Agreement.
"Hedging Agreement Security " means, in relation to a Borrower, a first priority assignment of that Borrower's rights and interests in any Hedging Agreement, in agreed form.
"Hedging Prepayment Proceeds" means any Hedge Receipts arising as a result of termination or closing out under a Hedging Agreement.
"Hedge Receipts" means all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower or the Security Agent by a Hedge Counterparty under a Hedging Agreement.
"Holding Company" means, in relation to a person, any other person in relation to which it is a Subsidiary.
"IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.
"Indemnified Person" has the meaning given to it in Clause 14.2 (Other indemnities).
"Insurances" means, in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in relation to that Ship, that Ship's Earnings or otherwise in relation to that Ship; and

(b)	all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium.

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"Interest Payment Date" has the meaning given to it in paragraph (a) of Clause 8.2 (Payment of interest).
"Interest Period" means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).
"Interpolated Screen Rate" means, in relation to the Loan or any part of the Loan, the rate (rounded) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan or that part of the Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan or that part of the Loan, each as of the Specified Time for dollars.
“Intra-Group Loans” means any current and future intra-group or shareholder loans from the Parent Guarantor to a Borrower.
“Intra-Group Loan Receivables” means any amounts owing or payable by a Borrower to the Parent Guarantor under the Intra-Group Loans.
"ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.
"ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.
"ISSC" means an International Ship Security Certificate issued under the ISPS Code.
"Kexim Commitment" means the aggregate of the amounts set opposite its name under the heading "Commitment" in Part B of Schedule 1 (The Parties), to the extent not cancelled, reduced or transferred by it under this Agreement.
“Kexim Direct Facility” means the term loan facility of up to USD 52,000,000 made available under this Agreement as described in clause 2.1 (Facility).
“Kexim Direct Facility Loan” means the principal amount of the loan to be made available under the Kexim Direct Facility or the aggregate principal amount for the time being outstanding under this Agreement.
“Kexim Direct Facility Margin” means 2.15 per cent. per annum.
“Kexim Facility” means the Kexim Direct Facility and the Kexim Guaranteed Facility, and “Kexim Facilities” shall mean both of them.
“Kexim Guarantee” means the guarantee issued or to be issued by the Kexim Guarantor in favour of the Kexim Guaranteed Lenders pursuant to which the Kexim Guarantor has guaranteed

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or will guarantee the payment to the Kexim Guaranteed Lenders of 100 per cent. of the Kexim Guaranteed Facility Loan outstanding from time to time and accrued interest on that.
“Kexim Guarantee Premium” means, in relation to the Kexim Guarantee, the sums payable from time to time to the Kexim Guarantor in accordance with Clause 11.5 (Kexim Guarantee Premium) and as stipulated in the Kexim Guarantee, being 3.37 per cent. of the Kexim Guaranteed Facility.
“Kexim Guaranteed Facility” means the term loan facility of up to USD 48,000,000 made available under this Agreement as described in clause 2.1 (Facility).
“Kexim Guaranteed Facility Loan” means the principal amount of the loan to be made available under the Kexim Guaranteed Facility or the aggregate principal amount for the time being outstanding under this Agreement.
“Kexim Guaranteed Facility Margin” means 1.60 per cent. per annum.
"Kexim Guaranteed Lender Commitment" means:

(a)
in relation to an Original Kexim Guaranteed Lender, the aggregate of the amounts set opposite its name under the heading "Commitment" in Part B of Schedule 1 (The Parties) and the amount of any other Kexim Guaranteed Lender Commitment transferred to it under this Agreement; and

(b)	in relation to any other Kexim Guaranteed Lender, the amount of any Kexim Guaranteed Lender Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
"Kexim Guaranteed Lenders" means:

(a)	any Original Kexim Guaranteed Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in relation to the Kexim Guaranteed Facility in accordance with Clause 29 (Changes to the Lenders), which in each case has not ceased to be a party in accordance with this Agreement.
"Kexim Guarantor” means The Export-Import Bank of Korea of 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul, 07242, Republic of Korea in its capacity as the issuer of the Kexim Guarantee.
"Legal Reservations" means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; and

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction.

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"Lender” means:

(a)	Kexim;

(b)	the Original GIEK Guaranteed Lenders;

(c)	the Original Kexim Guaranteed Lenders;

(d)	the Original Commercial Lenders; and

(e)	any New Lender,
which in each case has not ceased to be a Party in accordance with this Agreement.
"LIBOR" means, in relation to the Loan or any part of the Loan:

(a)	the applicable Screen Rate as of the Specified Time for dollars and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.
"Limitation Acts" means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.
"LMA" means the Loan Market Association.
"Loan" means the aggregate amount of the Commercial Facility Loan, the GIEK Guaranteed Facility Loan, the Kexim Direct Facility Loan and the Kexim Guaranteed Facility Loan and a “part of the Loan” means an Advance or any other part of the Loan as the context may require.
"Long Term Charter" means, in relation to a Ship, any Charter in respect of that Ship having a duration (including, without limitation, by virtue of any optional extensions) of more than 12 months entered into by a Borrower with a charterer (but excluding a Charter with an Affiliate of the Group or pursuant to an Approved Pooling Arrangement), in form and substance approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders and the ECAs.
"Major Casualty" means, in relation to a Ship, any casualty to that Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds USD 2,000,000 or the equivalent in any other currency.
"Majority Lenders" means:

(a)	if no Advance has yet been made, a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments; or

(b)
at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66⅔ per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66⅔ per cent. of the Loan immediately before such repayment.

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"Management Agreement" has the meaning given to it in Part B of Schedule 2 (Conditions Precedent).
"Market Value" means, in relation to a Ship or any other vessel, at any date, the market value of that Ship shown by the average of two valuations or, if the two valuations differ by a margin of more than 15 per cent., three valuations and it being understood that the third Approved Valuer shall be selected and appointed by the Facility Agent, each such valuation prepared at the cost of the Obligors and addressed to the Facility Agent:

(a)	as at a date not more than 30 days previously;

(b)	by an Approved Valuer;

(c)	with or without physical inspection of that Ship or vessel (as the Facility Agent may require); and

(d)	on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any Charter, after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.
"Material Adverse Effect" means in the reasonable opinion of the Majority Lenders and the ECAs a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of the Obligors taken as a whole; or

(b)	the ability of an Obligor to perform its payment and other material obligations under any Finance Documents; or

(c)
the validity or enforceability of, or the effectiveness or ranking of any security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party (as defined in the Finance Documents).

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.
"Mortgage" means, in relation to a Ship, a first preferred ship mortgage registered on the Approved Flag on that Ship in agreed form.

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“Net Debt” means Financial Indebtedness less Cash and Cash Equivalents.
"New Lender" has the meaning given to it in Clause 29 (Changes to the Lenders).
"Non-Lender Hedge Counterparty" has the meaning given to it in Clause 8.5 (Hedging).
"Obligor" means a Borrower, the Parent Guarantor or a Hedge Guarantor.
"Original Financial Statements" means the audited consolidated financial statements of the Group for its financial year ended 31 December 2015.
"Original Jurisdiction" means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement.
"Overseas Regulations" means the Overseas Companies Regulations 2009 (SI 2009/1801).
"Parallel Debt" means any present and future amount which an Obligor owes to the Security Agent under Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)) or under that clause as incorporated by reference or in full in any other Finance Document.
"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
"Party" means a party to this Agreement.
"Permitted Charter" means, in relation to a Ship, a Charter:

(a)	which is a Long Term Charter; or

(b)
in relation to a charterer that is not an affiliate of the Group, the duration of which does not exceed and is not capable of exceeding, by virtue of any optional extensions, 12 months, except where such Charter is a Long Term Charter;

(c)	in relation to a charterer that is an Affiliate of the Group, the duration of which is less than (and is not capable of being equal to or exceeding, by virtue of any optional extensions) 24 months;

(d)	entered into pursuant to an Approved Pooling Arrangement; or

(e)	any other Charter which is approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders and the ECAs, in each case, which is entered into on bona fide arm's length terms at the time at which that Ship is fixed and in relation to which not more than two months' hire is payable in advance.
"Permitted Financial Indebtedness" means:

(a)	any Financial Indebtedness incurred under the Finance Documents;

(b)	any hedging agreement entered into with a Non-Lender Hedge Counterparty in accordance with the provisions of Clause 8.5 (Hedging);

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(c)	any Intra-Group Loans that are subordinated and subject to Security in accordance with the provisions of Clause 23.15 (Financial Indebtedness).
"Permitted Security" means:

(a)	Security created by the Finance Documents;

(b)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c)	liens for unpaid master's and crew's wages in accordance with first class ship ownership and management practice;

(d)	liens for salvage;

(e)	liens for master's disbursements incurred in the ordinary course of trading; and

(f)
any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of any Ship and not as a result of any default or omission by any Borrower, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Borrower that owns the Ship in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 25.15 (Restrictions on chartering);

(g)
any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where the Borrower that owns such Ship or the Parent Guarantor, as the case may be, is actively prosecuting or defending such proceedings or arbitration in good faith; and

(h)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made.

"Potential Event of Default" means any event or circumstance specified in Clause 28 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.
"Prohibited User" means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed.
"Protected Party" has the meaning given to it in Clause 12.1 (Definitions).
"Quotation Day" means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).
"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

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"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
"Relevant Interbank Market" means the London interbank market.
"Relevant Jurisdiction" means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.
"Repayment Date" means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Loan).
"Repayment Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan).
"Repeating Representation" means each of the representations set out in Clause 20 (Representations) except Clause 20.10 (Insolvency), Clause 20.11 (No filing or stamp taxes), Clause 20.12 (Deduction of Tax), Clause 20.22 (Compliance with Environmental Laws and Social Laws), Clause 20.23 (No Environmental Claim or Social Claim), Clause 20.24 (No Environmental Incident or Social Incident) and in respect of repetition on the first day of each Interest Period, Clause 20.25 (ISM and ISPS Code compliance) and any representation of any Obligor made in any other Finance Document that is expressed to be a "Repeating Representation" or is otherwise expressed to be repeated.
"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
"Requisition" means in relation to a Ship:

(a)
any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(b)	any capture or seizure of that Ship (including any hijacking or theft) by any person whatsoever.
"Requisition Compensation" includes all compensation or other moneys payable to a Borrower by reason of any Requisition or any arrest or detention of a Ship in the exercise or purported exercise of any lien or claim.

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"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.
"Retention Account" means, in relation to a Borrower:

(a)	an account in the name of that Borrower with the Account Bank designated "Retention Account";

(b)
any other account in the name of that Borrower with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.
"Safety Management Certificate" has the meaning given to it in the ISM Code.
"Safety Management System" has the meaning given to it in the ISM Code.
"Sanctions" means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)
imposed by law or regulation of the United Kingdom, the Council of the European Union, the European Commission, any member state of the European Union, the United Nations or its Security Council, the United States of America (including the Office of Foreign Assets Control of the US Department of Treasury) or Australia regardless of whether the same is or is not binding on any Obligor; or

(b)
otherwise imposed by any law or regulation binding on an Obligor or to which an Obligor is subject (which shall include without limitation, any extra-territorial sanctions imposed by law or regulation of the United States of America).

"Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers.
"Secured Liabilities" means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor to any Secured Party under or in connection with each Finance Document.
"Secured Party" means each Finance Party from time to time party to this Agreement, the ECAs, a Receiver or any Delegate.
"Security" means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.
"Security Assets" means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

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"Security Document" means:

(a)	any Account Security;

(b)	any Shares Security and Assignment of Intra-Group Loan Receivables;

(c)	any Hedging Agreement Security;

(d)	any Mortgage;

(e)	any General Assignment;

(f)	any Approved Ship Manager’s Undertaking;

(g)	any other document (whether or not it creates Security) which is executed as security for the Secured Liabilities; or

(h)	any other document designated as such by the Facility Agent and the Borrowers.
"Security Period" means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.
"Security Property" means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)
all obligations expressed to be undertaken by an Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor or any other person in favour of the Security Agent as trustee for the Secured Parties;

(c)	the Security Agent's interest in any turnover trust created under the Finance Documents;

(d)
any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties, except:

(i)	rights intended for the sole benefit of the Security Agent; and

(ii)	any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.
"Servicing Party" means the Facility Agent or the Security Agent.
"Shares Security and Assignment of Intra-Group Loan Receivables" means, in relation to a Borrower, a document creating Security over the share capital in that Borrower and any Intra-

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Group Loan Receivables and subordinating the rights of the Parent Guarantor under any Intra-Group Loan, in agreed form.
"Ship" means Ship A, Ship B, Ship C, Ship D, Ship E, Ship F, Ship G or Ship H.
"Ship A" means Builder's hull number 2601, which is to be constructed by the Builder for, and purchased by, Borrower A under the relevant Shipbuilding Contract and which, on delivery, is to be registered in the name of Borrower A under an Approved Flag further details of which are set out opposite its name in Schedule 8 (Details of the Ships).
"Ship B" means Builder's hull number 2602, which is to be constructed by the Builder for, and purchased by, Borrower B under the relevant Shipbuilding Contract and which, on delivery, is to be registered in the name of Borrower B under an Approved Flag further details of which are set out opposite its name in Schedule 8 (Details of the Ships).
"Ship C" means Builder's hull number 2603, which is to be constructed by the Builder for, and purchased by, Borrower C under the relevant Shipbuilding Contract and which, on delivery, is to be registered in the name of Borrower C under an Approved Flag further details of which are set out opposite its name in Schedule 8 (Details of the Ships).
"Ship D" means Builder's hull number 2604, which is to be constructed by the Builder for, and purchased by, Borrower D under the relevant Shipbuilding Contract and which, on delivery, is to be registered in the name of Borrower D under an Approved Flag further details of which are set out opposite its name in Schedule 8 (Details of the Ships)..
"Ship E" means Builder's hull number 2605, which is to be constructed by the Builder for, and purchased by, Borrower E under the relevant Shipbuilding Contract and which, on delivery, is to be registered in the name of Borrower E under an Approved Flag further details of which are set out opposite its name in Schedule 8 (Details of the Ships).
"Ship F" means Builder's hull number 2606, which is to be constructed by the Builder for, and purchased by, Borrower F under the relevant Shipbuilding Contract and which, on delivery, is to be registered in the name of Borrower F under an Approved Flag further details of which are set out opposite its name in Schedule 8 (Details of the Ships).
"Ship G" means Builder's hull number 2607, which is to be constructed by the Builder for, and purchased by, Borrower G under the relevant Shipbuilding Contract and which, on delivery, is to be registered in the name of Borrower G under an Approved Flag further details of which are set out opposite its name in Schedule 8 (Details of the Ships).
"Ship H" means Builder's hull number 2608, which is to be constructed by the Builder for, and purchased by, Borrower H under the relevant Shipbuilding Contract and which, on delivery, is to be registered in the name of Borrower H under an Approved Flag further details of which are set out opposite its name in Schedule 8 (Details of the Ships).
"Ship Loan" means, in relation to a Ship, the aggregate principal amount of the Commercial Facility A Loan, the Commercial Facility B Loan, the GIEK Guaranteed Facility Loan, the Kexim Direct Facility Loan and the Kexim Guaranteed Facility Loan made available to a Borrower in respect of that Ship as described in Schedule 11 (Ship Loan overview) or (as the case may be) utilised by a Borrower in respect of that Ship, in each case in accordance with Clause 5 (Utilisation).
"Shipbuilding Contract" means:

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(a)
in relation to Ship A, the shipbuilding contract dated 11 August 2015 as amended from time to time and made between (i) the Builder and (ii) Borrower A for the construction by the Builder of Ship A and its purchase by Borrower A;

(b)
in relation to Ship B, the shipbuilding contract dated 11 August 2015 as amended from time to time and made between (i) the Builder and (ii) Borrower B for the construction by the Builder of Ship B and its purchase by Borrower B;

(c)
in relation to Ship C, the shipbuilding contract dated 11 August 2015 as amended from time to time and made between (i) the Builder and (ii) Borrower C for the construction by the Builder of Ship C and its purchase by Borrower C;

(d)
in relation to Ship D, the shipbuilding contract dated 11 August 2015 as amended from time to time and made between (i) the Builder and (ii) Borrower D for the construction by the Builder of Ship D and its purchase by Borrower D;

(e)
in relation to Ship E, the shipbuilding contract dated 12 August 2015 as amended from time to time and made between (i) the Builder and (ii) Borrower E for the construction by the Builder of Ship E and its purchase by Borrower E;

(f)
in relation to Ship F, the shipbuilding contract dated 12 August 2015 as amended from time to time and made between (i) the Builder and (ii) Borrower F for the construction by the Builder of Ship F and its purchase by Borrower F;

(g)
in relation to Ship G, the shipbuilding contract dated 13 August 2015 as amended from time to time and made between (i) the Builder and (ii) Borrower G for the construction by the Builder of Ship G and its purchase by Borrower G; and

(h)
in relation to Ship H, the shipbuilding contract dated 13 August 2015 as amended from time to time and made between (i) the Builder and (ii) Borrower H for the construction by the Builder of Ship H and its purchase by Borrower H.

“Social Claim" means any claim by any governmental, judicial or regulatory authority or any other person which arises out of any Social Incident or which arises out of any Social Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset (provided always that employment claims in the ordinary course of business shall be excluded from this definition).
“Social Incident” means, in relation to any Obligor or Approved Ship Manager, any incident related to fatalities to staff or contractors and fines or sanctions from labour authorities.
"Social Law" means the ILO Maritime Labour Convention 2006 and any other applicable law or regulation which is binding on any Obligor or Approved Ship Manager and which relates to labour or human right issues.
"Specified Time" means a day or time determined in accordance with Schedule 9 (Timetables).
"Subsidiary" means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

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"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
"Tax Credit" has the meaning given to it in Clause 12.1 (Definitions).
"Tax Deduction" has the meaning given to it in Clause 12.1 (Definitions).
"Tax Payment" has the meaning given to it in Clause 12.1 (Definitions).
“Termination Date” means the relevant Commercial Facility Termination Date or the relevant ECA Facility Termination Date.
"Third Parties Act" has the meaning given to it in Clause 1.5 (Third party rights).
“Total Commercial Facility Loan Commitment” means the aggregate of the amounts made available under the Commercial Facility A and the Commercial Facility B, being up to USD 40,000,000 as that amount may be reduced, cancelled or terminated in accordance with this Agreement.
“Total Commitments” means the aggregate of the Commitments, being up to USD 172,000,000 at the date of this Agreement.
“Total GIEK Guaranteed Facility Loan Commitment” means the aggregate of the amounts made available under the GIEK Guaranteed Facility, being up to USD 32,000,000 as that amount may be reduced, cancelled or terminated in accordance with this Agreement.
“Total Kexim Direct Facility Loan Commitment” means the aggregate of the amounts made available under the Kexim Direct Facility, being up to USD 52,000,000 as that amount may be reduced, cancelled or terminated in accordance with this Agreement.
“Total Kexim Guaranteed Facility Loan Commitment” means the aggregate of the amounts made available under the Kexim Guaranteed Facility, being up to USD 48,000,000 as that amount may be reduced, cancelled or terminated in accordance with this Agreement.
"Total Loss" means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship; or

(b)	any Requisition of that Ship unless that Ship is returned to the full control of the relevant Borrower within three Months of such Requisition.
"Total Loss Date" means, in relation to the Total Loss of a Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of:

(i)	the date on which a notice of abandonment is given to the insurers; and

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(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Borrower with that Ship's insurers in which the insurers agree to treat that Ship as a total loss; and

(c)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred.
"Transaction Document" means:

(a)	a Finance Document;

(b)	a Shipbuilding Contract;

(c)	any Long Term Charter; or

(d)	any other document designated as such by the Facility Agent and a Borrower.
"Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.
"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrowers.
"Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.
"UK Establishment" means a UK establishment as defined in the Overseas Regulations.
"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.
"US" means the United States of America.
"US Tax Obligor" means:

(a)	a person which is resident for tax purposes in the US; or

(b)	a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.
"Utilisation" means a utilisation of the Facility.
"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Advance is to be made.
"Utilisation Request" means a notice substantially in the form set out in Part A of Schedule 3 (Requests).
"VAT" means:

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(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

"Voting Stock” of any person as of any date means the Equity Interests of such person that are at the time entitled to vote in the election of the board of directors or similar governing body of such person.
“Working Conditions Side Letter” means the letter to be entered into by the Parent Guarantor in favour of GIEK pursuant to which the Parent Guarantor agrees to commit to a process of engagement with the Builder regarding the health, safety and labour conditions of the employees of the Builder involved in the construction of each Ship in the form set out in Schedule 12 (Form of Working Conditions Side Letter).
"Write-down and Conversion Powers" means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)
the "Account Bank", any "Mandated Lead Arranger", the "Facility Agent", any "Finance Party", any "Hedge Counterparty", any "Lender", any "Obligor", any "Party", any "Secured Party", the "Security Agent" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	"assets" includes present and future properties, revenues and rights of every description;

(iii)	a liability which is "contingent" means a liability which is not certain to arise and/or the amount of which remains unascertained;

(iv)	"document" includes a deed and also a letter, fax or telex;

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(v)	"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;

(vi)
a "Finance Document", a "Security Document" or "Transaction Document" or any other agreement or instrument is a reference to that Finance Document, Security Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(vii)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)
"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(ix)	"proceedings" means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

(x)
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xi)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)	a provision of law is a reference to that provision as amended or re-enacted;

(xiii)	a time of day is a reference to London time;

(xiv)
any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xv)	words denoting the singular number shall include the plural and vice versa; and

(xvi)	"including" and "in particular" (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

(b)
The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(d)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Potential Event of Default is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

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1.3	Construction of insurance terms
In this Agreement:
"approved" means, for the purposes of Clause 24 (Insurance Undertakings), approved in writing by the Facility Agent acting on the instructions of the Majority Lenders and the ECAs.
"excess risks" means, in respect of a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims.
"obligatory insurances" means all insurances effected, or which any Borrower is obliged to effect, under Clause 24 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document.
"policy" includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.
"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.
"war risks" includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls) (1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).

1.4	Agreed forms of Finance Documents
References in Clause 1.1 (Definitions) to any Finance Document being in "agreed form" are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by each Borrower and the Facility Agent); or

(b)	in any other form agreed in writing between each Borrower and the Facility Agent acting with the authorisation of all the Lenders and the ECAs.

1.5	Third party rights

(a)
Unless expressly provided to the contrary in a Finance Document including but not limited to Clause 11.5 (Kexim Guarantee Premium), Clause 11.6 (GIEK Guarantee Premium), Clause 14.2 (Other indemnities)and Clause 29.10 (Transfer to an ECA), a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

(b)
Subject to Clause 45.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

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(c)
Any Affiliate, Receiver, Delegate or any other person described in paragraph (d) of Clause 14.2 (Other indemnities), paragraph (b) of Clause 31.11 (Exclusion of liability) or paragraph (b) of Clause 32.11 (Exclusion of liability) may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

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SECTION 2

THE FACILITY

2	THE FACILITY

2.1	The Facility
Subject to the terms of this Agreement, the Lenders make available to the Borrowers USD senior secured credit facilities in an aggregate principal amount equal to the Total Commitments as follows:

(a)	a term loan facility which certain Commercial Lenders have agreed to make available in an aggregate principal amount of up to USD 15,000,000 (referred to as the Commercial Facility A);

(b)	a term loan facility which certain Commercial Lenders have agreed to make available in an aggregate principal amount of up to USD 25,000,000 (referred to as the Commercial Facility B);

(c)
a term loan export credit facility which the GIEK Guaranteed Lenders have agreed to make available in an aggregate principal amount not exceeding the Total GIEK Guaranteed Facility Loan Commitment, being up to USD 32,000,000 (referred to as the GIEK Guaranteed Facility);

(d)
a term loan export credit facility which Kexim has agreed to make available in an aggregate principal amount not exceeding the Total Kexim Direct Facility Loan Commitment, being up to USD 52,000,000 (referred to as the Kexim Direct Facility); and

(e)
a term loan export credit facility which the Kexim Guaranteed Lenders have agreed to make available in an aggregate principal amount not exceeding the Total Kexim Guaranteed Facility Loan Commitment, being up to USD 48,000,000 (referred to as the Kexim Guaranteed Facility).

2.2	Finance Parties' rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may not, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

(d)
Notwithstanding any other provision of the Finance Documents, a Finance Party may separately sue for any Unpaid Sum due to it without the consent of any other Finance Party or joining any other Finance Party to the relevant proceedings, but, for the avoidance of doubt, no Finance Party shall be permitted to make a double recovery.

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2.3	Borrowers' Agent

(a)	Each Borrower by its execution of this Agreement irrevocably appoints the Parent Guarantor to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)
the Parent Guarantor on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Borrower notwithstanding that they may affect the Borrower, without further reference to or the consent of that Borrower; and

(ii)	each Finance Party to give any notice, demand or other communication to that Borrower pursuant to the Finance Documents to the Parent Guarantor, and in each case that Borrower shall be bound as though that Borrower itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)
Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Parent Guarantor or given to the Parent Guarantor under any Finance Document on behalf of a Borrower or in connection with any Finance Document (whether or not known to any Borrower) shall be binding for all purposes on that Borrower as if that Borrower had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Parent Guarantor and any Borrower, those of the Parent Guarantor shall prevail.

3	PURPOSE

3.1	Purpose
Each Borrower shall apply all amounts borrowed by it under a Facility only for the purpose stated in the preamble (Background) to this Agreement.

3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent
The Borrowers may not deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.

4.2	Further conditions precedent
The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if:

(a)	on the date of each Utilisation Request and on the proposed Utilisation Date and before the relevant Advance is made available:

(i)	no Default is continuing or would result from the proposed Advance;

(ii)	the Repeating Representations to be made by each Obligor are true; and

(b)
the Facility Agent has received on or before the relevant Utilisation Date, or is satisfied it will receive when the relevant Advance is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent) in respect of the Ship to which the relevant Advance relates in form and substance satisfactory to the Facility Agent.

4.3	Notification of satisfaction of conditions precedent

(a)
The Facility Agent shall notify the Borrowers and the Lenders promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent).

(b)
Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.4	Waiver of conditions precedent
If all the Lenders and the ECAs, at their discretion, permit an Advance to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied, the Borrowers shall ensure that that condition is satisfied within five Business Days after the relevant Utilisation Date or such later date as the Facility Agent, acting with the authorisation of all the Lenders and the ECAs, may agree in writing with the Borrowers.

SECTION 3

UTILISATION

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5	UTILISATION

5.1	Delivery of a Utilisation Request

(a)	The Borrowers may utilise a Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

(b)	The Borrowers may not deliver more than one Utilisation Request in respect of each Ship, and the Utilisation in respect of that Ship must be pro rata across the five Facilities.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable (except where the prior written consent of all the Lenders and the ECAs has been obtained) and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date in relation to a Ship Loan is the Delivery Date of that Ship and is a Business Day within the relevant Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(iii)
it specifies the account of the Builder in accordance with the Shipbuilding Contract and/or the account of an Obligor for reimbursement to that Obligor of amounts already paid by it to the Builder; and

(iv)	all applicable deductible items have been completed.

(b)	Only one Advance may be requested under each Facility in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be dollars.

(b)	The aggregate amount of each proposed Advance in relation to a Ship must be an amount which:

(i)	is the lesser of:

(A)	60 per cent. of the Contract Price for the relevant Ship; or

(B)	60 per cent. of the Market Value of the relevant Ship; and

(ii)
would not oblige the Borrowers to provide additional security or prepay part of the Advance if the ratio set out in Clause 26 (Security Cover) was applied and notice was given by the Facility Agent under Clause 26.2 (Minimum required security cover)immediately after the relevant Advance was made.

(c)	The amount of the proposed Advance must be an amount which is not more than the Available Facility.

5.4	Lenders' participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Advance available by the Utilisation Date through its Facility Office.

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(b)	The amount of each Lender's participation in each Advance will be equal to the proportion borne by its Available Commitment to the Available Facility immediately before making that Advance.

(c)	The Facility Agent shall notify each Lender, the ECAs and the ECA Agent of the amount of each Advance and the amount of its participation (if any) in that Advance by the Specified Time.

5.5	Cancellation of Commitments
The Commitments in respect of any Facility to be made available for a Ship Loan which are unutilised at the end of the Availability Period for such Ship Loan shall then be cancelled.

5.6	Retentions and payment to third parties
The Borrowers irrevocably authorise the Facility Agent:

(a)
If so specified in a Utilisation Request, to deduct from the proceeds of any Advance any fees then payable to the Finance Parties in accordance with Clause 11 (Fees), any solicitors fees and disbursements together with any applicable VAT and any other items listed as deductible items in the relevant Utilisation Request and to apply them in payment of the items to which they relate; and

(b)
on each Utilisation Date, to pay to, or for the account of, the Borrower which is to utilise the relevant Advance the balance (after any deduction made in accordance with paragraph (a) above) of the amounts which the Facility Agent receives from the Lenders in respect of the relevant Advance. That payment shall be made in like funds as the Facility Agent received from the Lenders in respect of the relevant Advance to the account of the Builder and/or, in relation to reimbursement to an Obligor of amounts already paid, that Obligor which the Borrowers specify in the relevant Utilisation Request.

5.7	Disbursement of Advance to third party
Payment by the Facility Agent under Clause 5.6 (Retentions and payment to third parties) to a person other than a Borrower shall constitute the making of the relevant Advance and the Borrowers shall at that time become indebted, as principal and direct obligors, to each Lender in an amount equal to that Lender's participation in that Advance.

5.8	Prepositioning of funds
If, in respect of any Utilisation, the Lenders, at the request of the Borrowers and on terms acceptable to all the Lenders and in their absolute discretion (including but not limited to the Facility Agent having received or being satisfied it will receive all of the documents and evidence listed in Part B of Schedule 2 (Conditions Precedent) (other than any document or evidence which has been waived in accordance with the terms of this Agreement)), preposition funds with any bank for the purposes of financing the amount of the instalment of the Contract Price payable on the Delivery Date of the relevant Ship under the relevant Shipbuilding Contract (such date, the “Preposition Date”):

(a)
each Lender agrees to fund its participation in such Advance on the Preposition Date, which date shall be specified in the relevant Utilisation Request and which shall be no more than three Business Days prior to the Delivery Date of the Ship to which that Advance relates;

(b)
on the relevant Preposition Date, the Facility Agent shall (and the Obligors and all Finance Parties agree that the Facility Agent shall) preposition such amount as requested by the Borrowers in the Utilisation Request at the Builder’s bank as directed by the Borrowers in the Utilisation

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Request, which funds shall be held by the Builder’s bank in the name and under the sole control of the Facility Agent and issue to the Builder's bank by authenticated SWIFT a conditional payment order (in a form acceptable to the Facility Agent and appended at Schedule 14 (Form of Swift Message)) in respect of such prepositioned funds, which payment order shall:

(i)
authorise the release of funds by the Builder’s Bank on the relevant Delivery Date (which date will be the Utilisation Date) upon receipt of a protocol of delivery and acceptance in respect of such Ship duly executed by the Builder and the relevant Borrower and countersigned by a representative of the Facility Agent;

(ii)	provide that:

(A)
such prepositioned funds shall be returned to the Facility Agent if that Ship is not delivered to the relevant Borrower by the Builder under the relevant Shipbuilding Contract within a period of 18 days (or such longer period as the Facility Agent (acting on the instructions of all the Lenders) may subsequently agree in writing) from the Preposition Date;

(B)
upon receipt by the Facility Agent of such prepositioned funds in accordance with paragraph (A) above, the Facility Agent shall place such funds into the Retention Account of the relevant Borrower where such funds shall be held on behalf of the Borrowers until:

(1)
a new delivery date of the relevant Ship which falls within the Availability Period for the relevant Ship Loan is confirmed following which the Facility Agent shall release such funds from that Retention Account and preposition such funds in accordance with Clause 5.7 (Disbursement of Advance to third party) and this Clause 5.8 (Prepositioning of funds); or

(2)
the Borrowers instruct the Facility Agent to apply such funds in prepayment of the relevant Ship Loan in accordance with Clause 7.4 (Voluntary prepayment of Loan) which instruction shall be made if the relevant Ship is not delivered by the end of the Availability Period, in which case the Utilisation Date in respect of such funds shall be deemed to have occurred on the last date of the Availability Period and such funds shall be immediately applied in prepayment of the relevant Ship Loan; and

(c)
each Borrower and the Parent Guarantor agree to pay interest on the amount of the funds so prepositioned from the Preposition Date at the rate described in Clause 8.1 (Calculation of interest) on the basis of successive interest periods of one day and so that such interest shall be paid together with the first payment of interest on such Advance after the Utilisation Date in respect of it or, if such Utilisation Date does not occur, within three Business Days of demand by the Facility Agent.

(d)

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SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6	REPAYMENT

6.1	Repayment of Loan

(a)	The Borrowers shall repay the Loan as follows:

(i)
the amounts utilised under Commercial Facility A in respect of each Ship Loan shall be repaid by 24 consecutive quarterly instalments according to a 15 year amortisation profile, the first 23 of which shall be equal instalments and the last instalment to be a balloon repayment repaid on the relevant Commercial Facility Termination Date,

(ii)
the amounts utilised under Commercial Facility B in respect of each Ship Loan shall be repaid by 36 consecutive quarterly instalments according to a 15 year amortisation profile, the first 35 of which shall be equal instalments and the last instalment to be a balloon repayment repaid on the relevant Commercial Facility Termination Date; and

(iii)
the amounts utilised under each ECA Facility in respect of each Ship Loan shall be repaid by 48 consecutive quarterly equal instalments according to a 12 year straight-line amortisation profile, the last of which to be repaid on the relevant ECA Facility Termination Date, and each such instalment shall be a "Repayment Instalment" and in each case to be made in accordance with Schedule 10 (Repayment Schedule) as attached hereto which shall be updated, if necessary, in accordance with paragraph (c) below).

(b)	The first Repayment Instalment under each Ship Loan shall be repaid on the date falling three Months after the Utilisation Date of that Ship Loan.

(c)	Schedule 10 (Repayment Schedule) shall be updated following each Utilisation Date if so required to reflect the actual Repayment Instalments to be made in respect of the actual Advance.

6.2	Termination Date
On each Termination Date, the Borrowers shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

6.3	Reborrowing
No Borrower may reborrow any part of the Facility which is repaid.

7	PREPAYMENT AND CANCELLATION

7.1	Illegality
If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in an Advance or the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)	upon the Facility Agent notifying the Borrowers, the Available Commitment of that Lender will be immediately cancelled; and

(c)
the Borrowers shall prepay that Lender's participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be cancelled in the amount of the participation prepaid.

7.2	Change of control

(a)	If a Change of Control occurs without the prior written consent of the Majority Lenders and the ECAs:

(i)	the Parent Guarantor shall immediately notify the Facility Agent upon becoming aware of that Change of Control; and

(ii)
the Facility Agent shall, by notice to the Borrowers, cancel the Facility and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and the Loan and all such outstanding interest and other amounts will become immediately due and payable.

(b)	In this Clause 7.2 (Change of control):
"Change of Control" means the occurrence of any act, event or circumstances which results in:

(a)
a "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) other than any holders of the Parent Guarantor’s Equity Interests as at the date of this Agreement, becoming the ultimate beneficial owner of the Parent Guarantor including, without limitation, any change from the date of this Agreement in the ultimate "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of more than 35 per cent. of the total voting power of the Voting Stock of the Parent Guarantor (calculated on a fully diluted basis); or

(b)
individuals who constitute the board of directors of the Parent Guarantor at the beginning of any period of two consecutive calendar years and yet ceasing for any reason to constitute at least 50 per cent. of the total members of the Parent Guarantor's board of directors at any time during such two year period.

7.3	Automatic cancellation
The unutilised Commitment (if any) of each Lender in respect of a Ship Loan shall be automatically cancelled at close of business on the date on which the Advance for that Ship Loan is made available.

7.4	Voluntary prepayment of Loan
The Borrowers may, if they give the Facility Agent and the ECA Agent not less than 30 days’ prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of USD 1,000,000 or a multiple of that amount).

7.5	ECA prepayment option

(a)
In the event that a Commercial Facility has not been extended hereunder by the relevant Commercial Lenders or otherwise refinanced on terms acceptable to the ECAs by the date falling two Months prior to the relevant Commercial Facility Termination Date, each of Kexim (in relation to the Kexim Direct Facility) and each ECA (acting through the ECA Agent) shall have the option, but not the obligation, to terminate the relevant ECA Support and the relevant ECA Facility Loan at the relevant Commercial Facility Termination Date. Unless the Borrowers have been notified in writing by Kexim (in relation to the Kexim Direct Facility) and the ECA Agent (in relation to the GIEK Guaranteed Facility and the Kexim Guaranteed Facility) no later than 45 days before the relevant Commercial Facility Termination Date that Kexim and the ECAs are satisfied with such terms and do not require prepayment, then such prepayment options shall be deemed to have been exercised, and the Borrowers shall prepay in full each of the Advances made by Kexim under the Kexim Direct Facility Loan, the GIEK Guaranteed Lenders under the GIEK Guaranteed Facility Loan and/or the Kexim Guaranteed Lenders under the Kexim Guaranteed Facility Loan, as the case may be on the relevant Commercial Facility Termination Date without premium, penalty or additional costs of any kind.

(b)
This right of prepayment for the benefit of Kexim (in relation to the Kexim Direct Facility) and of each ECA (acting through the ECA Agent) set out in paragraph (a) above shall thereafter also arise for Kexim and each ECA at all other relevant times where a Commercial Facility having been extended or refinanced for a further period pursuant to paragraph (a) above has not been further extended or otherwise refinanced by the date falling two Months prior to the maturity date of so extended or refinanced Commercial Facility, so long as any ECA Facility Loan remains at such time outstanding under this Agreement.

(c)
If the option to terminate any ECA Facility Loan on the Termination Date in respect of Commercial Facility A (or the maturity date of so extended or refinanced Commercial Facility A, as the case may be) is exercised in accordance with paragraphs (a) or (b) above then the Borrowers shall also prepay in full the Commercial Facility B Loan on the Termination Date in respect of Commercial Facility A (or the maturity date of so extended or refinanced Commercial Facility A).

7.6	Mandatory cancellation on default under a Shipbuilding Contract
If:

(a)
any party to any Shipbuilding Contract rescinds, cancels, repudiates, terminates, novates or assigns a Shipbuilding Contract or any Shipbuilding Contract otherwise ceases to remain in full force and effect for any reason; or

(b)	a Ship has not been delivered to, and accepted by, the relevant Borrower prior to the end of the Availability Period in respect of the Ship Loan for that Ship, then:

(i)	the Borrowers shall promptly notify the Facility Agent upon becoming aware of that event; and

(ii)	if the Majority Lenders so require, the Facility Agent shall cancel all amounts to be made available in respect of that Ship.

7.7	Mandatory prepayment on sale or Total Loss

(a)	If a Ship is sold or becomes a Total Loss, the Borrowers shall on the Relevant Date prepay the Ship Loan applicable to that Ship.

(b)
On the Relevant Date, the Borrowers shall also prepay such part of the Loan as shall eliminate any shortfall arising if the ratio set out in Clause 26 (Security Cover) were applied immediately following the payment referred to in paragraph (a) above.

(c)
Provided that no Default has occurred and is continuing, any remaining proceeds of the sale or Total Loss of a Ship after the prepayment referred to in paragraphs (a) and (b) has been made together with all other amounts that are payable on any such prepayment pursuant to the Finance Documents shall be paid to the Borrower that owned the relevant Ship.

(d)	In this Clause 7.7 (Mandatory prepayment on sale or Total Loss):
"Relevant Date" means:

(i)	in the case of a sale of a Ship, on the date on which the sale is completed by delivery of that Ship to the buyer of that Ship; and

(ii)	in the case of a Total Loss of a Ship, on the earlier of:

(A)	the date falling 180 days after the Total Loss Date; and

(B)	the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss.

7.8	Mandatory prepayment of Hedging Prepayment Proceeds
Any Hedging Prepayment Proceeds arising as a result of any cancellation or prepayment under this Agreement shall, following payment into the Retention Account of the relevant Borrower in accordance with Clause 27.4 (Monthly retentions), be applied on the last day of the next Interest Period which ends after such payment in prepayment of the Loan.

7.9	Mandatory prepayment – refund under Shipbuilding Contract

(a)
If any member of the Group receives, from the Builder or any Affiliate of the Builder, any rebate, premium, inducement, commission, discount or any other benefit or payment which reduces the Contract Price of a Ship payable under the relevant Shipbuilding Contract (always excluding for the avoidance of doubt any liquidated damages payable to the relevant Borrower under the Shipbuilding Contract):

(i)	the relevant Borrower shall procure that the relevant Group member shall promptly notify the Facility Agent upon becoming aware of such an event; and

(ii)	60 per cent. of any amount received shall be paid to the Facility Agent in prepayment of the Loan on the next repayment date falling under Clause 6 (Repayment).

7.10	Loss of ECA Support
If any ECA Support is cancelled, suspended, rescinded, terminated or otherwise ceases to remain in full force and effect for any reason other than as a result of any act or omission by or attributable to any member of the Group (each an “Event”), all outstanding amounts under the Finance Documents shall become immediately due and payable and Borrowers shall prepay such amounts on or before the date falling ten Business Days after the date of such Event.

7.11	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made, the amount of that cancellation or prepayment and, if relevant, the part of the Loan to be prepaid or cancelled.

(b)
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and amounts (if any) payable under the Hedging Agreements in connection with that prepayment and, subject to the fee provided for in Clause 11.4 (Kexim prepayment fee), any Break Costs, without premium or penalty.

(c)	No Borrower may reborrow any part of the Facility which is prepaid.

(d)	No Borrower shall repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)
If the Facility Agent receives a notice under this Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrowers or the affected Lenders and the ECAs and/or Hedge Counterparties, as appropriate.

(g)
If all or part of any Lender's participation in the Loan is repaid or prepaid, an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.12	Application of prepayments or partial prepayments
Any prepayment or partial prepayment of any part of the Loan (other than a prepayment pursuant to Clause 7.1 (Illegality), a full prepayment of any Ship Loan(s), or Clause 7.7 (Mandatory prepayment on sale or Total Loss)) shall be applied pro rata across the Facilities and thereafter, in relation to each ECA Facility, in an inverse order of maturity against the scheduled Repayment Instalments and, in relation to each Commercial Facility, in an inverse order of maturity against the scheduled Repayment Instalments (but excluding the balloon) and, thereafter, against the balloon.

SECTION 5

COSTS OF UTILISATION

8	INTEREST

8.1	Calculation of interest
The rate of interest on the Loan or any part of the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the Applicable Margin; and

(b)	LIBOR.

8.2	Payment of interest

(a)
The Borrowers shall pay accrued interest on the Loan or any part of the Loan together with the applicable GIEK Guarantee Premium (payable pursuant to paragraph (a) of Clause 11.6 (GIEK Guarantee Premium)) on the last day of each Interest Period (each an "Interest Payment Date").

(b)
If an Interest Period is longer than three Months, the Borrowers shall also pay interest then accrued on the Loan or the relevant part of the Loan on the dates falling at three Monthly intervals after the first day of the Interest Period.

8.3	Default interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document (other than a Hedging Agreement) on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2.00 per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent. Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Obligor on demand by the Facility Agent.

(b)	If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or that part of the Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or that part of the Loan; and

(ii)
the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2.00 per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.

(c)
Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest

(a)	The Facility Agent shall promptly notify the Lenders and the Borrowers of the determination of a rate of interest under this Agreement.

(b)	The Facility Agent shall promptly notify the Borrowers of each Funding Rate relating to the Loan, any part of the Loan or any Unpaid Sum.

8.5	Hedging

(a)
Each Borrower may at any time, but is not obliged to, enter into Hedging Agreements with any Hedge Counterparty and shall from that time onwards maintain such Hedging Agreements in accordance with this Clause 8.5 (Hedging).

(b)	Each Hedging Agreement shall:

(i)	be in a form and on terms and conditions agreed by the Majority Lenders, and documented on using a form of ISDA Master Agreement;

(ii)	be with a Hedge Counterparty and each Hedge Counterparty shall also be a Lender;

(iii)	be for a term ending on (or before) the relevant Termination Date;

(iv)	have settlement dates coinciding with the Interest Payment Dates; and

(v)	provide that the Termination Currency (as defined in the relevant Hedging Agreement) shall be dollars.

(c)	The rights of each Borrower under the Hedging Agreements shall be assigned by way of security under a Hedging Agreement Security.

(d)	The parties to each Hedging Agreement must comply with the terms of that Hedging Agreement.

(e)
Neither a Hedge Counterparty nor a Borrower may amend, supplement, extend or waive the terms of any Hedging Agreement without the consent of the Facility Agent, acting on the instructions of the Majority Lenders, which instructions no Lender shall unreasonably withhold, condition or delay.

(f)	Paragraph (e) above shall not apply to an amendment, supplement or waiver that is administrative and mechanical in nature and does not give rise to a conflict with any provision of this Agreement.

(g)
If, at any time, the aggregate notional principal amount of the transactions in respect of the Hedging Agreements exceeds or, as a result of any repayment or prepayment under this Agreement, will exceed the Loan or a Facility, as the case may be, at that time, the Borrowers must promptly notify the Facility Agent and must, at the request of the Facility Agent (acting on the instructions of the Majority Lenders), reduce the aggregate notional amount of those transactions by an amount and in a manner satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders) so that it no longer exceeds or will not exceed the Loan or that Facility, as the case may be, then or that will be outstanding and shall provide evidence that the transactions have been so reduced.

(h)
Any reductions in the aggregate notional amount of the transactions in respect of the Hedging Agreements in accordance with paragraph (g) above will be apportioned as between those transactions pro rata.

(i)	Paragraph (g) above shall not apply to any transactions in respect of any Hedging Agreement under which no Borrower has any actual or contingent indebtedness.

(j)
A Hedge Counterparty may only suspend making payments under a transaction in respect of a Hedging Agreement if a Borrower is in breach of its payment obligations under any transaction in respect of that Hedging Agreement.

(k)
Each Hedge Counterparty consents to, and acknowledges notices of, the charging by way of security by each Borrower pursuant to the relevant Hedging Agreement Security of its rights under the Hedging Agreements to which it is party in favour of the Security Agent.

(l)
Any such assigning by way of security is without prejudice to, and after giving effect to, the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.

(m)	The Security Agent shall not be liable for the performance of any of a Borrower's obligations under a Hedging Agreement.

(n)
Additionally, a Borrower may, subject to the provisions of paragraph (o) below, enter into hedging agreements with a person other than a Hedge Counterparty (a “Non-Lender Hedge Counterparty") for the purpose of hedging interest payable under this Agreement, subject to:

(i)
any subordination and intercreditor deed (in form and substance reasonably satisfactory to the Majority Lenders, with each of the Lenders acting reasonably) being entered into between the Finance Parties and the Non-Lender Hedge Counterparty prior to the entering into by that Borrower of such hedging agreement;

(ii)	that Borrower creating Security in favour of the Security Agent of its rights and interests in any such hedging agreement with a Non-Lender Hedge Counterparty, in agreed form; and

(iii)	all payments to that Borrower under any such hedging agreement with a Non-Lender Hedge Counterparty being made to the relevant Earnings Account in accordance with Clause 27.1 (Earnings Account); and

(iv)
all liabilities of that Borrower to the Non-Lender Hedge Counterparty under such hedging agreement being fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period.

(o)
Each Borrower agrees that, prior to it entering into any interest rate swap or other hedge instrument with a Non-Lender Hedge Counterparty for the purpose of hedging any interest payable under this Agreement, it shall offer for a period of not less than ten Business Days to enter into a swap, or other instrument, on the same proposed terms and conditions with the Hedge Counterparties (with each Hedge Counterparty taking such portion as may be agreed between that Borrower and the Hedge Counterparties or, if one or more Hedge Counterparties declines such an offer or that Borrower elects only to enter into the hedge instrument with one of them, the remaining Hedge Counterparty or Hedge Counterparties (as the case may be) shall be entitled to take such portion as it or they (as the case may be) may agree with that Borrower). If all Hedge Counterparties decline such an offer or if that Borrower elects not to proceed on the basis that the offers are not competitive, that Borrower may then (subject, and without prejudice, to the requirements set out elsewhere in the Finance Documents) enter into such swap, or other instrument, on the same terms and conditions offered to those declining Hedge Counterparties (and in the same proportion as those Hedge Counterparties would have taken if they had accepted), with the Non-Lender Hedge Counterparty, subject to the requirements described in paragraph (n) above.

9	INTEREST PERIODS

9.1	Interest Periods

(a)	Subject to this Clause 9 (Interest Periods), each Interest Period for an Advance shall be three Months.

(b)	The first Interest Period for an Advance shall start on the Utilisation Date of that Advance and each subsequent Interest Period shall start on the last day of the preceding Interest Period.

(c)	An Interest Period in respect of an Advance shall not extend beyond the applicable Termination Date, but shall be shortened so that it ends on the applicable Termination Date.

(d)
In respect of a Repayment Instalment, an Interest Period for a part of the Advance equal to such Repayment Instalment shall end on the Repayment Date relating to it if such date is before the end of the Interest Period then current.

(e)	Each Advance shall have one Interest Period only at any time.

9.2	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	CHANGES TO THE CALCULATION OF INTEREST

10.1	Unavailability of Screen Rate

(a)
Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of the Loan or any part of the Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(b)	Cost of funds: If no Screen Rate is available for LIBOR for:

(i)	dollars; or

(ii)	the Interest Period of the Loan or any part of the Loan and it is not possible to calculate the Interpolated Screen Rate,
Clause 10.3 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period.

10.2	Market disruption
If before close of business in London on the Quotation Day for the relevant Interest Period the Facility Agent receives notification from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan exceed 50 per cent. of the Loan or the relevant part of the Loan as appropriate) (the "Relevant Lender") that the cost to it of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select would be in excess of LIBOR then Clause 10.3 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.

10.3	Cost of funds

(a)
If this Clause 10.3 (Cost of funds) applies, the rate of interest on each Lender's share of the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)
the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select.

(b)
If this Clause 10.3 (Cost of funds) applies and the Facility Agent or the Borrowers so require, the Facility Agent and the Borrowers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(c)
Subject to Clause 45.4 (Replacement of Screen Rate), any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.

(d)	If paragraph (e) below does not apply and any rate notified to the Facility Agent under sub-paragraph (ii) of paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero.

(e)	If this Clause 10.3 (Cost of funds) applies pursuant to Clause 10.2 (Market disruption) and:

(i)	a Lender's Funding Rate is less than LIBOR; or

(ii)	a Lender does not supply a quotation by the time specified in sub-paragraph (ii) of paragraph (a) above,

(f)	the cost to that Lender of funding its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

10.4	Break Costs

(a)
The Borrowers shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by a Borrower on a day other than the last day of an Interest Period for the Loan, the relevant part of the Loan or that Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11	FEES

11.1	Commitment fee

(a)	The Borrowers shall pay to the Facility Agent:

(i)	for the account of each Lender, a fee computed at the rate of 40 per cent. of the relevant Applicable Margin on that Lender's Available Commitment from time to time for the Availability Period; and

(ii)
for the account of GIEK, a fee computed at the rate of 40 per cent. of the GIEK Guarantee Premium on the available, undrawn amount of the Total GIEK Guaranteed Facility Loan Commitment from time to time for the Availability Period.

(b)
The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled, on the cancelled amount of the relevant Lender's Commitment (or, in relation to sub-paragraph (ii) of paragraph (a) above, on the cancelled amount of the Total GIEK Guaranteed Facility Loan Commitment) at the time the cancellation is effective.

11.2	Facility Agent fee
The Borrowers shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.3	Security Agent fee
The Borrowers shall pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.

11.4	Kexim prepayment fee
Any voluntary prepayment made under the Kexim Direct Facility and any prepayment following a voluntary sale or disposal of a Ship pursuant to Clause 7.7 (Mandatory prepayment on sale or Total Loss) under the Kexim Direct Facility (but excluding, for the avoidance of doubt, any prepayment made under Clause 7.5 (ECA prepayment option) or under Clause 26 (Security Cover)) shall be paid to the Facility Agent (for the account of Kexim) together with a fee for the account of Kexim in an amount equal to 50 basis points of the amount prepaid under the Kexim Direct Facility.

11.5	Kexim Guarantee Premium

(a)
The Borrowers acknowledge that the Kexim Guaranteed Lenders shall procure the placement of the Kexim Guarantee either through the ECA Agent or directly with the Kexim Guarantor and shall benefit from it throughout the duration of the Security Period. The Borrowers agree to pay to the Facility Agent (for the account of the Kexim Guarantor) the portion of the Kexim Guarantee Premium in respect of the Kexim Guarantee in relation to each Ship prior to the Utilisation Date of the Ship Loan in relation to that Ship, at such time and in such amount as notified to the Borrowers by the Facility Agent (acting on behalf of KEXIM). An invoice for the KEXIM Guarantee Premium shall be provided to the Borrowers by the ECA Agent or by the Facility Agent (acting on behalf of the ECA Agent) or the Kexim Guarantor in advance of (and not less than two Business Days prior to) the Utilisation Date of the Ship Loan in relation to that Ship.

(b)
Each Borrower agrees that its obligation to make the payments set out in paragraph (a) above to the Facility Agent in respect of the Kexim Guarantee Premium (or any part thereof) shall be an absolute obligation and shall not be affected by any matter whatsoever. The Kexim Guarantee Premium (or any part thereof) shall be refundable only in accordance with the terms of the Kexim Guarantee.

(c)
Each Borrower acknowledges that the amount of the Kexim Guarantee Premium will be solely determined by the Kexim Guarantor and no Kexim Guaranteed Lender is in any way involved in the determination of the amount of the Kexim Guarantee Premium and agrees that the Borrowers shall have no claim or defence against any Kexim Guaranteed Lender in connection with the amount of the Kexim Guarantee Premium.

11.6	GIEK Guarantee Premium

(a)
The Borrowers acknowledge that the GIEK Guaranteed Lenders shall procure the placement of the GIEK Guarantee either through the ECA Agent or directly with GIEK and shall benefit from it throughout the duration of the Security Period. The Borrowers agree to pay to the Facility Agent (for the account of GIEK) the GIEK Guarantee Premium in respect of the GIEK Guarantee on each Interest Payment Date throughout the duration of the Security Period, at such time and in such amount as notified to the Borrowers by the Facility Agent (acting on behalf of GIEK).

(b)
Each Borrower agrees that its obligation to make the payments set out in paragraph (a) above to the Facility Agent in respect of the GIEK Guarantee Premium (or any part thereof) shall be an absolute obligation and shall not be affected by any matter whatsoever.

(c)
Each Borrower acknowledges that the amount of the GIEK Guarantee Premium will be solely determined by GIEK and no GIEK Guaranteed Lender is in any way involved in the determination of the amount of the GIEK Guarantee Premium and agrees that the Borrowers shall have no claim or defence against any GIEK Guaranteed Lender in connection with the amount of the GIEK Guarantee Premium.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12	TAX GROSS UP AND INDEMNITIES

12.1	Definitions

(a)	In this Agreement:
"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.
"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)
Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

(c)	This Clause 12 (Tax Gross Up and Indemnities) shall not apply to any Hedging Agreement.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Borrowers shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrowers and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity

(a)
The Obligors shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)
A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Obligors.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3 (Tax indemnity), notify the Facility Agent.

12.4	Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and

(b)	that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Stamp taxes
The Obligors shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability which that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6	VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

12.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Finance Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)
If a Borrower is a US Tax Obligor, or the Facility Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where a Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where a Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date; or

(iii)	where a Borrower is not a US Tax Obligor, the date of a request from the Facility Agent, supply to the Facility Agent:

(i)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(ii)	any withholding statement or other document, authorisation or waiver as the Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrowers.

(g)
If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Facility Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Facility Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Facility Agent). The Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrowers.

(h)
The Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Facility Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

12.8	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Obligor and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

13	INCREASED COSTS

13.1	Increased costs

(a)
Subject to Clause 13.3 (Exceptions), the Borrowers shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made,
in each case after the date of this Agreement; or

(iii)	the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)	In this Agreement:

(i)	"Basel III" means:

(A)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)
the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

(ii)	"CRD IV" means:

(A)
Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012;

(B)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and

(C)	any other law or regulation which implements Basel III.

(iii)	"Increased Costs" means:

(A)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrowers.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions
Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)
compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(d)	compensated for by any payment made pursuant to Clause 14.3 (Mandatory Cost);

(e)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(f)	incurred by a Hedge Counterparty in its capacity as such.

14	OTHER INDEMNITIES

14.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall, as an independent obligation, within three Business Days of demand, indemnify each Secured Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

(c)	This Clause 14.1 (Currency indemnity) does not apply to any sum due to a Hedge Counterparty in its capacity as such.

14.2	Other indemnities

(a)	Each Obligor shall, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 35 (Sharing among the Finance Parties);

(iii)
funding, or making arrangements to fund, its participation in an Advance requested by the Borrowers in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone);

(iv)	the arrangements described in Clause 5.8 (Prepositioning of funds) (other than by reason of default or negligence by that Secured Party alone); or

(v)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers.

(b)
Each Obligor shall, on demand, indemnify each ECA and each Finance Party, each Affiliate of a Finance Party and each officer or employee of an ECA, a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (Other indemnities) an "Indemnified Person"), against any cost, loss or liability incurred by that Indemnified Person (i) pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, (ii) in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, (iii) having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or (iv) any incident occurring in relation to, any Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)	The indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or Social Law or any Sanctions; or

(ii)	in connection with any Environmental Claim or Social Claim.

(d)
Any Affiliate of a Finance Party or any officer or employee of an ECA, a Finance Party or of any of its Affiliates may rely on this Clause 14.2 (Other indemnities) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

14.3	Mandatory Cost
Each Borrower shall, on demand by the Facility Agent, pay to the Facility Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Facility Agent to be its good faith determination of the amount necessary to compensate it for complying with:

(a)
in the case of a Lender lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank or any other authority or agency which replaces all or any of its functions) in respect of loans made from that Facility Office; and

(b)
in the case of any Lender lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to that Lender's participation in the Loan.

14.4	Indemnity to the Facility Agent
Each Obligor shall, on demand, indemnify the Facility Agent against:

(a)	any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default; or

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Transaction Documents and any ECA Support; and

(b)
any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 36.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.

14.5	Indemnity to the Security Agent

(a)	Each Obligor shall, on demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them:

(i)	in relation to or as a result of:

(A)	any failure by an Obligor to comply with its obligations under Clause 16 (Costs and Expenses);

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(C)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;

(D)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(E)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(F)	any action by any Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and

(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents.

(ii)
acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).

(b)
The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.5 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

15	MITIGATION BY THE FINANCE PARTIES

15.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities), Clause 13 (Increased Costs) or paragraph (a) of Clause 14.3 (Mandatory Cost) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	Each Obligor shall, on demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if either:

(i)	a Default has occurred and is continuing; or

(ii)	in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16	COSTS AND EXPENSES

16.1	Transaction expenses
The Obligors shall, on demand, pay the Facility Agent, the Security Agent and the Mandated Lead Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any Secured Party and any ECA in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement (including for the avoidance of doubt any ECA Support) or in a Security Document; and

(b)	any other Transaction Documents or ECA Support executed after the date of this Agreement.

16.2	Amendment costs
If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 36.9 (Change of currency); or

(c)	an Obligor requests, and the Security Agent agrees to, the release of all or any part of the Security Assets from the Transaction Security, the Obligors shall, on demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by each Secured Party and any ECA in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs
The Obligors shall, on demand, pay to each Secured Party and each ECA the amount of all costs and expenses (including legal fees) incurred by that Secured Party or an ECA in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Secured Party or an ECA as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

SECTION 7

GUARANTEES AND JOINT AND SEVERAL LIABILITY OF BORROWERS

17	GUARANTEE AND INDEMNITY – PARENT GUARANTOR

17.1	Guarantee and indemnity
The Parent Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

(b)
undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the Parent Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Parent Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 (Guarantee and Indemnity – Parent Guarantor) if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by each Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Parent Guarantor under this Clause 17 (Guarantee and Indemnity – Parent Guarantor) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences
The obligations of the Parent Guarantor under this Clause 17 (Guarantee and Indemnity – Parent Guarantor) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 17.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee and Indemnity – Parent Guarantor) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

17.5	Immediate recourse
The Parent Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 17 (Guarantee and Indemnity – Parent Guarantor). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Parent Guarantor shall not be entitled to the benefit of the same; and

(b)
hold in an interest-bearing suspense account any moneys received from the Parent Guarantor or on account of the Parent Guarantor's liability under this Clause 17 (Guarantee and Indemnity – Parent Guarantor).

17.7	Deferral of Parent Guarantor's rights
All rights which the Parent Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against any Borrower, any other Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, the Parent Guarantor will not exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17 (Guarantee and Indemnity – Parent Guarantor):

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Obligor's obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Parent Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Secured Party.
If the Parent Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 36 (Payment Mechanics). For the avoidance of doubt this paragraph does not apply to any distribution permitted in accordance with paragraph (b) of Clause 23.18 (Dividends) of this Agreement.

17.8	Additional security
This guarantee and any other Security given by the Parent Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

17.9	Applicability of provisions of Guarantee to other Security
Clauses 17.2 (Continuing guarantee), 17.3 (Reinstatement), 17.4 (Waiver of defences), 17.5 (Immediate recourse), 17.6 (Appropriations), 17.7 (Deferral of Parent Guarantor's rights) and 17.8 (Additional security) shall apply, with any necessary modifications, to any Security which the Parent Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

18	JOINT AND SEVERAL LIABILITY OF THE BORROWERS

18.1	Joint and several liability
All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be joint and several.

18.2	Waiver of defences
The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;

(b)	any payment by any ECA under any ECA Support;

(c)	any Lender or the Security Agent entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;

(d)	any Lender or the Security Agent releasing any other Borrower or any Security created by a Finance Document; or

(e)	any time, waiver or consent granted to, or composition with any other Borrower or other person;

(f)	the release of any other Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(g)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(h)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other Borrower or any other person;

(i)
any amendment, novation, supplement, extension, restatement (however fundamental, and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(j)	any unenforceability, illegality or invalidity of any obligation or any person under any Finance Document or any other document or security; or

(k)	any insolvency or similar proceedings.

18.3	Principal Debtor
Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall, in any circumstances, be construed to be a surety for the obligations of any other Borrower under this Agreement.

18.4	Borrower restrictions

(a)	Subject to paragraph (b) below, during the Security Period no Borrower shall:

(i)
claim any amount which may be due to it from any other Borrower whether in respect of a payment made under, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(ii)	take or enforce any form of security from any other Borrower for such an amount, or in any way seek to have recourse in respect of such an amount against any asset of any other Borrower; or

(iii)	set off such an amount against any sum due from it to any other Borrower; or

(iv)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower; or

(v)	exercise or assert any combination of the foregoing.

(b)
If during the Security Period, the Facility Agent, by notice to a Borrower, requires it to take any action referred to in paragraph (a) above in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Facility Agent's notice.

18.5	Deferral of Borrowers' rights
Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Borrower will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by any other Borrower; or

(b)	to claim any contribution from any other Borrower in relation to any payment made by it under the Finance Documents.

19	GUARANTEE AND INDEMNITY – HEDGE GUARANTORS

19.1	Guarantee and indemnity
Each Hedge Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Hedge Counterparty punctual performance by each Borrower of all that Borrower's obligations under the Hedging Agreements;

(b)
undertakes with each Hedge Counterparty that whenever a Borrower does not pay any amount when due under or in connection with any Hedging Agreement, that Hedge Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)
agrees with each Hedge Counterparty that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Hedge Counterparty immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Hedging Agreement on the date when it would have been due. The amount payable by a Hedge Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors) if the amount claimed had been recoverable on the basis of a guarantee.

19.2	Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Borrower under the Hedging Agreements, regardless of any intermediate payment or discharge in whole or in part.

19.3	Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Hedge Guarantor under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.4	Waiver of defences
The obligations of each Hedge Guarantor under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 19.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

19.5	Immediate recourse
Each Hedge Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.6	Appropriations
Until all amounts which may be or become payable by the Borrowers under or in connection with the Hedging Agreements have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Hedge Guarantor shall be entitled to the benefit of the same; and

(b)
hold in an interest-bearing suspense account any moneys received from any Hedge Guarantor or on account of any Hedge Guarantor's liability under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors).

19.7	Deferral of Hedge Guarantors' rights
All rights which each Hedge Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against any Borrower, any other Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, no Hedge Guarantor will exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors):

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Obligor's obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Hedge Guarantor has given a guarantee, undertaking or indemnity under Clause 19 (Guarantee and Indemnity – Hedge Guarantors);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Secured Party.
If a Hedge Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 36 (Payment Mechanics).

19.8	Additional security
This guarantee and any other Security given by a Hedge Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

19.9	Applicability of provisions of Guarantee to other Security
Clauses 19.2 (Continuing guarantee), 19.3 (Reinstatement), 19.4 (Waiver of defences), 19.5 (Immediate recourse), 19.6 (Appropriations), 19.7 (Deferral of Hedge Guarantors' rights) and 19.8 (Additional security) shall apply, with any necessary modifications, to any Security which a Hedge Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20	REPRESENTATIONS

20.1	General
Each Obligor makes the representations and warranties set out in this Clause 20 (Representations) to each Finance Party on the date of this Agreement.

20.2	Status

(a)	It is a corporation, duly incorporated and validly existing in good standing under the law of its Original Jurisdiction.

(b)	It and, in relation to the Parent Guarantor, each of its Subsidiaries, has the power to own its assets and carry on its business as it is being conducted.

20.3	Share capital and ownership

(a)	Each Borrower has an authorised share capital of 1500 shares of USD1.00 each, all of which have been issued in registered form and all of which shares have been issued fully paid.

(b)	The legal title to and beneficial interest in the shares in each Borrower is held by the Parent Guarantor, free of any Security (other than Permitted Security) or any other claim.

(c)	None of the shares in any Borrower is subject to any option to purchase, pre-emption rights or similar rights.

20.4	Binding obligations
Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

20.5	Validity, effectiveness and ranking of Security

(a)
Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery create the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.

(b)	No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it.

(c)
The Transaction Security granted by it to the Security Agent or any other Secured Party has or will when created or intended to be created have first ranking priority or such priority it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking security.

(d)	No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.

20.6	Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any contractual or other obligation or restriction which is binding on it or any of its assets.

20.7	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise:

(i)	its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents;

(ii)	in the case of each Borrower, its registration of the Ship owned by it under its Approved Flag.

(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

20.8	Validity and admissibility in evidence
All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect.

20.9	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)
Subject to the Legal Reservations, any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

20.10	Insolvency
No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 28.8 (Insolvency proceedings); or

(b)	creditors' process described in Clause 28.9 (Creditors' process), has been taken or, to its knowledge, threatened in relation to an Obligor; and none of the circumstances described in Clause 28.7 (Insolvency) applies to an Obligor.

20.11	No filing or stamp taxes
Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents except:

(a)
registration of each Ship in the relevant ship registry of its Approved Flag, which registration and related fees shall be made and paid promptly and in accordance with the terms of the relevant Finance Documents; and

(b)
such UCC filings and other filings or registrations as the legal counsels to the Lenders may consider appropriate or desirable, which shall be arranged by the relevant legal counsel to the Lenders (with the cooperation of the Obligors as required) and any fees in relation thereto shall be paid promptly by the Obligors on demand.

20.12	Deduction of Tax
It is not required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party.

20.13	No default

(a)
No Event of Default and, on the date of this Agreement and on each Utilisation Date, no Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)
No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject.

20.14	No misleading information

(a)
Any factual information provided by any Obligor for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.

20.15	Financial Statements

(a)	The Parent Guarantor’s Original Financial Statements (on a consolidated basis) were prepared in accordance with IFRS consistently applied.

(b)
The Parent Guarantor’s Original Financial Statements fairly present its financial condition as at the end of the relevant financial year and results of operations during the relevant financial year on a consolidated basis.

(c)	There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group since 31 December 2015.

(d)	The Parent Guarantor’s most recent financial statements delivered pursuant to Clause 21.2 (Financial statements):

(i)	have been prepared in accordance with Clause 21.4 (Requirements as to financial statements); and

(ii)	fairly present its financial condition as at the end of the relevant financial year and operations during the relevant financial year on a consolidated basis.

(e)
Since the date of the most recent financial statements delivered pursuant to Clause 21.2 (Financial statements) there has been no material adverse change in the business, assets or financial condition of any Obligor.

20.16	Pari passu ranking
Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.17	No proceedings pending or threatened

(a)
No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any Obligor.

(b)
No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any Obligor.

20.18	Completeness of the Transaction Documents

(a)
The copies of the Shipbuilding Contracts and any copy of a Long Term Charter delivered to the Facility Agent before the date of this Agreement are true and complete copies and, to the best of the Obligors’ knowledge and belief, each Shipbuilding Contract and any Long Term Charter is in full force and effect.

(b)
No material amendments or additions to the Shipbuilding Contracts or any Long Term Charter have been agreed nor have any material rights under any Shipbuilding Contract or any Long Term Charter been waived.

20.19	No rebates etc.
There is no agreement or understanding to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described but always excluding any liquidated damages payable to the Borrower in accordance with the relevant Shipbuilding Contract) to any member of the Group from the Builder or any Affiliate of the Builder in connection with any Ship, other than as disclosed to the Facility Agent in writing (at the time of making or repeating this representation).

20.20	Valuations

(a)
All information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.

(c)
There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

20.21	No breach of laws
It has not (and no other member of the Group has) breached any law or regulation which breach has a Material Adverse Effect.

20.22	Compliance with Environmental Laws and Social Laws
All Environmental Laws and Social Laws relating to the ownership, operation and management of each Ship and the business of each Obligor (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

20.23	No Environmental Claim or Social Claim

(a)	No Environmental Claim or Social Claim has been made or, to the knowledge of the Obligors, threatened against any Borrower or any Ship.

(b)	No Environmental Claim which could reasonably be expected to:

(i)	exceed USD 250,000; or

(ii)	result in a Material Adverse Effect,
has been made against the Parent Guarantor or, to the knowledge of the Parent Guarantor, threatened against the Parent Guarantor.

20.24	No Environmental Incident or Social Incident
No Environmental Incident or Social Incident has occurred in relation to any Borrower or any Ship and, to the knowledge of the Obligors, no person has claimed that an Environmental Incident or Social Incident has occurred in relation to any Borrower or any Ship.

20.25	ISM and ISPS Code compliance
All requirements of the ISM Code and the ISPS Code as they relate to each Borrower, each Approved Ship Manager and each Ship have been complied with.

20.26	Taxes paid

(a)	It is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes.

20.27	Financial Indebtedness
No Borrower has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness or other liabilities or obligations reasonably incurred in the ordinary course of operating, maintaining and chartering its Ship.

20.28	Overseas companies
No Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.

20.29	Good title to assets
It has good title to its assets.

20.30	Ownership

(a)	With effect on and from the Delivery Date of a Ship, the relevant Borrower who owns that Ship will be the sole legal and beneficial owner of that Ship, its Earnings and its Insurances.

(b)
With effect on and from the date of its creation or intended creation, each Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Obligor.

(c)
The constitutional documents of each Obligor do not and could not restrict or inhibit any transfer of the shares of the Borrowers on creation or enforcement of the security conferred by the Security Documents.

20.31	Centre of main interests and establishments
For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Monaco and it has no "establishment" (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction save for the Parent Guarantor’s representative office at 150 East 58th Street, New York, New York, 10155.

20.32	Place of business

(a)
For purposes of the UCC, the Parent Guarantor has only one place of business located at, or, if it has more than one place of business, the chief executive office from which it manages the main part of its business operations and conducts its affairs is located at 9, Boulevard Charles, III Monaco 98000.

(b)
The Parent Guarantor does not have a place of business in the U.S., the District of Columbia, the U.S. Virgin Islands, or any territory or insular possession subject to the jurisdiction of the U.S, other than its representative office at 150 East 58th Street, New York, New York, 10155.

20.33	No employee or pension arrangements
No Borrower has any employees or any liabilities under any pension scheme.

20.34	Sanctions

(a)	No Obligor:

(i)	is a Prohibited User;

(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited User;

(iii)	owns or controls a Prohibited User; or

(iv)	has a Prohibited User serving as a director, officer or, to the best of its knowledge, employee in breach of Sanctions.

(b)
No proceeds of any Advance or the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited User in breach of Sanctions nor shall they be otherwise directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

20.35	ECA conditions
The Obligors are not in breach of the provisions of the GIEK Guarantee or the Kexim Guarantee.

20.36	No Charter
No Ship is subject to any Charter other than a Permitted Charter.

20.37	Repetition
The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request (and in respect of paragraph (c) of Clause 20.15 (Financial Statements) the date 31 December 2015 shall be updated to reflect the year end date of the last audited financial statements), on each Utilisation Date and, in respect of the first day of each Interest Period.

21	INFORMATION UNDERTAKINGS

21.1	General
The undertakings in this Clause 21 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.

21.2	Financial statements
The Borrowers shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)
as soon as they become available, but in any event within 120 days after the end of each financial year of the Parent Guarantor, the audited consolidated financial statements of the Parent Guarantor for that financial year;

(b)
as soon as the same become available, but in any event within 60 days after the end of each quarter (other than the fourth quarter) of each financial year of the Parent Guarantor, the consolidated financial statement of the Parent Guarantor for that financial quarter year; and

(c)
as soon as possible, but in no event later than 90 days after the end of each financial year of the Parent Guarantor, a budget in a format approved by the Facility Agent (including P&L, balance sheet and cash flow forecast) during the next financial year of the Parent Guarantor

21.3	Compliance Certificate

(a)
The Parent Guarantor shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraph (a)(ii) or paragraph (b)(ii) of Clause 21.2 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial Covenants) and, when applicable, Clause 26.2 (Minimum required security cover) as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by an authorised signatory for the Parent Guarantor.

21.4	Requirements as to financial statements

(a)
Each set of financial statements delivered pursuant to Clause 21.2 (Financial statements) shall be certified by an officer of the relevant company as fairly presenting its financial condition and operations as at the date as at which those financial statements were drawn up.

(b)	The Obligors shall procure that each set of financial statements delivered pursuant to Clause 21.2 (Financial statements) is prepared using IFRS.

(c)
In relation to any set of financial statements, if any Obligor notifies the Facility Agent that there has been a change in IFRS, the accounting practices or reference periods and its auditors, it shall deliver to the Facility Agent:

(i)
a description of any change necessary for those financial statements to reflect IFRS, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and

(ii)
sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 22 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

21.5	Information: miscellaneous
Each Obligor shall supply to the Facility Agent:

(a)	all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any Obligor, and which would, if adversely determined, have a Material Adverse Effect, and each Obligor shall take all steps necessary to defend such litigation, arbitration or administrative proceedings in good faith and shall inform the Facility Agent of any such actions unless it cannot be considered material in the context of the Finance Documents;

(c)
promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is made against any Obligor and which might have a Material Adverse Effect;

(d)
promptly, its constitutional documents where these have been amended or varied (it being understood that no amendment or variation of any constitutional documents which might have a Material Adverse Effect shall be permitted);

(e)	promptly, such further information and/or documents regarding:

(i)	each Ship, goods transported on each Ship, its Earnings and its Insurances;

(ii)	the Security Assets;

(iii)	compliance of the Obligors with the terms of the Finance Documents;

(iv)	the financial condition, assets and operations of any Obligor, as any Finance Party or ECA (through the Facility Agent) may reasonably request; and

(f)
promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it or as may be required by any regulatory authority.

21.6	Notification of Default

(a)
Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)
Promptly upon a request by the Facility Agent, each Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.7	Use of websites

(a)
Each Obligor may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the "Website Lenders") which accept this method of communication by posting this information onto an electronic website designated by the Borrowers and the Facility Agent (the "Designated Website") if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the relevant Obligor and the Facility Agent.
If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Facility Agent shall notify the Obligors accordingly and each Obligor shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event each Obligor shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)
The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors or any of them and the Facility Agent.

(c)	An Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	if that Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If an Obligor notifies the Facility Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Obligors under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)
Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Obligors shall comply with any such request within 10 Business Days.

21.8	"Know your customer" checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor (including, without limitation, a change of ownership of an Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges a Finance Party (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

22	FINANCIAL COVENANTS

22.1	General
The undertakings in this Clause 22 (Financial Covenants) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the ECAs and minimum one Commercial Lender, may otherwise permit.

22.2	Minimum Liquidity
The Parent Guarantor shall at all times maintain Cash and Cash Equivalents equal to or greater than (i) USD 25,000,000 and (ii) USD 500,000 per Fleet Vessel plus USD 250,000 per time chartered-in vessel (the "Minimum Liquidity").
For the purpose of this test, Cash and Cash Equivalents can include unutilised and freely available parts of revolving credit facilities made available to the Parent Guarantor or any other member of the Group (where no default or termination event has occurred and is continuing and there is no restriction on borrowing under such facilities) with a maturity date in excess of 12 months after the date of the most recently delivered financial statements provided that 50 per cent. of the Minimum Liquidity shall at all times consist of Cash.

22.3	Minimum Tangible Net Worth
The Parent Guarantor shall at all times maintain a Consolidated Tangible Net Worth of not less than USD 1,000,000,000 plus:

(a)	25 per cent. of the Parent Guarantor’s cumulative, positive Consolidated Net Income for each fiscal quarter commencing on or after January 1, 2016; and

(b)	50 per cent. of the value of the equity proceeds realized from any issuance of equity interests in the Parent Guarantor occurring on or after January 1, 2016.

22.4	Maximum Leverage
The Parent Guarantor shall maintain a ratio of Net Debt to Consolidated Total Capitalization of not more than 0.60 to 1.00, to be tested on the last day of each Accounting Period.

22.5	Minimum Interest Coverage
The Parent Guarantor shall maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense greater than 2.50: 1.00, to be calculated on the last day of each Accounting Period on a trailing four quarter basis.

23	GENERAL UNDERTAKINGS

23.1	General
The undertakings in this Clause 23 (General Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, in relation to Clauses 23.13 (Merger) and 23.14 (Change of business), the Majority Lenders and the ECAs or, where specified, all the Lenders) may otherwise permit.

23.2	Authorisations
Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Facility Agent of,
any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Ship to enable it to:

(i)	perform its obligations under the Transaction Documents to which it is a party;

(ii)
ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the Approved Flag at any time of each Ship, of any Transaction Document to which it is a party; and

(iii)	own and operate each Ship (in the case of the Borrowers).

23.3	Compliance with laws
Each Obligor shall comply in all respects with all laws and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

23.4	Anti-bribery, anti-corruption and anti-money laundering

(a)	Each Obligor confirms:

(i)
that it is acting for its own account in relation to the Facilities and in relation to the performance and discharge of its obligations and liabilities under the Finance Documents or any Hedging Agreement, and the transactions and other arrangements affected or contemplated by the Finance Documents or any Hedging Agreement to which it is a party;

(ii)	that it will use the proceeds of the Loan for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement; and

(iii)
that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of Directive 2005/60/EC of the European Parliament and of the Council).

(b)
Each Obligor shall conduct its businesses in compliance with all applicable anti-corruption laws or applicable laws on Corrupt Practices and maintain policies and procedures designed to promote and achieve compliance with such laws.

(c)
No Obligor shall, and shall ensure that none of its Affiliates or respective officers, directors or employees will offer, give, insist on, receive or solicit any illegal payment or improper advantage to influence the action of any person in connection with the this Agreement in breach of applicable anti-corruption laws.

(d)
Each Obligor confirms that it is aware of Sections 387–389, cf. Section 15 of the Norwegian Penal Code of 2005 (No. straffeloven) (the “Penal Code”) pursuant to which corruption and participation in corruption may be charged with penalties of fines or up to three years of imprisonment or up to 10 years of imprisonment in severe cases and that the Penal Code criminalises corruption in the public as well as the private sector.

23.5	Environmental and social compliance
Each Obligor shall:

(a)	comply with all Environmental Laws and Social Laws;

(b)	obtain, maintain and ensure compliance with all requisite Environmental and Social Approvals;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law or Social Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.6	Environmental Claims and Social Claims
Each Obligor shall (through the Parent Guarantor) promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)	any Environmental Claim and Social Claim against any Obligor which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim and Social Claim being commenced or threatened against any Obligor, where the claim, if determined against that Obligor, has or is reasonably likely to have a Material Adverse Effect.
The Parties agree that the provisions of this Clause 23.6 are material obligations for the purposes of paragraph (b) of the definition of Material Adverse Effect.

23.7	Taxation

(a)	Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)
adequate reserves are maintained for those Taxes and the costs required to contest them and both have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 21.2 (Financial statements); and

(iii)	such payment can be lawfully withheld.

(b)	No Obligor shall change its residence for Tax purposes.

23.8	Overseas companies
Each Obligor shall promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.

23.9	Pari passu ranking
Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

23.10	Title

(a)
With effect from the Delivery Date in respect of each Ship, the relevant Borrower who owns that Ship shall hold the legal title to, and own the entire beneficial interest in that Ship, its Earnings and its Insurances;

(b)
With effect on and from its creation or intended creation, each Obligor shall hold the legal title to, and own the entire beneficial interest in any other assets the subject of any Transaction Security created or intended to be created by such Obligor.

23.11	Negative pledge

(a)	No Borrower shall create or permit to subsist any Security over any of its assets.

(b)	The Parent Guarantor shall not create or permit to subsist any Security over any of its assets which are the subject of the Security created or intended to be created by the Finance Documents.

(c)	No Borrower shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(d)	Paragraphs (a) to (c) above do not apply to any Permitted Security.

23.12	Disposals

(a)
No Borrower shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation any Ship, its Earnings or its Insurances).

(b)	Paragraph (a) above does not apply to:

(i)	any Charter as all Charters are subject to Clause 25.15 (Restrictions on chartering); or

(ii)
any sale of a Ship on arm’s length if the Borrowers can demonstrate prior to such sale to the Facility Agent's satisfaction that the net proceeds of such sale shall be sufficient to enable the relevant Borrower to comply with its mandatory prepayment obligation under Clause 7.7 (Mandatory prepayment on sale or Total Loss) and, upon such sale, the net proceeds of such sale are sufficient to enable the relevant Borrower to comply with its mandatory prepayment obligation under Clause 7.7 (Mandatory prepayment on sale or Total Loss); or

(iii)	any demurrage claim as the Borrower shall always be able to deal with prior to an Event of Default which is continuing.

23.13	Merger
No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction, and no Borrower shall have, form or acquire any Subsidiary.

23.14	Change of business

(a)	The Parent Guarantor shall procure that no change is made to the nature of the business of the Parent Guarantor from that carried on at the date of this Agreement.

(b)
The Parent Guarantor shall not commence any business other than in connection with or for the purpose of managing, chartering and operating the Ships and any other ships and directly or indirectly owning the equity interests in each Borrower and any other Subsidiaries.

(c)	No Borrower shall engage in any business other than the ownership, management, chartering and operation of its Ship.

23.15	Financial Indebtedness

(a)
No Borrower shall incur or permit to be outstanding any Financial Indebtedness (including any intra-group Financial Indebtedness) except Permitted Financial Indebtedness or other liabilities or obligations reasonably incurred in the ordinary course of operating, maintaining and chartering its Ship.

(b)	Intra-Group Loans shall only be permitted to the extent each Intra-Group Loan shall:

(i)	not require payment of interest during the Security Period;

(ii)	mature at least one year after the expiry of the Security Period;

(iii)	be unsecured;

(iv)
be subject to an assignment under the Shares Security and Assignment of Intra-Group Loan Receivables and subordinated, in terms of payment and priority, to the rights of the Finance Parties under the Finance Documents on terms acceptable to the Facility Agent, and each Obligor shall provide promptly to the Facility Agent a true and complete copy of any instrument evidencing any such Intra-Group Loan and a true and complete copy of each material amendment or other modification thereof.

(c)	The Parent Guarantor shall not incur or permit to be outstanding any Financial Indebtedness after the date of this Agreement unless:

(i)	it is in compliance with the provisions of Clause 22 (Financial Covenants); and

(ii)	no Event of Default has occurred and is continuing or would result as a result thereof.

23.16	Expenditure
No Borrower shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of contracting for the construction, owning, operating, maintaining and repairing its Ship.

23.17	Share capital
No Borrower shall:

(a)	purchase, cancel or redeem any of its share capital;

(b)	increase or reduce its authorised share capital;

(c)
issue any further shares except to the Parent Guarantor and provided such new shares are made subject to the terms of the Shares Security applicable to that Borrower immediately upon the issue of such new shares in a manner satisfactory to the Facility Agent and the terms of that Shares Security are complied with;

(d)	appoint any further director or officer of that Borrower (unless the provisions of the Shares Security applicable to that Borrower are complied with).

23.18	Dividends

(a)
No Borrower shall make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital where there is an Event of Default which is continuing or where the making or payment of such dividend or distribution would result in the occurrence of an Event of Default.

(b)
The Parent Guarantor shall not make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital where there is an Event of Default which is continuing or where the making or payment of such dividend or distribution would result in the occurrence of an Event of Default.

23.19	Other transactions

(a)	No Borrower shall:

(i)	be the creditor in respect of any loan or any form of credit to any person other than another Obligor and where such loan or form of credit is Permitted Financial Indebtedness;

(ii)
give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Borrower assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents or other obligations reasonably incurred in the ordinary course of operating, maintaining and chartering its Ship.

(iii)	enter into any material agreement other than:

(A)	the Transaction Documents;

(B)	any other agreement expressly allowed under any other term of this Agreement; and

(iv)	enter into any transaction on terms which are, in any respect, less favourable to that Borrower than those which it could obtain in a bargain made at arms' length; or

(v)	acquire any shares or other securities.

(b)	The Parent Guarantor shall not enter into any material transactions on terms which are less favourable to it than those which it could obtain in a bargain made at arms' length.

23.20	Unlawfulness, invalidity and ranking; Security imperilled
No Obligor shall (and the Parent Guarantor shall ensure that no other member of the Group will) do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)	make it unlawful for an Obligor to perform any of its obligations under the Transaction Documents;

(b)	cause any obligation of an Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable;

(c)	cause any Transaction Document to cease to be in full force and effect;

(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and

(e)	imperil or jeopardise the Transaction Security.

23.21	No immunity
No Obligor nor any of its respective assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceedings (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement).

23.22	Compliance with ECA Support

(a)
No Obligor shall act (or omit to act) in a manner that is inconsistent with or which could result in a breach of any requirement of any ECA under or in connection with any ECA Support and, in particular:

(i)	each Obligor shall do all that is reasonably necessary and within its control to ensure that all requirements of any ECA under or in connection with its ECA Support are complied with;

(ii)
each Obligor will cooperate with the Facility Agent and the ECA Agent to take all steps necessary on the part of the Obligors (or any of them) to ensure that all ECA Support remains in full force and effect throughout the Security Period; and

(iii)	each Obligor will use reasonable efforts to assist the ECA Agent in making any claim under any ECA Support.

(b)	Each Obligor shall promptly:

(i)	notify the Facility Agent and the ECA Agent promptly after it becomes aware of the occurrence of any Default or Event of Default;

(ii)
provide copies of all financial or other information reasonably required by the Facility Agent and/or the ECA Agent to satisfy any request for information by any ECA pursuant to its ECA Support. Each Obligor agrees that it shall be reasonable for the Facility Agent and/or the ECA Agent to make a request under this Clause 23.22 (Compliance with ECA Support) if it is required to do so as a condition of maintaining the ECA Support in full force and effect.

(c)	The Parent Guarantor shall:

(i)
15 Business Days prior to each Utilisation Date (other than the first Utilisation Date) issue a certificate (in the form set out in Schedule 13 (Working Conditions Side Letter CP Certificate) declaring that the Working Conditions Side Letter remains in full force and effect and that the Parent Guarantor is in compliance with its terms; and

(ii)
no later than 30 Business Days after the final Utilisation Date under this Agreement provide a copy of the completion report required to be provided pursuant to the Working Conditions Side Letter to GIEK.

23.23	Further assurance

(a)
Each Obligor shall promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):

(i)
to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of any of the Secured Parties provided by or pursuant to the Finance Documents or by law;

(ii)
to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;

(iii)
to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or

(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.

(b)
Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.

At the same time as an Obligor delivers to the Security Agent any document executed by itself pursuant to this Clause 23.23 (Further assurance), that Obligor shall deliver to the Security Agent reasonable evidence that that Obligor’s execution of such document has been duly authorised by it.

24	INSURANCE UNDERTAKINGS

24.1	General
The undertakings in this Clause 24 (Insurance Undertakings) remain in force from the date of this Agreement throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

24.2	Maintenance of obligatory insurances
Each Borrower shall, and the Parent Guarantor shall ensure that each Borrower will, keep the Ship owned by it insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	hull interest and/or freight interest;

(c)	freight, demurrage & defence risks;

(d)	war risks (including acts of terrorism and piracy and the amended version of AHIS Addendum (April 1 1984) and similar arrangements);

(e)	protection and indemnity risks (including liability for oil pollution and excess war risk protection and indemnity cover); and

(f)
any other risks against which the Facility Agent acting on the instructions of the Majority Lenders and the ECAs considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for that Borrower to insure and which are specified by the Facility Agent by notice to that Borrower.

24.3	Terms of obligatory insurances
Each Borrower shall effect such insurances on and from the Delivery Date of the Ship owned by it:

(a)	in dollars;

(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)	120 per cent. of the Ship Loan relating to the Ship owned by it; and

(ii)	the Market Value of that Ship;

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market, as of the date of this Agreement not to be less than USD 1,000,000,000;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of its Ship;

(e)	on approved terms; and

(f)
through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

24.4	Further protections for the Finance Parties
In addition to the terms set out in Clause 24.3 (Terms of obligatory insurances), each Borrower shall procure that the obligatory insurances effected by it shall:

(a)	subject always to paragraph (b), name that Borrower as the sole named insured unless the interest of every other named insured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named insured has undertaken in writing to the Security Agent (in such form as it requires) that on or after an Event of Default which is continuing any deductible shall be apportioned between that Borrower and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)
whenever the Facility Agent requires, name (or be amended to name) the Security Agent as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)	name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify;

(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;

(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and

(f)	provide that the Security Agent may make proof of loss if that Borrower fails to do so.

24.5	Renewal of obligatory insurances
Each Borrower shall:

(a)	at least seven days before the expiry of any obligatory insurance effected by it:

(i)
notify the Facility Agent of the approved brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Facility Agents' approval to the matters referred to in sub-paragraph (i) above;

(b)	at least five days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent's approval pursuant to paragraph (a) above; and

(c)
procure that the approved brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Facility Agent in writing of the terms and conditions of the renewal.

24.6	Copies of policies; letters of undertaking
Each Borrower shall ensure that the approved brokers provide the Security Agent with:

(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and

(b)	a letter or letters or undertaking in a form required by the Facility Agent and including undertakings by the approved brokers that:

(i)
they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 24.4 (Further protections for the Finance Parties);

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;

(iii)	they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;

(iv)
they will, if they have not received notice of renewal instructions from the relevant Borrower or its agents, notify the Security Agent not less than five days before the expiry of the obligatory insurances;

(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;

(vi)
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and

(vii)	they will arrange for a separate policy to be issued in respect of the Ship owned by that Borrower forthwith upon being so requested by the Facility Agent.

24.7	Copies of certificates of entry
Each Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provide the Security Agent with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Facility Agent acting on the instructions of Majority Lenders; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

24.8	Deposit of original policies
Each Borrower shall ensure that all policies relating to obligatory insurances effected by it are deposited with the approved brokers through which the insurances are effected or renewed.

24.9	Payment of premiums
Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Facility Agent or the Security Agent.

24.10	Guarantees
Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

24.11	Compliance with terms of insurances

(a)
No Borrower shall do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above, each Borrower shall:

(i)
take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 24.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval;

(ii)	not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it unless approved by the underwriters of the obligatory insurances;

(iii)
make all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation) and, if so requested by the Facility Agent acting reasonably, provide copies of such declarations to the Facility Agent on an annual basis; and

(iv)
not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

24.12	Alteration to terms of insurances
No Borrower shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance unless such alterations are minor and made in the ordinary course of business.

24.13	Settlement of claims
Each Borrower shall:

(a)
not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty without consent of the Facility Agent (acting on the authorisation of the Majority Lenders, which authorisation shall not be unreasonably withheld); and

(b)
do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

24.14	Provision of copies of communications
Each Borrower shall provide the Security Agent, at the time of each such material communication, with copies of all material written communications between that Borrower and:

(a)	the approved brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters,
which relate directly or indirectly to:

(i)	that Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)
any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

24.15	Provision of information
Each Borrower shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 24.16 (Mortgagee's interest, additional perils and interest insurances) or dealing with or considering any matters relating to any such insurances, and the Borrowers shall, forthwith upon demand, indemnify the Security Agent in respect of all fees and other expenses incurred by or for the account of the Security Agent in connection with any such report as is referred to in paragraph (a) above.

24.16	Mortgagee's interest, additional perils and interest insurances

(a)
The Security Agent shall effect, maintain and renew a mortgagee's interest marine insurance, a mortgagee's interest additional perils insurance and a mortgagee's interest insurance in such amounts (for a value of no less than 120 per cent. of the Loan), on such terms, through such insurers and generally in such manner as the Security Agent acting on the instructions of the Majority Lenders may from time to time consider appropriate.

(b)
The Obligors shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.

25	GENERAL SHIP UNDERTAKINGS

25.1	General
The undertakings in this Clause 25 (General Ship Undertakings) remain in force on and from the date of this Agreement and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, in relation to Clauses 25.3 (Repair and classification), 25.11 (Sanctions and Ship trading), 25.15 (Restrictions on chartering etc.) and 25.16 (Change of Approved Ship Manager and appointment of Approved Sub-Manager), the Majority Lenders and the ECAs (in relation to a consent under paragraph (a)(i) of Clause 25.16 (Change of Approved Ship Manager and appointment of Approved Sub-Manager), not to be unreasonably withheld) or, where specified, all the Lenders) may otherwise permit.

25.2	Ships' names and registration
Each Borrower shall, in respect of the Ship owned by it:

(a)	keep that Ship registered in its name under an Approved Flag from time to time at its port of registration;

(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled; and

(c)	not change the name of that Ship,
provided that any change of name, flag or port of registration of a Ship shall be subject to:

(i)	the prior written consent of the Majority Lenders and the ECAs (not to be unreasonably withheld or delayed in relation to a flag that is an Approved Flag);

(ii)
that Ship remaining subject to Security securing the Secured Liabilities created by a first priority or preferred ship mortgage on that Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority Security) on substantially the same terms as the Mortgage on that Ship and on such other terms and in such other form as the Facility Agent, acting with the authorisation of the Lenders, shall approve or require; and

(iii)	the execution of such other documentation amending and supplementing the Finance Documents as the Facility Agent, acting with the authorisation of the Lenders, shall approve or require.

25.3	Repair and classification

(a)	Each Borrower shall keep the Ship owned by it in a good and safe condition and state of repair:

(i)	consistent with first class ship ownership and management practice; and

(ii)	so as to maintain the Approved Classification free of overdue recommendations and conditions.

(b)	Each Borrower shall, in relation to the Ship owned by it, instruct the Approved Classification Society (and in the case of dual classification, only the primary classification society):

(i)
to send to the Facility Agent, following receipt of a written at the request of the Facility Agent (acting on the instructions of any Lender or ECA), certified true copies of all original class records held by the Approved Classification Society in relation to that Ship; and

(ii)
to allow the Facility Agent (or its agents), at any time and from time to time, to inspect the original class and related records of that Borrower and that Ship at the offices of the Approved Classification Society and to take copies of them and share those copies with the Lenders and the ECAs.

25.4	Modifications
No Borrower shall make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

25.5	Removal and installation of parts

(a)	Subject to paragraph (b) below, no Borrower shall remove any material part of any Ship, or any item of equipment installed on any Ship unless:

(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)	the replacement part or item is free from any Security in favour of any person other than the Security Agent; and

(iii)	the replacement part or item becomes, on installation on that Ship, the property of that Borrower and subject to the security constituted by the Mortgage on that Ship.

(b)	A Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by that Borrower.

25.6	Surveys
Each Borrower shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent, provide the Facility Agent, with copies of all survey reports.

25.7	Inspection

(a)
Each Borrower shall permit (and shall procure that any Approved Ship Manager and any charterer or operator of the Ship owned by it shall permit) the Security Agent (acting through surveyors or other persons appointed by it for that purpose) to board the Ship owned by it once a year at the expense of that Borrower on an annual basis (which inspection shall not disrupt the normal running, management or operations and trading pattern of that Ship) to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

(b)	If a Default has occurred, the inspections referred to in paragraph (a) above may be conducted at any time and on any number of occasions and at the expense of that Borrower.

25.8	Prevention of and release from arrest
Each Borrower shall, in respect of the Ship owned by it, promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Ship, its Earnings or its Insurances;

(b)	all Taxes, dues and other amounts charged in respect of that Ship, its Earnings or its Insurances; and

(c)	all other outgoings whatsoever in respect of that Ship, its Earnings or its Insurances.

25.9	Compliance with laws etc.
Each Borrower shall, and each Borrower shall procure that each Approved Ship Manager shall:

(a)	comply, or procure compliance with all laws or regulations:

(i)	relating to its business generally; and

(ii)	relating to the Ship owned by it, its ownership, employment, operation, management and registration, including, but not limited to:

(A)	the ISM Code, the ISPS Code, all Environmental Laws, all Social Laws and the laws of the Approved Flag if failure to so comply has or is likely to have a Material Adverse Effect; and

(B)	all Applicable Sanctions;

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental and Social Approvals; and

(c)	without limiting paragraph (a) above, not employ the Ship owned by it nor allow its employment, operation or management in any manner contrary to:

(i)	any law or regulation including but not limited to the ISM Code, the ISPS Code and all Environmental Laws and Social Laws, which has or is likely to have a Material Adverse Effect; or

(ii)	Sanctions.

25.10	ISPS Code
Without limiting paragraph (a) of Clause 25.9 (Compliance with laws etc.), each Borrower shall:

(a)	procure that the Ship owned by it and the company responsible for that Ship's compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain an ISSC for that Ship; and

(c)	notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

25.11	Sanctions and Ship trading
Without limiting Clause 25.9 (Compliance with laws etc.), each Borrower shall procure:

(a)	that the Ship owned by it shall not be used by or for the benefit of a Prohibited User in breach of Sanctions;

(b)	that such Ship shall not be used in trading in any manner contrary to Sanctions;

(c)	that such Ship shall not be traded in any manner which would trigger the operation of any sanctions limitation in the Insurances; and

(d)
that each charterparty in respect of that Ship shall contain, for the benefit of that Borrower, language which broadly gives effect to the provisions of paragraph (c) of Clause 25.9 (Compliance with laws etc.) as regards Sanctions.

25.12	Trading in war zones
In the event of hostilities in any part of the world (whether war is declared or not), no Borrower shall cause or permit any Ship to enter or trade to any zone which is declared a war zone by any government or by that Ship's war risks insurers unless:

(a)	the prior written consent of the Security Agent acting on the instructions of the Majority Lenders (not to be unreasonably withheld or delayed) has been given; and

(b)	that Borrower has (at its expense) effected any special, additional or modified insurance cover which the Security Agent acting on the instructions of the Majority Lenders may require.

25.13	Provision of information
Without prejudice to Clause 21.5 (Information: miscellaneous) each Borrower shall, in respect of the Ship owned by it, promptly provide the Facility Agent with any information which it requests regarding:

(a)	that Ship, its employment, position and engagements;

(b)	the Earnings and payments and amounts due to its master and crew;

(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made by it in respect of that Ship;

(d)	any towages and salvages; and

(e)	its compliance, the Approved Ship Manager's compliance and the compliance of that Ship with the ISM Code and the ISPS Code, and, upon the Facility Agent's request, promptly provide copies of any current Charter relating to that Ship, of any current guarantee of any such Charter, the Ship's Safety Management Certificate and any relevant Document of Compliance.

25.14	Notification of certain events
Each Borrower (and, in relation to paragraph (e) below, the Parent Guarantor) shall, in respect of the Ship owned by it, promptly notify the Facility Agent in writing of:

(a)	any casualty to that Ship which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which that Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requisition of that Ship for hire;

(d)	any requirement or recommendation made in relation to that Ship by any insurer or classification society or by any competent authority which is not immediately complied with;

(e)	any arrest or detention of that Ship or any exercise or purported exercise of any lien on that Ship or the Earnings, such notification to be provided no later than 10 days after such event;

(f)	any intended dry docking of that Ship;

(g)
any Environmental Claim and any Social Claim made against that Borrower or in connection with that Ship, or any Environmental Incident and any Social Incident made against that Borrower or in connection with that Ship which would in any of the foregoing cases be likely to result in a Material Adverse Effect (it being agreed by the Parties that this paragraph (g) is a material obligation for the purposes of paragraph (b) of the definition of Material Adverse Effect);

(h)	any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, an Approved Ship Manager or otherwise in connection with that Ship; or

(i)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with, and each Borrower shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require as to that Borrower's, any such Approved Ship Manager's or any other person's response to any of those events or matters.

25.15	Restrictions on chartering etc.

(a)	No Borrower shall, in relation to the Ship owned by it:

(i)
let that Ship on demise charter for any period (or permit any sub-demise charter of that Ship) except with the prior written consent of all the Lenders and the ECAs and subject to the relevant Borrower granting an assignment of its rights and interests in such demise charter and obtaining an assignment of the rights and interests of such demise charterer to the Insurances;

(ii)	enter into any time, voyage or consecutive voyage charter in respect of that Ship other than a Permitted Charter;

(iii)	de activate or lay up that Ship; or

(iv)
put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed USD 1,500,000 (or the equivalent in any other currency) unless that person has first given to the Security Agent and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

(b)	Each Borrower shall, in relation to any Long Term Charter entered into for the Ship owned by it:

(i)
furnish promptly to the Facility Agent a true and complete copy of that Long Term Charter and any guarantee of that Long Term Charter and a true and complete copy of each material amendment or other modification thereof; and

(ii)
procure that its rights under that Long Term Charter and any guarantee of that Long Term Charter are assigned under the General Assignment and use commercially reasonable efforts to obtain an acknowledgement executed by the charterer and any charter guarantor and shall deliver any such other documentation in relation thereto as the Security Agent may require.

25.16	Change of Approved Ship Manager and appointment of Approved Sub-Manager

(a)	No Borrower shall, in relation to the Ship owned by it:

(i)	terminate a Management Agreement without the prior written consent of the Facility Agent (acting on the authorisation of the Majority Lenders, such authorisation not to be unreasonably withheld);

(ii)	appoint a manager of that Ship other than an Approved Ship Manager other than in accordance with this Clause 25.16 (Change of Approved Ship Manager and appointment of Approved Sub-Manager).

(b)	If, in accordance with the terms of this Agreement, there is a change of Approved Ship Manager, the Obligors shall procure that:

(i)	the relevant Borrower who owns the Ship shall promptly provide the Facility Agent with a copy of the Management Agreement pursuant to which such Approved Ship Manager is to be appointed; and

(ii)	the new Approved Ship Manager shall provide to the Facility Agent on or prior to the commencement of its appointment, an Approved Ship Manager's Undertaking.

(c)
Each Borrower shall procure that, in relation to the Ship owned by it, an Approved Ship Manager may only appoint an Approved Sub-Manager in relation to the commercial or technical, as relevant, management of the Ship so long as that Approved Ship Manager continues to remain primarily liable to perform the management responsibilities in relation to that Ship and, if so appointed as Approved Sub-Manager of that Ship, such Approved Sub-Manager shall be appointed on substantially the same terms as that Approved Ship Manager (including provision of an Approved Ship Manager’s Undertaking) and the relevant Obligor shall not, and shall procure that that Approved Ship Manager shall not, agree to any material alteration to the terms of the Approved Sub-Manager’s appointment.

(d)	If:

(i)	an Approved Ship Manager or an Approved Sub-Manager breaches any provision of its Approved Ship Manager's Undertaking which the Facility Agent considers material; and

(ii)
the relevant Borrower that owns the relevant Ship fails within a period of 15 days of it becoming aware of the occurrence of such circumstance or breach or of the receipt of a written notification from the Facility Agent requesting it to remedy such circumstance or breach, that Borrower shall promptly substitute the relevant Approved Ship Manager or Approved Sub-Manager with another Approved Ship Manager or an Approved Sub-Manager which executes and delivers to the Facility Agent a replacement Approved Ship Manager's Undertaking.

25.17	Notice of Mortgage
Each Borrower shall keep the relevant Mortgage registered against the Ship owned by it as a valid first preferred mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Borrower to the Security Agent.

25.18	Sharing of Earnings
No Borrower shall enter into any agreement or arrangement for the sharing of any Earnings other than for the purposes of this Agreement and provided always that each Ship may be entered into any Approved Pooling Arrangement.

25.19	Green Passport
Each Borrower shall obtain a Green Passport or equivalent document acceptable to the Facility Agent within 30 days from the Delivery Date in respect of the Ship owned by it and such procure that such Green Passport (or equivalent document) shall remain valid throughout the rest of the Security Period.

25.20	Scrapping policy
The Parent Guarantor shall maintain a policy that any scrapping of a Ship which is to be carried out during a period under which that Ship is owned and controlled by a Borrower shall be conducted in compliance with the IMO convention for the Safe and Environmentally Sound Recycling of Ship and with any future guideline issued by the IMO in connection with such Convention (if the same have come into force).

25.21	Notification of compliance
Each Borrower shall promptly provide the Facility Agent from time to time with evidence (in such form as the Facility Agent requires) that it is complying with this Clause 25 (General Ship Undertakings).

26	SECURITY COVER

26.1	Provision of valuations

(a)
Each Borrower shall obtain two valuations to be provided on or about 31 December and two valuations to be provided on or about 30 June of each financial year (and in each case, each valuation to be dated within 4 weeks from either 31 December or 30 June, as the case may be) of the Ship owned by it and any other vessel over which additional Security has been created in accordance with Clause 26.4 (Value of additional vessel security), from Approved Valuers, to enable the Facility Agent to determine the Market Value of that Ship or vessel, on or about 31 December and 30 June of each financial year (with such valuations being provided together with a Compliance Certificate under Clause 21.3 (Compliance Certificate)) and, upon the occurrence of an Event of Default which is continuing, at such other times as the Facility Agent may request.

(b)
In addition, the Lenders (acting reasonably) shall be entitled to instruct the Facility Agent to arrange for valuations of a Ship and any other vessel over which additional Security has been created in accordance with Clause 26.4 (Value of additional vessel security), to be carried out at any time to determine the Market Value of that Ship or vessel, which valuations shall be obtained at the cost of the Lenders unless the valuations evidence a breach of the threshold required under Clause 26.2 (Minimum required security cover) in which case the valuations shall be at the cost of the Obligors.

26.2	Minimum required security cover
Clause 26.3 (Provision of additional security; prepayment) applies if, on or after the first Delivery Date under this Agreement, the Facility Agent notifies the Borrowers that:

(i)	the aggregate Market Value of each Ship then subject to a Mortgage; plus

(ii)	the net realisable value of additional Security previously provided under this Clause 26 (Security Cover), is below 135 per cent. of the outstanding Loan.

26.3	Provision of additional security; prepayment

(a)
If the Facility Agent serves a notice on the Borrowers under Clause 26.2 (Minimum required security cover), the Borrowers shall, on or before the date falling 20 days after the date (the "Prepayment Date") on which the Facility Agent's notice is served, prepay such part of the Loan as shall eliminate the shortfall.

(b)
A Borrower may, instead of making a prepayment as described in paragraph (a) above, provide, or ensure that a third party has provided, additional security which, in the opinion of the Facility Agent acting on the instructions of the Majority Lenders and the ECAs:

(i)	has a net realisable value at least equal to the shortfall; and

(ii)	is documented in such terms as the Facility Agent may approve or require, before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation.

26.4	Value of additional vessel security
The net realisable value of any additional security which is provided under Clause 26.3 (Provision of additional security; prepayment) and which consists of Security over a vessel shall be the Market Value of the vessel concerned.

26.5	Valuations binding
Any valuation under this Clause 26 (Security Cover) shall be binding and conclusive as regards each Borrower.

26.6	Provision of information

(a)
Each Borrower shall promptly provide the Facility Agent and any Approved Valuer acting under this Clause 26 (Security Cover) with any information which the Facility Agent or that Approved Valuer may request for the purposes of the valuation.

(b)
If a Borrower fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Valuer or the Facility Agent considers prudent.

26.7	Prepayment mechanism
Any prepayment pursuant to Clause 26.3 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) and shall be treated as a voluntary prepayment pursuant to Clause 7.4 (Voluntary prepayment of Loan).

26.8	Release of additional security
If the Facility Agent (acting on the instruction of all Lenders and the ECAs) is satisfied that:

(a)	the aggregate of the Market Value of each Ship then subject to a Mortgage; plus

(b)	net realisable value of additional security previously provided under Clause 26.3 (Provision of additional security; prepayment), is above 135 per cent. of the Loan and has been above such percentage for a minimum period of three Months, there shall be released (at the cost and expense of the Borrowers) all or a portion of such additional security in an amount equal to the excess over 135 per cent. of the Loan, Provided that any such release shall not give rise to a further shortfall and that no Default has occurred and is continuing or would arise as a result of such release.

27	ACCOUNTS, APPLICATION OF EARNINGS AND HEDGE RECEIPTS

27.1	Earnings Account and Retention Account
Each Borrower shall, no later than the date of the Utilisation Request in relation to the Ship owned by it, open and maintain an Earnings Account and a Retention Account in respect of its Ship. No Borrower may, without the prior consent of the Facility Agent, maintain any bank account other than its Earnings Account and its Retention Account.

27.2	Debt Service Reserve Account

(a)	The Parent Guarantor shall:

(i)	no later than the date of the first Utilisation Request under this Agreement, open a Debt Service Reserve Account in respect of the Ships; and

(ii)
before each Utilisation Date in relation to a Ship under this Agreement, deposit an amount equal to or greater than the Debt Service in relation to the Ship for which that Utilisation relates into the Debt Service Reserve Account (and the Facility Agent shall provide an invoice specifying that amount not less than two Business Days prior to that Utilisation Date).

(b)
In this Clause 27.2 (Debt Service Reserve Account), "Debt Service" means, at any date of determination under this Agreement, the aggregate amount of the Repayment Instalments and accrued interest (based on the then current LIBOR rate), in each case falling due under this Agreement on the next Repayment Date and Interest Payment Date.

27.3	Payment of Earnings
Each Borrower shall ensure that, subject only to the provisions of the General Assignment to which it is a party, all the Earnings in respect of the Ship owned by it and any Hedge Receipts and all payments to it under any hedging agreement with a Non-Lender Hedge Counterparty are paid in to its Earnings Account.

27.4	Monthly retentions
Each Borrower shall ensure that, in each calendar month following the Delivery Date of the Ship owned by it, on such dates as the Facility Agent may from time to time specify, there is transferred to its Retention Account from its Earnings Account during the preceding calendar month:

(a)	one-third of the amount of any Repayment Instalment falling due under Clause 6.1 (Repayment of Loan) on the next Repayment Date; and

(b)	the relevant fraction of the aggregate amount of interest on the Loan which is payable under this Agreement in respect of any Interest Period then current; and

(c)
if applicable, the relevant fraction of the aggregated net amount which is payable by any Borrower to any Hedge Counterparty under any Hedging Agreement on the next due date for payment of such amount under the relevant Hedging Agreement.

The "relevant fraction" is a fraction of which:

(i)	the numerator is one; and

(ii)	the denominator is:

(A)	the number of months comprised in the relevant then current Interest Period; or

(B)
if the period is shorter, the number of months from the later of the commencement of the relevant current Interest Period or the last due date for payment of interest on the Loan or the relevant part of the Loan to the next due date for payment of interest on the Loan or the relevant part of the Loan under this Agreement.

27.5	Shortfall in Earnings

(a)
If the credit balance on a Borrower’s Earnings Account is insufficient in any calendar month for the required amount to be transferred to its Retention Account under Clause 27.4 (Monthly retentions), the Borrowers shall procure that the amount of the insufficiency is made up on such date as it makes the transfer under Clause 27.4 (Monthly retentions).

(b)
Without prejudicing the Facility Agent's right to make such demand at any time, the Facility Agent may, if so authorised by the Majority Lenders, permit the relevant Borrower to make up all or part of the insufficiency by increasing the amount of any transfer under Clause 27.4 (Monthly retentions) from the Earnings received by it in the next or subsequent calendar months.

27.6	Application of retentions

(a)	The Security Agent has sole signing rights in relation to the Retention Accounts.

(b)
Until an Event of Default occurs, the Facility Agent shall instruct the Security Agent to release to it, on each Repayment Date and on each Interest Payment Date in respect of a Ship Loan, for distribution to the Finance Parties in accordance with Clause 36.2 (Distributions by the Facility Agent) so much of the then balance on the Retention Account relative to that Ship as equals:

(i)	any Repayment Instalment due on that Repayment Date; and

(ii)	the amount of interest payable on that Interest Payment Date, in discharge of the Borrowers' liability for that Repayment Instalment or that interest, as the case may be.

27.7	Right to apply amounts on Earnings Accounts, Retention Accounts and Debt Service Reserve Account
If an Event of Default has occurred the Facility Agent shall be entitled then or at any later time or times:

(a)
to withdraw all or any part of the amount standing to the credit of any Earnings Account, any Retention Account or the Debt Service Reserve Account and to use the amount withdrawn in or towards discharging the Secured Liabilities; and/or

(b)
to transfer or remit all or any part of the amount standing to the credit of any Earnings Account, any Retention Account or the Debt Service Reserve Account to any Secured Party up to the amount of the Secured Liabilities to, or for the benefit of, that Secured Party, and the Facility Agent may take any action described in paragraph (a) or (b) above notwithstanding that any maturity or roll-over date attached to any part or parts of the amount standing to the credit of that Earnings Account, that Retention Account or the Debt Service Reserve Account may not yet have arrived.

27.8	Release of accrued interest
Any interest accruing under the Debt Service Reserve Account shall be credited to the Debt Service Reserve Account and, to the extent not applied previously pursuant to Clause 27.7 (Right to apply amounts on Earnings Accounts, Retention Accounts and Debt Service Reserve Account)), shall be released to the Parent Guarantor at the end of the Security Period.

27.9	Restrictions on dealing with the Accounts

(a)
Subject to the provisions of this Clause 27 (Accounts, application of Earnings and Hedge Receipts), each Borrower shall be entitled to withdraw, transfer and in other ways deal with all or any part of the amount standing to the credit of its Earnings Account so long as no Event of Default has occurred and for so long as the same is continuing.

(b)	No Obligor shall attempt to withdraw, transfer or in any other way deal with all or any part of the amount standing to the credit of any Retention Account or the Debt Service Reserve Account.

(c)
No Obligor shall purport to give any authorisation or instruction to the Account Bank or the Facility Agent concerning any Retention Account or the Debt Service Reserve Account in conflict with this Clause 27 (Accounts, application of Earnings and Hedge Receipts).

(d)
Each Obligor shall, if so required by the Facility Agent, promptly execute any document which the Facility Agent or the Account Bank may specify for the purpose of, or in connection with, any withdrawal, transfer or other dealing with all or any part of the amount standing to the credit of any Retention Account or the Debt Service Reserve Account.

27.10	Location of Accounts
Each Obligor shall promptly:

(a)	comply with any requirement of the Facility Agent as to the location or relocation of its Accounts (or any of them); and

(b)
execute any documents which the Facility Agent specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) its Accounts.

28	EVENTS OF DEFAULT

28.1	General
Each of the events or circumstances set out in this Clause 28 (Events of Default) is an Event of Default except for Clause 28.19 (Acceleration) and Clause 28.20 (Enforcement of security).

28.2	Non-payment
An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within three Business Days of its due date.

28.3	Specific obligations
A breach occurs of Clause 4.4 (Waiver of conditions precedent), Clause 22 (Financial Covenants), Clause 23.10 (Title), Clause 23.11 (Negative pledge), Clause 23.14 (Change of business), Clause 23.20 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 24.2 (Maintenance of obligatory insurances), Clause 24.3 (Terms of obligatory insurances), Clause 24.5 (Renewal of obligatory insurances), Clause 25.11 (Sanctions and Ship trading,paragraph (d) of Clause 25.16 (Change of Approved Ship Manager and appointment of Approved Sub-Manager)or Clause 26 (Security Cover).

28.4	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 28.2 (Non-payment) and Clause 28.3 (Specific obligations)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Facility Agent giving notice to the Borrowers or (if earlier) any Obligor becoming aware of the failure to comply.

28.5	Misrepresentation
Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

28.6	Cross default

(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d)
Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Event of Default will occur under this Clause 28.6 (Cross default) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than:

(i)	in relation to a Borrower, USD 1,000,000 (or its equivalent in any other currency); or.

(ii)	in relation to the Parent Guarantor, USD 10,000,000 (or its equivalent in any other currency).

28.7	Insolvency

(a)	An Obligor:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

28.8	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(iii)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or any of its assets; or

(iv)	enforcement of any Security over any assets of any Obligor,
or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.

28.9	Creditors' process
Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of an Obligor having an aggregate value of USD 1,000,000 in relation to a Borrower or USD 10,000,000 in relation to the Parent Guarantor (or its equivalent in any other currency) and is not discharged within 30 Business Days (other than an arrest or detention of a Ship referred to in Clause 28.13 (Arrest).

28.10	Ownership of the Borrowers
The Parent Guarantor is not or ceases to be the legal and beneficial owner of all the shares or equity interests in a Borrower.

28.11	Unlawfulness, invalidity and ranking

(a)	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

(b)	Any obligation of an Obligor under the Finance Documents is not or ceases to be legal, valid, binding or enforceable.

(c)
Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.

28.12	Security imperilled
Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.

28.13	Arrest
Any arrest of a Ship or its detention in the exercise or the purported exercise of any lien or claim unless it is redelivered to the full control of the relevant Borrower within 45 days of such arrest or detention or, in the event of an arrest which the relevant Borrower is contesting in good faith, such longer period as the Majority Lenders may, following a request from the relevant Borrower, approve (such approval not to be unreasonably withheld or delayed provided that the relevant Borrower is cooperating with the Secured Parties and has provided grounds for such an extension).

28.14	Expropriation
The authority or ability of any Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any of its assets other than:

(a)	an arrest or detention of a Ship referred to in Clause 28.13 (Arrest); or

(b)	any Requisition.

28.15	Repudiation and rescission of agreements
An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security.

28.16	Litigation
Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened, or any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body is made, in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any Obligor or its assets which has or is reasonably likely to have a Material Adverse Effect.

28.17	Material adverse change
Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

28.18	Termination of ECA Support
Any ECA Support is cancelled, suspended, rescinded, terminated or otherwise ceases to remain in full force and effect as a result of an act or omission by or attributable to a member of the Group.

28.19	Acceleration
On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers:

(a)	cancel the Total Commitments, whereupon they shall immediately be cancelled;

(b)
declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable;

(c)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders; and/or

(d)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents, and the Facility Agent may serve notices under paragraphs (a), (b) and (c) above simultaneously or on different dates and the Security Agent may take any action referred to in Clause 28.20 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

28.20	Enforcement of security
On and at any time after the occurrence of an Event of Default which is continuing the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 28.19 (Acceleration), the Security Agent is entitled to take under any Finance Document or any applicable law or regulation.

SECTION 9

CHANGES TO PARTIES

29	CHANGES TO THE LENDERS

29.1	Assignments and transfers by the Lenders
Subject to this Clause 29 (Changes to the Lenders), a Lender (the "Existing Lender") may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,
under the Finance Documents to:

(i)	another bank or financial institution or pension fund; or

(ii)
in respect of any transfer by a Commercial Lender of its participation or commitment in the Commercial Facility to a trust or fund (other than a pension fund) with the prior written consent of each of the ECAs (such consent not to be unreasonably withheld or delayed),

(the “New Lender”).

29.2	Conditions of assignment or transfer

(a)	The consent of the Borrowers is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of a Lender;

(ii)	to a bank;

(iii)	to a financial institution which has, at any time previously, been a Lender;

(iv)	to an ECA in accordance with Clause 29.10 (Transfer to an ECA); or

(v)	made at a time when an Event of Default is continuing.

(b)
The consent of the Borrowers to an assignment or transfer must not be unreasonably withheld or delayed. Each Borrower will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by that Borrower within that time.

(c)
The consent of a Borrower to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to any amount payable under Clause 14.3 (Mandatory Cost).

(d)	The consent of the Kexim Guarantor is required for an assignment or transfer by a Kexim Guaranteed Lender (such consent not to be unreasonably withheld or delayed).

(e)
Macquarie Factoring (UK) Limited may not, without the consent of the ECAs (such consent not to be unreasonably withheld or delayed), transfer its participation in the Commercial Facility A Loan if such transfer would result in Macquarie Factoring (UK) Limited holding less than 33.33 per cent. of the Commercial Facility A Loan outstanding at such time (being an amount of USD 5,000,000 as at the date of the Facility Agreement), unless the assignment or transfer is to Macquarie Bank Limited.

(f)
The consent of GIEK (such decision not to be unreasonably delayed and consent not to be unreasonably withheld) is required for an assignment or transfer by Macquarie Factoring (UK) Limited in its capacity as a GIEK Guaranteed Lender, unless the assignment or transfer is to Macquarie Bank Limited (in which case Macquarie Factoring (UK) Limited shall provide a written notice to GIEK at least 15 Business Days prior to the date of such assignment or transfer to Macquarie Bank Limited).

(g)	An assignment will only be effective on:

(i)
receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it were an Original Lender; and

(ii)
performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(h)
Each Obligor agrees that all rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which the Borrowers or any other Obligor had against the Existing Lender.

(i)	A transfer will only be effective if the procedure set out in Clause 29.5 (Procedure for transfer) is complied with.

(j)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or under that clause as incorporated by reference or in full in any other Finance Document or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (j) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

(k)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

29.3	Assignment or transfer fee
The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of US$1,000.

29.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document, and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities throughout the Security Period.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 29 (Changes to the Lenders); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

29.5	Procedure for transfer

(a)
Subject to the conditions set out in Clause 29.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(b)
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 29.9 (Pro rata interest settlement), on the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations");

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Facility Agent, the Security Agent, the Mandated Lead Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Mandated Lead Arrangers and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a "Lender".

29.6	Procedure for assignment

(a)
Subject to the conditions set out in Clause 29.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 29.9 (Pro rata interest settlement), on the Transfer Date:

(i)
the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.

(d)
Lenders may utilise procedures other than those set out in this Clause 29.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 29.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 29.2 (Conditions of assignment or transfer).

29.7	Copy of Transfer Certificate or Assignment Agreement to Borrowers
The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrowers a copy of that Transfer Certificate or Assignment Agreement.

29.8	Security over Lenders' rights
In addition to the other rights provided to Lenders under this Clause 29 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)
in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

29.9	Pro rata interest settlement
If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 29.5 (Procedure for transfer) or any assignment pursuant to Clause 29.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 29.9 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

(c)	In this Clause 29.9 (Pro rata interest settlement) references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees.

29.10	Transfer to an ECA

(a)
If an ECA makes a payment under its ECA Support (being the GIEK Guarantee in relation to GIEK and the Kexim Guarantee in relation to the Kexim Guarantor), then, to the extent that it is required to do so by that ECA under that ECA Support, an ECA Guaranteed Lender receiving a payment pursuant to that ECA Support shall, at the cost of the Borrowers and without any requirement for the consent of any Borrower, transfer to that ECA (in accordance with, and subject to, Clause 29.5 (Procedure for transfer) a part of its participation in the Loan equal to the amount paid to it by that ECA.

(b)
A transfer pursuant to paragraph (a) above shall not limit the rights of the relevant ECA Guaranteed Lender to recover any remaining part of its participation in a Loan or any other moneys owing to it under this Agreement or any other Finance Documents.

(c)	If an ECA makes any payment to an ECA Guaranteed Lender under its ECA Support:

(i)	the obligations and liabilities of the Obligors (and of any of them) under this Agreement and each of the other Finance Documents shall not be reduced, discharged nor affected in any way;

(ii)	that ECA shall be entitled to be subrogated to the rights of that ECA Guaranteed Lender against the Obligors under this Agreement and each of the other Finance Documents;

(iii)
that ECA shall be entitled to the extent of such payment to exercise the rights of that ECA Guaranteed Lender against the Obligors (and against any of them) under this Agreement and each of the other Finance Documents or any relevant laws and/or regulations unless and until such payment and the interest accrued on it are fully reimbursed to that ECA; and

(iv)
with respect to the obligations and liabilities of the Obligors owed to that ECA Guaranteed Lender under the Finance Documents (or any of them), such obligations and liabilities shall additionally be owed to that ECA by way of subrogation of the rights of that ECA Guaranteed Lender.

(d)	The Obligors shall indemnify each ECA in respect of any costs or expenses (including legal fees) suffered or incurred by it in connection with any transfer referred to in paragraph (a) above.

29.11	Additional Hedge Counterparties

(a)
The Borrowers or a Lender may request that a Lender or a New Lender becomes an Additional Hedge Counterparty, with the prior approval of the Facility Agent and (in the case of a request by a Lender) the Borrowers, by delivering to the Facility Agent a duly executed Hedge Counterparty Accession Letter.

(b)	The relevant Lender or New Lender will become an Additional Hedge Counterparty when the Facility Agent enters into the relevant Hedge Counterparty Accession Letter.

30	CHANGES TO THE OBLIGORS

30.1	Assignment or transfer by Obligors
No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

30.2	Release of security

(a)	If a disposal of any asset subject to security created by a Security Document is made in the following circumstances:

(i)	the disposal is permitted by the terms of any Finance Document;

(ii)	all the Lenders and the ECAs agree to the disposal;

(iii)	the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or

(iv)	the disposal is being effected by enforcement of a Security Document, the Security Agent may release the asset(s) being disposed of from any security over those assets created by a Security Document. However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).

(b)
If the Security Agent is satisfied that a release is allowed under this Clause 30.2 (Release of security) (at the request and expense of the Borrowers) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release. Each other Finance Party irrevocably authorises the Security Agent to enter into any such document. Any release will not affect the obligations of any other Obligor under the Finance Documents.

30.3	Release of Borrower

(a)
If a Ship is sold or becomes a Total Loss and the Borrowers repay the Ship Loan to which that Ship relates and any other amount due and outstanding in relation thereto in accordance with Clause 7.7 (Mandatory prepayment on sale or Total Loss), the Borrower who owned that Ship may request by written notice to the Facility Agent to be released from all its obligations under the Finance Documents.

(b)
If the Facility Agent is satisfied (acting on the authorisation of all the Lenders and the ECAs) that no Default has occurred or would result from the proposed release, the Facility Agent shall, following receipt of the notice referred to in paragraph (a) above and at the expense of the Borrowers, arrange for each Finance Party to enter into any document and do all such other things which are reasonably required to achieve that release. Any release will not affect the obligations of any other Obligor under the Finance Documents.

(c)

SECTION 10

THE FINANCE PARTIES

31	THE FACILITY AGENT AND THE MANDATED LEAD ARRANGERS

31.1	Appointment of the Facility Agent

(a)	Each of the Mandated Lead Arrangers, the Lenders and the Hedge Counterparties appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each of the Mandated Lead Arrangers, the Lenders and the Hedge Counterparties authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

31.2	Instructions

(a)	The Facility Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)
The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Facility Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Facility Agent's own position in its personal capacity as opposed to its role of Facility Agent for the relevant Finance Parties.

(e)
If giving effect to instructions given by the Majority Lenders would in the Facility Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 45 (Amendments and Waivers), the Facility Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Facility Agent) whose consent would have been required in respect of that amendment or waiver.

(f)
In exercising any discretion to exercise a right, power or authority under the Finance Documents where it has not received any instructions as to the exercise of that discretion the Facility Agent shall do so having regard to the interests of all the Finance Parties.

(g)
The Facility Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)
Without prejudice to the remainder of this Clause 31.2 (Instructions), in the absence of instructions, the Facility Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Finance Parties. The Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties.

(i)
The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

31.3	Duties of the Facility Agent

(a)	The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(c)	Without prejudice to Clause 29.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)
Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)
If the Facility Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)
If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Mandated Lead Arrangers or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

31.4	Role of the Mandated Lead Arrangers
Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

31.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Facility Agent or any Mandated Lead Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Facility Agent nor any Mandated Lead Arranger shall be bound to account to other Finance Party for any sum or the profit element of any sum received by it for its own account.

31.6	Application of receipts
Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 36.5 (Application of receipts; partial payments).

31.7	Business with the Group
The Facility Agent and the Mandated Lead Arrangers may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

31.8	Rights and discretions

(a)	The Facility Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 28.2 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by any Borrower is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable.

(e)
The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Facility Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Facility Agent's gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.

(h)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor any Mandated Lead Arranger is obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)
Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

31.9	Responsibility for documentation
Neither the Facility Agent nor any Mandated Lead Arranger is responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, any Mandated Lead Arranger, an Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)
any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

31.10	No duty to monitor
The Facility Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Obligor of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

31.11	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to paragraph (e) of Clause 36.11 (Disruption to Payment Systems etc.) or any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)
The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Facility Agent or any Mandated Lead Arranger to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party, on behalf of any Finance Party and each Finance Party confirms to the Facility Agent and the Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Mandated Lead Arrangers.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent's liability, any liability of the Facility Agent arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

31.12	Lenders' indemnity to the Facility Agent

(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 36.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent to an Obligor.

31.13	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrowers.

(b)	Alternatively, the Facility Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)
If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.

(d)
If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under paragraph (c) above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause 31 (The Facility Agent and the Mandated Lead Arrangers) and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent's normal fee rates and those amendments will bind the Parties.

(e)
The retiring Facility Agent shall make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Facility Agent for the amount of all reasonable and documented costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.

(g)
Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 14.4 (Indemnity to the Facility Agent) and this Clause 31 (The Facility Agent and the Mandated Lead Arrangers) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Facility Agent. Any fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)
The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

(i)
The consent of the Borrowers shall be required for an assignment or transfer of rights and/or obligations by the Facility Agent (such consent not to be unreasonably withheld or delayed and to be deemed granted within 15 Business Days from the day it has been sought unless it has been expressly refused within that period).

(j)
The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)
the Facility Agent fails to respond to a request under Clause 12.7 (FATCA Information) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Facility Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Borrowers and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.

31.14	Confidentiality

(a)
In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Facility Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor any Mandated Lead Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

31.15	Relationship with the other Finance Parties

(a)
Subject to Clause 29.9 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender or Hedge Counterparty at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office or, as the case may be, the Hedge Counterparty:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender or Hedge Counterparty to the contrary in accordance with the terms of this Agreement.

(b)
Each Finance Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Finance Party shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent and any reference to any instructions being given by or sought from any Finance Party or group of Finance Parties by or to the Security Agent in this Agreement must be given or sought through the Facility Agent.

(c)
Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 39.5 (Electronic communication) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 39.2 (Addresses) and sub-paragraph (ii) of paragraph (a) of Clause 39.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

31.16	Credit appraisal by the Finance Parties
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Facility Agent and the Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property, including but not limited to any ECA Support;

(d)
the adequacy, accuracy or completeness of any information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

31.17	Deduction from amounts payable by the Facility Agent
If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

31.18	Reliance and engagement letters
Each Secured Party confirms that each of the Mandated Lead Arrangers and the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by any Mandated Lead Arranger or the Facility Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

31.19	Full freedom to enter into transactions
Without prejudice to Clause 31.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to any Obligor or other member of the Group or any person who is a party to, or referred to in, a Finance Document, and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

32	THE SECURITY AGENT

32.1	Trust

(a)
The Security Agent declares that it holds the Security Property, save for the Security Property governed by Dutch law, on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 32 (The Security Agent) and the other provisions of the Finance Documents.

(b)
Each other Finance Party authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

32.2	Parallel Debt (Covenant to pay the Security Agent)

(a)	Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent an amount equal to, and in the currency or currencies of, its Corresponding Debt.

(b)	The Parallel Debt of an Obligor:

(i)	shall become due and payable at the same time as and for the same amount of its Corresponding Debt;

(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.

(c)	For purposes of this Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent:

(i)	is the independent and separate creditor of each Parallel Debt;

(ii)
acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt and any security granting such Parallel Debt shall not be held on trust; and

(iii)
shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of an Obligor shall be:

(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)	increased to the extent that its Corresponding Debt has increased, and the Corresponding Debt of an Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged, in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

(e)
All amounts received or recovered by the Security Agent in connection with this Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 36.5 (Application of receipts; partial payments).

(f)	This Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.

32.3	Enforcement through Security Agent only
The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

32.4	Instructions

(a)	The Security Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by:

(A)	all Lenders (or the Facility Agent on their behalf) if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders (or the Facility Agent on their behalf); and

(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)
The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Facility Agent on their behalf) (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the relevant Secured Parties.

(iv)	in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of:

(A)	Clause 32.27 (Application of receipts);

(B)	Clause 32.28 (Permitted Deductions); and

(C)	Clause 32.29 (Prospective liabilities).

(e)
If giving effect to instructions given by the Majority Lenders would in the Security Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 45 (Amendments and Waivers), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to sub-paragraph (iv) of paragraph (d) above, the Security Agent shall do so having regard to the interests of all the Secured Parties.

(g)
The Security Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)
Without prejudice to the remainder of this Clause 32.4 (Instructions), in the absence of instructions, the Security Agent may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

(i)
The Security Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

32.5	Duties of the Security Agent

(a)	The Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)
Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)
If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

32.6	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Obligor.

(b)	The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

32.7	Business with the Group
The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

32.8	Rights and discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked;

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)
The Security Agent shall be entitled to carry out all dealings with the other Finance Parties through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to any Finance Party.

(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Secured Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by any Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(d)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(e)
Without prejudice to the generality of paragraph (c) above or paragraph (f) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Facility Agent or the Lenders) if the Security Agent in its reasonable opinion deems this to be desirable.

(f)
The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	The Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Security Agent's gross negligence or wilful misconduct.

(h)
Unless a Finance Document expressly provides otherwise the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under the Finance Documents.

(i)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)
Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

32.9	Responsibility for documentation
None of the Security Agent, any Receiver or Delegate is responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, any Mandated Lead Arranger, an Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)
any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

32.10	No duty to monitor
The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Obligor of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

32.11	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate), none of the Security Agent nor any Receiver or Delegate will be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party other than the Security Agent, that Receiver or that Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)
The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent if the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party, on behalf of any Finance Party and each Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate, any liability of the Security Agent or any Receiver arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.

32.12	Lenders' indemnity to the Security Agent

(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Security Agent's or Receiver's gross negligence or wilful misconduct) in acting as Security Agent or Receiver under the Finance Documents (unless the Security Agent or Receiver has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.

32.13	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrowers.

(b)	Alternatively, the Security Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Security Agent.

(c)
If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent may appoint a successor Security Agent.

(d)
The retiring Security Agent shall make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Security Agent for the amount of all reasonable and documented costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)	The Security Agent's resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer, by way of a document expressed as a deed, of all the Security Property to that successor.

(f)
Upon the appointment of a successor, the retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 32.24 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause 14.5 (Indemnity to the Security Agent) and this Clause 32 (The Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Agent. Any fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above.

(h)
The consent of the Borrowers shall be required for an assignment or transfer of rights and/or obligations by the Security Agent (such consent not to be unreasonably withheld or delayed and to be deemed granted within 15 Business Days from the day it has been sought unless it has been expressly refused within that period).

32.14	Confidentiality

(a)
In acting as Security Agent for the Finance Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Security Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

32.15	Credit appraisal by the Finance Parties
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)
the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

32.16	Reliance and engagement letters
Each Secured Party confirms that the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

32.17	No responsibility to perfect Transaction Security
The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Security Assets;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)
take, or to require any Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Security Document.

32.18	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Security Assets;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document, and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)
Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request.

32.19	Custodians and nominees
The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

32.20	Delegation by the Security Agent

(a)
Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)
That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)
No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.

32.21	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties; or

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Borrowers and the Finance Parties of that appointment.

(b)
Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)
The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

32.22	Acceptance of title
The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Security Assets and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

32.23	Releases
Upon a disposal of any of the Security Assets pursuant to the enforcement of the Transaction Security by a Receiver, a Delegate or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

32.24	Winding up of trust
If the Security Agent, with the approval of the Facility Agent determines that:

(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, then

(i)
the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)	any Security Agent which has resigned pursuant to Clause 32.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

32.25	Powers supplemental to Trustee Acts
The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

32.26	Disapplication of Trustee Acts
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents. Where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement and any other Finance Document shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

32.27	Application of receipts
All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document, under Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)) or in connection with the realisation or enforcement of all or any part of the Security Property (for the purposes of this Clause 32 (The Security Agent), the "Recoveries") shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the remaining provisions of this Clause 32 (The Security Agent), in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as such) (other than pursuant to Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)) or any Receiver or Delegate;

(b)
in payment or distribution to the Facility Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Obligor under any of the Finance Documents in accordance with Clause 36.5 (Application of receipts; partial payments);

(c)
if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Obligor; and

(d)	the balance, if any, in payment or distribution to the relevant Obligor.

32.28	Permitted Deductions
The Security Agent may, in its discretion:

(a)
set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)
pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

32.29	Prospective liabilities
Following enforcement of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause 32.27 (Application of receipts) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and

(b)	any part of the Secured Liabilities,
that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.

32.30	Investment of proceeds
Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 32.27 (Application of receipts) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent's discretion in accordance with the provisions of Clause 32.27 (Application of receipts).

32.31	Currency conversion

(a)
For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

32.32	Good discharge

(a)
Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Facility Agent on behalf of the Secured Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)
The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

32.33	Amounts received by Obligors
If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

32.34	Application and consideration
In consideration for the covenants given to the Security Agent by each Obligor in relation to Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent agrees with each Obligor to apply all moneys from time to time paid by such Obligor to the Security Agent in accordance with the foregoing provisions of this Clause 32 (The Security Agent).

32.35	Full freedom to enter into transactions
Without prejudice to Clause 32.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to the Borrowers or any person who is a party to, or referred to in, a Finance Document, and, in particular, the Security Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

33	ECA AGENT

33.1	Appointment and duties of ECA Agent

(a)
Each GIEK Guaranteed Lender appoints the ECA Agent to act as its agent under and in connection with the GIEK Guarantee and the Finance Documents and each Kexim Guaranteed Lender appoints the ECA Agent to act as its agent under and in connection with the Kexim Guarantee and the Finance Documents.

(b)
Each ECA Guaranteed Lender authorises the ECA Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the ECA Agent under, or in connection with, the relevant ECA Support and the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)
The ECA Agent shall (or shall procure that the Facility Agent shall) promptly forward to each ECA Guaranteed Lender and, to the extent any such document is from a Party other than an ECA, the ECAs the original or a copy of any document which is delivered to the ECA Agent for that ECA Guaranteed Lender by any other Party or by the relevant ECA. Such document (or correspondence to which such document is attached) shall be dated and signed and shall include the guarantee number for the GIEK Guarantee.

(d)
Except where the relevant ECA Support or a Finance Document specifically provides otherwise, the ECA Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)
Each ECA Guaranteed Lender authorises the ECA Agent to consult with the relevant ECA (where necessary) in relation to any waivers, consents or approvals under or pursuant to the Finance Documents or the relevant ECA Support, including but not limited to any amendment, modification or waiver which:

(i)	varies the dates for, or increases the amount of, or changes the currency or the priority of, any payment of any amount under the Finance Documents;

(ii)	amends, extends or waives any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) of the Facilities Agreement; or

(iii)	imposes a new obligation on the relevant ECA, or increases an existing obligation of the relevant ECA under the relevant ECA Support or any other Finance Document, which, in each case, shall not be made without the prior consent of the relevant ECA, and to inform the ECA Guaranteed Lenders of the result of such consultation and if such waiver, consent or approval is within the scope of the relevant ECA Support (at the discretion of the ECA Agent after consulting with the relevant ECA), such decision will be taken by the ECA Agent (acting on the sole instruction of the relevant ECA).

(f)
The ECA Agent's duties under the relevant ECA Support and the Finance Documents are solely mechanical and administrative in nature and the ECA Agent shall have no duties or obligations as agent other than those expressly conferred on it by the Finance Documents.

(g)
Nothing in this Agreement or any Finance Document shall permit or oblige any ECA Guaranteed Lender or the ECA Agent to act (or omit to act) in a manner that is inconsistent with any requirement under or in connection with the relevant ECA Support and, in particular:

(i)
each ECA Guaranteed Lender shall be authorised to take all such actions as it may deem necessary to ensure that all requirements of the relevant ECA under or in connection with the relevant ECA Support are complied with; and

(ii)
no ECA Guaranteed Lender shall be obliged to do anything if, in its opinion (upon consultation with the relevant ECA), to do so could result in a breach of any requirement of that ECA under or in connection with the relevant ECA Support or affect the validity of the relevant ECA Support.

(h)
In case of any conflict between the Finance Documents and any ECA Support, the relevant ECA Support shall, as between the ECA Guaranteed Lenders relying on it and the relevant ECA, prevail, and to the extent of such conflict or inconsistency, none of the relevant ECA Guaranteed Lenders or the ECA Agent shall assert to that ECA, the terms of the relevant Finance Documents.

33.2	Application of certain Clauses
The provisions of Clauses 31.7 (Business with the Group), 31.8 (Rights and discretions), 31.9 (Responsibility for documentation), 31.11 (Exclusion of liability), 31.12 (Lenders' indemnity to the Facility Agent), 31.13 (Resignation of the Facility Agent), 31.14 (Confidentiality) (it being understood that the reference to Finance Parties in Clause 31.14 (Confidentiality) shall be construed as a reference to the relevant ECA Guaranteed Lenders), paragraph (d) of 31.15 (Relationship with the other Finance Parties), 31.16 (Credit appraisal by the Finance Parties) and 31.19 (Full freedom to enter into transactions) shall apply in respect of the ECA Agent in its capacity as such as if each reference to the Facility Agent were a reference to the ECA Agent, each reference to Lenders were a reference to the relevant ECA Guaranteed Lenders, each reference to the Finance Documents included a reference to the relevant ECA Support.

33.3	ECA Guaranteed Lenders' representations

(a)	Each GIEK Guaranteed Lender represents and warrants to the ECA Agent that:

(i)
no information provided by it in writing to the ECA Agent or to GIEK prior to the date of this Agreement was untrue or incorrect in any material respect except to the extent that it, in the exercise of reasonable care and due diligence prior to giving such information, could not have discovered the error or omission;

(ii)
it has not taken (or failed to take), and agrees that it shall not take (or fail to take), any action that would result in the ECA Agent being in breach of any of its obligations in its capacity as ECA Agent under the GIEK Guarantee or any of the Finance Documents, or result in the GIEK Guaranteed Lenders being in breach of any of their respective obligations as guaranteed parties under the GIEK Guarantee, or which would otherwise prejudice the ECA Agent's ability to make a claim on behalf of the GIEK Guaranteed Lenders under the GIEK Guarantee;

(iii)	it has reviewed the GIEK Guarantee and is aware of its provisions; and

(iv)	the representations and warranties made by the ECA Agent on its behalf under the GIEK Guarantee are true and correct with respect to it in all respects.

(b)	Each Kexim Guaranteed Lender represents and warrants to the ECA Agent that:

(i)
no information provided by it in writing to the ECA Agent or to the Kexim Guarantor prior to the date of this Agreement was untrue or incorrect in any material respect except to the extent that it, in the exercise of reasonable care and due diligence prior to giving such information, could not have discovered the error or omission;

(ii)
it has not taken (or failed to take), and agrees that it shall not take (or fail to take), any action that would result in the ECA Agent being in breach of any of its obligations in its capacity as ECA Agent under the Kexim Guarantee or any of the Finance Documents, or result in the Kexim Guaranteed Lenders being in breach of any of their respective obligations as insured parties under the Kexim Guarantee, or which would otherwise prejudice the ECA Agent's ability to make a claim on behalf of the Kexim Guaranteed Lenders under the Kexim Guarantee;

(iii)	it has reviewed the Kexim Guarantee and is aware of its provisions; and

(iv)	the representations and warranties made by the ECA Agent on its behalf under the Kexim Guarantee are true and correct with respect to it in all respects.

33.4	Claims under ECA Support

(a)	All communication between the ECA Guaranteed Lenders and the relevant ECA shall be carried out through the ECA Agent.

(b)
Each ECA Guaranteed Lender acknowledges and agrees that it shall have no entitlement to make any claim or to take any action whatsoever under or in connection with the relevant ECA Support except through the ECA Agent and that all of the rights of the ECA Guaranteed Lenders under the relevant ECA Support shall only be exercised by the ECA Agent.

33.5	Payments by an ECA
Each ECA is irrevocably and unconditionally authorised by the Borrowers to pay any amounts under the ECA Support granted by it promptly on demand by the ECA Agent, without any reference or further authorisation from the Borrowers and, save for manifest error, without being under any duty or obligation to enquire into the justification or validity thereof and/or dispute whether any claims or demands under the relevant ECA Support are properly or validly made. Notwithstanding that the Borrowers may dispute the validity of any such claim or demand, each Obligor shall accept any claim or demand under the relevant ECA Support as binding upon the relevant ECA and as conclusive evidence that the relevant ECA is liable thereunder to pay any such amount to the Facility Agent.

33.6	ECA Guaranteed Lenders' indemnity to the ECA Agent

(a)
Each ECA Guaranteed Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the ECA Agent and every Receiver, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the ECA Agent's or Receiver's gross negligence or wilful misconduct) in acting as ECA Agent or Receiver under the Finance Documents (unless the ECA Agent or Receiver has been reimbursed by an Obligor pursuant to a Finance Document).

(b)
Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any ECA Guaranteed Lender for any payment that ECA Guaranteed Lender makes to the ECA Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the ECA Guaranteed Lender claims reimbursement relates to a liability of the ECA Agent to an Obligor.

34	CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

35	SHARING AMONG THE FINANCE PARTIES

35.1	Payments to Finance Parties
If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 36 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due to it under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 36 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 36.5 (Application of receipts; partial payments).

35.2	Redistribution of payments
The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 36.5 (Application of receipts; partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

35.3	Recovering Finance Party's rights
On a distribution by the Facility Agent under Clause 35.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

35.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

35.5	Exceptions

(a)
This Clause 35 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

36	PAYMENT MECHANICS

36.1	Payments to the Facility Agent

(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Facility Agent) and with such bank as the Facility Agent, in each case, specifies.

36.2	Distributions by the Facility Agent
Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 36.3 (Distributions to an Obligor) and Clause 36.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London), as specified by that Party or, in the case of an Advance, to such account of such person as may be specified by the Borrowers in a Utilisation Request.

36.3	Distributions to an Obligor
The Facility Agent may (with the consent of the Obligor or in accordance with Clause 37 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

36.4	Clawback and pre-funding

(a)
Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(c)
If the Facility Agent is willing to make available amounts for the account of the Borrowers before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrowers:

(i)	the Borrowers shall on demand refund it to the Facility Agent; and

(ii)
the Lender by whom those funds should have been made available or, if the Lender fails to do so, the Borrowers shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

36.5	Application of receipts; partial payments

(a)
If the Facility Agent or the Security Agent (as applicable) receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent or the Security Agent (as applicable) shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)
first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

(ii)	secondly, in or towards payment of any accrued interest (including the GIEK Guaranteed Premium) and fees due but unpaid to the Lenders under this Agreement; and

(iii)	thirdly, in or towards payment of any principal due but unpaid to the Lenders under this Agreement; and

(iv)	fourthly, in or towards payment of any periodical payments (not being payments as a result of termination or closing out) due but unpaid to the Hedge Counterparties under the Hedging Agreements;

(v)	fifthly, any payments as a result of termination or closing out due but unpaid to the Hedge Counterparties under the Hedging Agreements; and

(vi)	sixthly, in or towards payment pro rata of any other sum due to any Finance Party but unpaid under the Finance Documents.

(b)	The Facility Agent shall, if so directed by the Majority Lenders, vary, or instruct the Security Agent to vary (as applicable), the order set out in sub-paragraphs (i) to (iv) of paragraph (a) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

36.6	No set-off by Obligors

(a)	All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(b)	Paragraph (a) above shall not affect the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.

36.7	Business Days

(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

36.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

36.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrowers); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

36.10	Currency Conversion

(a)
For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

36.11	Disruption to Payment Systems etc.
If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by a Borrower that a Disruption Event has occurred:

(a)
the Facility Agent may, and shall if requested to do so by a Borrower, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)
the Facility Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Facility Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 45 (Amendments and Waivers);

(e)
the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 36.11 (Disruption to Payment Systems etc.); and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

37	SET-OFF
A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

38	BAIL-IN
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

39	NOTICES

39.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

39.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Obligors, that specified in Schedule 1 (The Parties);

(b)
in the case of each Lender, each Hedge Counterparty or any other Obligor, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;

(c)	in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and

(d)	in the case of the Security Agent, that specified in Schedule 1 (The Parties), or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

39.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 39.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.

(d)	Any communication or document made or delivered to the Borrowers in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

39.4	Notification of address and fax number
Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 39.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

39.5	Electronic communication

(a)
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

(b)
Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)
Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or the Security Agent shall specify for this purpose.

(d)
Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)
Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 39.5 (Electronic communication).

39.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

39.7	Hedging Agreement
Notwithstanding anything in Clause 1.1 (Definitions), references to the Finance Documents or a Finance Document in this Clause do not include any Hedging Agreement entered into by a Borrower with a Hedge Counterparty in connection with the Facility.

40	CALCULATIONS AND CERTIFICATES

40.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

40.2	Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

40.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

41	PARTIAL INVALIDITY
If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

42	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of a Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

43	SETTLEMENT OR DISCHARGE CONDITIONAL
Any settlement or discharge under any Finance Document between any Finance Party and any Obligor shall be conditional upon no security or payment to any Finance Party by any Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

44	IRREVOCABLE PAYMENT
If the Facility Agent considers that an amount paid or discharged by, or on behalf of, an Obligor or by any other person in purported payment or discharge of an obligation of that Obligor to a Secured Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

45	AMENDMENTS AND WAIVERS

45.1	Required consents

(a)
Subject to Clause 45.2 (All Lender matters) and Clause 45.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 45 (Amendments and Waivers).

(c)
Without prejudice to the generality of Clause 31.8 (Rights and discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

45.2	All Lender matters
Subject to Clause 45.4 (Replacement of Screen Rate), an amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(b)	a postponement to or extension of the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)
an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;

(f)	a change to any Obligor other than in accordance with Clause 30 (Changes to the Obligors);

(g)	any provision which expressly requires the consent of all the Lenders;

(h)	this Clause 45 (Amendments and Waivers);

(i)
any change to the preamble (Background), Clause 2 (The Facility), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 7.5 (ECA prepayment option), Clause 7.6 (Mandatory cancellation on default under a Shipbuilding Contract), Clause 7.7 (Mandatory prepayment on sale or Total Loss), Clause 7.8 (Mandatory prepayment of Hedging Prepayment Proceeds), Clause 8 (Interest), Clause 26.2 (Minimum Required Security Cover) (except for any increase to the minimum required security cover described in Clause 26.2 (Minimum required security cover) which shall not require the consent of the Lenders or ECAs), Clause 27 (Accounts, application of Earnings and Hedge Receipts), Clause 29 (Changes to the Lenders), Clause 35 (Sharing among the Finance Parties), Clause 49 (Governing Law), Clause 50 (Enforcement) or Schedule 2 (Conditions Precedent);

(j)
any release of, or material variation to, any Transaction Security, guarantee, indemnity or subordination arrangement set out in a Finance Document (except in the case of a release of Transaction Security as it relates to the disposal of an asset which is the subject of the Transaction Security and where such disposal is expressly permitted by the Majority Lenders or otherwise under a Finance Document);

(k)	(other than as expressly permitted by the provisions of any Finance Document), the nature or scope of:

(i)	the guarantees and indemnities granted under Clause 17 (Guarantee and Indemnity – Parent Guarantor);

(ii)	the guarantees and indemnities granted under Clause 19 (Guarantee and Indemnity – Hedge Guarantors);

(iii)	the joint and several liability of the Borrowers under Clause 18 (Joint and Several Liability of the Borrowers);

(iv)	the Security Assets; or

(v)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,
(except in the case of sub-paragraphs (iv) and (v) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(l)
the release of the guarantees and indemnities granted under Clause 17 (Guarantee and Indemnity – Parent Guarantor) or Clause 19 (Guarantee and Indemnity – Hedge Guarantors) or the release of the joint and several liability of the Borrowers under Clause 18 (Joint and Several Liability of the Borrowers) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

45.3	Other exceptions

(a)
An amendment or waiver which relates to the rights or obligations of a Servicing Party, a Mandated Lead Arranger, the ECA Agent or any ECA (each in their capacity as such) may not be effected without the consent of that Servicing Party, Mandated Lead Arranger, the ECA Agent or that ECA, as the case may be.

(b)
An amendment or waiver which relates to and would adversely affect the rights or obligations of a Hedge Counterparty (in its capacity as such) may not be effected without the consent of that Hedge Counterparty.

(c)	The Borrowers and the Facility Agent or the Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are party with the consent of the other parties to that Fee Letter.

45.4	Replacement of Screen Rate

(a)
Subject to Clause 45.3 (Other exceptions), if the Screen Rate is not available for dollars, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to dollars, in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that benchmark rate) may be made with the consent of the Majority Lenders and the Obligors.

(b)
If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within 5 Business Days (unless the Borrowers and the Facility Agent agree to a longer time period in relation to any request) of that request being made:

(i)
its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

45.5	Obligor Intent
Without prejudice to the generality of Clauses 1.2 (Construction), 17.4 (Waiver of defences), 18.2 (Waiver of defences) and 19.4 (Waiver of defences), each Obligor expressly confirms that it intends that any guarantee contained in this Agreement or any other Finance Document and any Security created by any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

46	CONFIDENTIAL INFORMATION

46.1	Confidentiality
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 46.2 (Disclosure of Confidential Information) and Clause 46.4 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

46.2	Disclosure of Confidential Information
Any Finance Party may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives and any ECA such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 31.15 (Relationship with the other Finance Parties));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 29.8 (Security over Lenders' rights);

(viii)	who is a Party, a member of the Group or any related entity of an Obligor;

(ix)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or

(x)	with the consent of the Parent Guarantor;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)
in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to sub-paragraph (iv) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to sub-paragraphs (v), (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/ Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Finance Party;

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information;

46.3	Disclosure by GIEK
Each Obligor agrees that GIEK may, without the prior consent of any Obligor, publish key information concerning the GIEK Guarantee, this Agreement and the transactions contemplated thereby, limited to key information regarding the currency, amount and purpose of the Total Commitments, the Loan and the amount guaranteed by GIEK, the name of the Parties and their country of residence, the name of the Builder, the type of vessel, the date of this Agreement and the issuance of the GIEK Guarantee (while other information shall only be published with the prior written consent of the Obligors).

46.4	Disclosure to numbering service providers

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	Clause 49 (Governing Law);

(vi)	the names of the Facility Agent and the Mandated Lead Arrangers;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amount of Total Commitments;

(ix)	currency of the Facility;

(x)	type of Facility;

(xi)	ranking of Facility;

(xii)	Termination Date for Facility;

(xiii)	changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xii) above; and

(xiv)	such other information agreed between such Finance Party and the Borrowers, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in sub-paragraphs (i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

46.5	Entire agreement
This Clause 46 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

46.6	Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

46.7	Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (v) of paragraph (b) of Clause 46.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 46 (Confidential Information).

46.8	Continuing obligations
The obligations in this Clause 46 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

47	CONFIDENTIALITY OF FUNDING RATES

47.1	Confidentiality and disclosure

(a)	The Facility Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)	The Facility Agent may disclose:

(i)	any Funding Rate to the Borrowers pursuant to Clause 8.4 (Notification of rates of interest); and

(ii)
any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender, as the case may be.

(c)	The Facility Agent may disclose any Funding Rate, and each Obligor may disclose any Funding Rate, to:

(i)
any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives, if any person to whom that Funding Rate is to be given pursuant to this sub-paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender, as the case may be.

47.2	Related obligations

(a)
The Facility Agent and each Obligor acknowledge that each Funding Rate is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)
of the circumstances of any disclosure made pursuant to sub-paragraph (ii) of paragraph (c) of Clause 47.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 47 (Confidentiality of Funding Rates).

47.3	No Event of Default
No Event of Default will occur under Clause 28.4 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 47 (Confidentiality of Funding Rates).

48	COUNTERPARTS
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

49	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

50	ENFORCEMENT

50.1	Jurisdiction

(a)
Unless specifically provided in another Finance Document in relation to that Finance Document, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute regarding the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)
This Clause 50.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

50.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)
irrevocably appoints Scorpio UK Limited at its business address for the time being, presently at 10 Lower Grosvenor Place, London, SW1W 0EN (such communication to be marked preferably and if possible on the paper envelope (not any courier exterior) with “STNG Transaction” for the urgent attention of General Counsel) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within three days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES
PART A

THE OBLIGORS

Borrowers and Hedge Guarantors	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication
STI Galata Shipping Company Limited	Marshall Islands	77908	c/o Scorpio Tankers Inc, Le Millenium, 9 Boulevard Charles III, 98000 Monaco Attn: Mr Luca Forgione - Legal Department Fax No: + 3 77 97 77 83 46 Email: legal@scorpiogroup.net
STI Taksim Shipping Company Limited (tbn STI Bosphorus Shipping Company Limited)	Marshall Islands	77910
STI Leblon Shipping Company Limited	Marshall Islands	77911
STI La Boca Shipping Company Limited	Marshall Islands	77912
STI San Telmo Shipping Company Limited	Marshall Islands	77913
STI Jurere Shipping Company Limited (tbn STI Donald C Trauscht Shipping Company Limited)	Marshall Islands	77914
STI Esles II Shipping Company Limited	Marshall Islands	78196
STI Jardins Shipping Company Limited	Marshall Islands	77917
Parent Guarantor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication
Scorpio Tankers Inc.	Marshall Islands	36141	Le Millenium, 9 Boulevard Charles III, 98000 Monaco Attn: Mr Luca Forgione - Legal Department Fax No: + 3 77 97 77 83 46 Email: legal@scorpiogroup.net

Execution Copy

PART B

THE ORIGINAL LENDERS

Name of Lender	Commitment	Address for Communication
THE ORIGINAL COMMERCIAL LENDERS
Commercial Facility A
Macquarie Factoring (UK) Limited	USD 15,000,000
Level 10
28 Ropemaker Street
London
EC2Y 9HD
England
Fax: +44 20 3037 4219
Attention:
Guido Musso
Division Director
International: +44 20 3037 2438
Business Mobile: +44 77 6682 0080
Guido.Musso@macquarie.com

Davide Alessandrini
Associate Director
International: +41 44 562 1566
Business Mobile: +41 79 210 0222
Davide.Alessandrini@macquarie.com

Jameson Gadd
Senior Manager
International: +41 44 562 1564
Business Mobile: +41 79 201 0850
Jameson.Gadd@macquarie.com

Commercial Facility B

Execution Copy

DekaBank Deutsche Girozentrale	USD 25,000,000
Mainzer Landstrasse 16
60325 Frankfurt am Main
Germany

Attention: Stefan Schuett
Tel: +49 69 7147 2603
Fax: +49 69 7147 2171
Email: stefan.schuett@deka.de

With a copy to:

Attention: Nicole Holzhaeuser / Iris Menzel
Tel: +49 69 7147 5586
Fax: +49 69 7147 2171
Emails:
Kredit-Support.Kreditservice@deka.de
nicole.holzhaeuser@deka.de
iris.menzel@deka.de

Total Commercial Facilities Loan Commitment: USD 40,000,000
THE ORIGINAL GIEK GUARANTEED LENDERS
Macquarie Factoring (UK) Limited	USD 32,000,000
Level 10
28 Ropemaker Street
London
EC2Y 9HD
England
Attention:
Guido Musso
Division Director
International: +44 20 3037 2438
Business Mobile: +44 77 6682 0080
Guido.Musso@macquarie.com

Davide Alessandrini
Associate Director
International: +41 44 562 1566
Business Mobile: +41 79 210 0222
Davide.Alessandrini@macquarie.com

Jameson Gadd
Senior Manager
International: +41 44 562 1564
Business Mobile: +41 79 201 0850
Jameson.Gadd@macquarie.com

Total GIEK Guaranteed Facility Loan Commitment: USD 32,000,000
THE ORIGINAL KEXIM GUARANTEED LENDERS

Execution Copy

DekaBank Deutsche Girozentrale	USD 48,000,000
Mainzer Landstrasse 16
60325 Frankfurt am Main
Germany

Attention: Stefan Schuett
Tel: +49 69 7147 2603
Fax: +49 69 7147 2171
Email: stefan.schuett@deka.de

With a copy to:

Attention: Nicole Holzhaeuser / Iris Menzel
Tel: +49 69 7147 5586
Fax: +49 69 7147 2171
Emails:
Kredit-Support.Kreditservice@deka.de
nicole.holzhaeuser@deka.de
iris.menzel@deka.de

Total Kexim Guaranteed Facility Loan Commitment: USD 48,000,000
KEXIM
The Export–Import Bank of Korea	USD 52,000,000
BIFC 20th floor, Munhyeongeumyung-ro 40, Namgu, Busan 608-828, Korea
Attention: Seo Hye-lim
Senior Loan Officer
Telephone: +82 51 922 8826
Facsimile: +82 51 922 8849
E-mail: hyelim@koreaexim.go.kr

With a copy to:

Attention: Kim Ji-Eun,
Loan Officer
Telephone: +82 51 922 8827
Facsimile: +82 51 922 8849
E-mail: jekim@koreaexim.go.kr

Total Kexim Direct Facility Loan Commitment: USD 52,000,000

Execution Copy

THE HEDGE COUNTERPARTIES

Original Hedge Counterparty	Address for communication
Macquarie Factoring (UK) Limited
Level 10
28 Ropemaker Street
London
EC2Y 9HD
England
Attention:
Guido Musso
Division Director
International: +44 20 3037 2438
Business Mobile: +44 77 6682 0080
Guido.Musso@macquarie.com

Davide Alessandrini
Associate Director
International: +41 44 562 1566
Business Mobile: +41 79 210 0222
Davide.Alessandrini@macquarie.com

Jameson Gadd
Senior Manager
International: +41 44 562 1564
Business Mobile: +41 79 201 0850
Jameson.Gadd@macquarie.com

DekaBank Deutsche Girozentrale
Mainzer Landstrasse 16
60325 Frankfurt am Main
Germany

Attention: Stefan Schuett
Tel: +49 69 7147 2603
Fax: +49 69 7147 2171
Email: stefan.schuett@deka.de

With a copy to:

Attention: Nicole Holzhaeuser / Iris Menzel
Tel: +49 69 7147 5586
Fax: +49 69 7147 2171
Emails:
Kredit-Support.Kreditservice@deka.de
nicole.holzhaeuser@deka.de
iris.menzel@deka.de

Execution Copy

The Export–Import Bank of Korea
BIFC 20th floor, Munhyeongeumyung-ro 40, Namgu, Busan 608-828, Korea
Attention: Seo Hye-lim
Senior Loan Officer
Telephone: +82 51 922 8826
Facsimile: +82 51 922 8849
E-mail: hyelim@koreaexim.go.kr

With a copy to:

Attention: Kim Ji-Eun,
Loan Officer
Telephone: +82 51 922 8827
Facsimile: +82 51 922 8849
E-mail: jekim@koreaexim.go.kr

Execution Copy

PART C

THE SERVICING PARTIES

Name of Facility Agent	Address for communication
Wilmington Trust (London) Limited	Third Floor King’s Arms Yard London EC2R 7AF England Attention: Chris Hurford Tel: +44 (0)20 7397 3600 Fax +44 (0)20 7397 3601 Email: Churford@Wilmingtontrust.com
Name of Security Agent	Address for communication
Wilmington Trust (London) Limited	Third Floor King’s Arms Yard London EC2R 7AF England Attention: Chris Hurford Tel: +44 (0)20 7397 3600 Fax +44 (0)20 7397 3601 Email: Churford@Wilmingtontrust.com

SCHEDULE 2

CONDITIONS PRECEDENT
PART A

CONDITIONS PRECEDENT TO EACH UTILISATION REQUEST

1	Obligors

1.1	A copy of the constitutional documents of each Obligor.

1.2	A copy of a resolution of the board of directors of each Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, a Utilisation Request) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

1.3	An original of the power of attorney of any Obligor authorising a specified person or persons to execute the Finance Documents to which it is a party.

1.4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

1.5
If required, a copy of a resolution signed by the Parent Guarantor as the holder of the issued shares in each Borrower, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Borrower is a party.

1.6
A certificate of each Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded.

1.7
A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this paragraph 1 of Part A of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2	Transaction Documents

2.1	Copies of any Hedging Agreement executed by a Hedge Counterparty and a Borrower, if any.

2.2	Copies of each Shipbuilding Contract and of any amendments or variations signed or issued by a Borrower or the Builder (or both of them) under or in connection with it.

3	Finance Documents

3.1	A duly executed original of any Finance Document not otherwise referred to in this Schedule 2 (Conditions Precedent).

3.2	A duly executed original of any other document required to be delivered by each Finance Document if not otherwise referred to this Schedule 2 (Conditions Precedent).

4	Security

4.1	A duly executed original of:

(a)	in respect of the first Utilisation Request only, the Account Security in relation to the Debt Service Reserve Account;

(b)	the Account Security in relation to each Account in respect of the relevant Borrower;

(c)	the Shares Security and Assignment of Intra-Group Loan Receivables in respect of the relevant Borrower,

(d)	if any Hedging Agreement has been entered into, the Hedging Agreement Security in respect of the relevant Borrower, and of each document to be delivered under each of them.

5	GIEK documents

5.1	A duly executed original of the GIEK Guarantee on terms satisfactory to the ECA Agent and all the GIEK Guaranteed Lenders.

5.2	Evidence that any costs and expenses which are then due and payable to GIEK has been paid in accordance with the terms of the GIEK Guarantee.

5.3	Any other requirements of GIEK pursuant to the GIEK Guarantee being met.

6	Kexim documents

6.1	A duly executed original of the Kexim Guarantee on terms satisfactory to the ECA Agent and all the Kexim Guaranteed Lenders.

6.2
Evidence that any amount of the Kexim Guarantee Premium in relation to the Kexim Guarantee and any costs and expenses which are then due and payable to the Kexim Guarantor has been paid in accordance with the terms of the Kexim Guarantee.

6.3	Any other requirements of the Kexim Guarantor pursuant to the Kexim Guarantee being met.

7	Legal opinions

7.1
A legal opinion of Watson Farley & Williams LLP, legal advisers to the Mandated Lead Arrangers, the Facility Agent and the Security Agent in England, substantially in the form distributed to the Original Lenders before signing this Agreement.

7.2
If an Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Mandated Lead Arrangers, the Facility Agent and the Security Agent in the relevant jurisdiction, substantially in the form distributed to the Original Lenders before signing this Agreement.

7.3	Legal opinions of the legal advisers to the Mandated Lead Arrangers, the Facility Agent and the Security Agent in such other relevant jurisdictions as the Facility Agent may require.

7.4	A legal opinion of Loyens and Loeff, Dutch legal advisers to the MLA and Security Agent.

7.5	A legal opinion of Advokatfirmaet BAHR DA, Norwegian legal advisers to the GIEK Guaranteed Lenders, in such form as agreed between that legal adviser and the GIEK Guaranteed Lenders.

7.6	A legal opinion of Shin & Kim, Korean legal advisers to Kexim, in such form as agreed between that legal adviser and the Kexim Guaranteed Lenders.

8	Other documents and evidence

8.1
A written statement from the Parent Guarantor that there are no ongoing discussions or arrangements with the Lenders to accept any waiver or amendment on any financial covenant, except where that waiver or amendment request relates (i) directly to the interest coverage covenant, and/or (ii) to the exclusion of impairment charges from the calculation of any of the financial covenants.

8.2	A duly executed original of the Working Conditions Side Letter.

8.3	Evidence that any process agent referred to in Clause 50.2 (Service of process), if not an Obligor, has accepted its appointment.

8.4
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

8.5	Copies of the Original Financial Statements certified by any Director and / or officer of the Parent Guarantor.

8.6	Evidence that the relevant Earnings Account and Retention Account have been opened.

8.7
Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees), Clause 16 (Costs and Expenses) and any other fees, costs or expenses payable in connection with the provision of the Facility have been paid or will be paid by its due date.

8.8
Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their "know your customer" or similar identification procedures in relation to the transactions contemplated by the Finance Documents.

PART B

CONDITIONS PRECEDENT TO EACH UTILISATION

1	Borrowers
A certificate of an authorised signatory of the relevant Borrower certifying that each copy document which it provided under paragraph 1 of Part A of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the relevant Utilisation Date.

2	Ship and other security
A duly executed original of the Mortgage and the General Assignment in respect of the relevant Ship and of each document to be delivered under or pursuant to each of them together with documentary evidence that the Mortgage in respect of the relevant Ship has been duly recorded as a valid first preferred ship mortgage in accordance with the laws of the jurisdiction of its Approved Flag.

2.1	Documentary evidence that the relevant Ship:

(a)
has been unconditionally delivered by the Builder to, and accepted by, the relevant Borrower under the relevant Shipbuilding Contract and that the full purchase price payable and all other sums due to the Builder under the relevant Shipbuilding Contract, other than the sums to be financed pursuant to the relevant Utilisation, have been paid to the Builder;

(b)	is registered in the name of the relevant Borrower under the Approved Flag.

(c)	is in the absolute and unencumbered ownership of the relevant Borrower save as contemplated by the Finance Documents;

(d)	maintains the Approved Classification with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society; and

(e)	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.

2.2
Documents establishing that the relevant Ship will, as from the relevant Utilisation Date, be managed commercially by the relevant Approved Commercial Manager and managed technically by the relevant Approved Technical Manager and/or the relevant Approved Sub‑Manager (such documents the "Management Agreements"), together with:

(a)	an Approved Ship Manager's Undertaking executed by the relevant Approved Ship Manager and/or the Approved Sub‑Manager which is party to a Management Agreement with the Parent Guarantor; and

(b)
copies of the relevant Approved Technical Manager's Document of Compliance and of the relevant Ship's Safety Management Certificate (together with any other details of the applicable Safety Management System which the Facility Agent requires) and an ISSC.

2.3
Information in a form satisfactory to the Facility Agent about the relevant Ship’s employment, including copies of any Long Term Charter and of all documents signed or issued by a Borrower or the charterer (or both of them) under or in connection with it.

2.4	An opinion from an independent insurance consultant acceptable to the Facility Agent on such matters relating to the Insurances as the Facility Agent may require.

2.5
Valuations of the relevant Ship, addressed to the Facility Agent on behalf of the Finance Parties, stated to be for the purposes of this Agreement and dated not earlier than 30 days before the Delivery Date from two Approved Valuers which shows a value for that Ship of not less than 135 per cent. of the Loan (after the Advance has been utilised).

2.6	Details of the relevant Ship’s tracking device (INMARSAT number).

3	Finance Documents
A duly executed original of any Finance Document not otherwise referred to in this Schedule 2 (Conditions Precedent).

4	Legal opinions
Legal opinions of the legal advisers to the Mandated Lead Arrangers, the Facility Agent and the Security Agent in the jurisdiction of the Approved Flag of the Ship, England and such other relevant jurisdictions as the Facility Agent may require.

5	GIEK conditions

5.1	Confirmation from GIEK (acting through the ECA Agent) that it has received:

(a)	all necessary exporter declarations; and

(b)	evidence satisfactory to it that the Norwegian equipment manufactured by the Norwegian exporters has been delivered in accordance with the terms of the relevant equipment contracts; and

5.2	Confirmation from GIEK (acting through the ECA Agent) that it has received:

(a)
in relation to each Utilisation Date under this Agreement, a certificate, to be delivered to the Facility Agent no later than 15 Business Days prior to the relevant Utilisation Date (other than the first Utilisation Date), from the Parent Guarantor in the form set out in Schedule 13 (Working Conditions Side Letter CP Certificate) confirming that the Working Conditions Side Letter remains in full force and effect and that the Parent Guarantor is in compliance with its terms;

(b)
in relation to the Utilisation Date under this Agreement on or before the delivery of Ship C, a duly executed original of the “Plan” (as defined in the Working Conditions Side Letter) required to be provided pursuant to the Working Conditions Side Letter.

6	ECA Support

6.1	Confirmation from the ECA Agent that it has not received any notification that any relevant ECA Support has been revoked and is no longer in full force and effect.

7	Other documents and evidence

7.1	Evidence that the Debt Service Reserve Account has been funded in accordance with Clause 27.2 (Debt Service Reserve Account).

7.2	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the relevant Utilisation Date.

7.3
Evidence that the relevant Borrower (or any other member of the Group) has paid (or will pay on the Utilisation Date, as the case may be) to the Builder an amount equal to the higher of (i) 40 per cent. of the Contract Price for that Ship and (ii) the difference between the Contract Price for that Ship and 60 per cent. of the Market Value of that Ship (it being understood that in relation to amounts paid such evidence shall be provided by way of confirmation from the Builder detailing the amounts of the pre-delivery instalments received).

SCHEDULE 3

REQUESTS
PART A

UTILISATION REQUEST

From:
STI Galata Shipping Company Limited, STI Taksim Shipping Company Limited (tbn STI Bosphorus Shipping Company Limited), STI Leblon Shipping Company Limited, STI La Boca Shipping Company Limited, STI San Telmo Shipping Company Limited, STI Jurere Shipping Company Limited (tbn STI Donald C Trauscht Shipping Company Limited), STI Esles II Shipping Company Limited and STI Jardins Shipping Company Limited as Borrowers

To:    Wilmington Trust (London) Limited as Facility Agent
Dated: [●]
Dear Sirs
STI Galata Shipping Company Limited, STI Taksim Shipping Company Limited (tbn STI Bosphorus Shipping Company Limited), STI Leblon Shipping Company Limited, STI La Boca Shipping Company Limited, STI San Telmo Shipping Company Limited, STI Jurere Shipping Company Limited (tbn STI Donald C Trauscht Shipping Company Limited), STI Esles II Shipping Company Limited and STI Jardins Shipping Company Limited – [●] Facility Agreement dated [●] (the "Agreement")

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to draw an Advance under each Facility on [●] in respect of Ship [A][B][C][D][E][F][G][H] (or, if that is not a Business Day, the next Business Day).

3	We wish to draw such Advances in the following amounts:

Facility	Commercial Facility A	Commercial Facility B	GIEK Guaranteed Facility	Kexim Direct Facility	Kexim Guaranteed Facility
Amount	USD [●]	USD [●]	USD [●]	USD [●]	USD [●]
Interest Period	3 months	3 months	3 months	3 months	3 months

4	[not applicable / You are authorised and requested to deduct from the Advance prior to funds being remitted the following amounts set out against the following items:
Deductible Items
Fees
Facility Agent's solicitors' fees inclusive of disbursements and VAT
[●] legal opinion fees (if any)
Net proceeds of Advance                         _____________]

5
We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) of the Agreement as they relate to the Advance to which this Utilisation Request refers is satisfied on the date of this Utilisation Request or will be satisfied when the relevant Advance is made available.

6	The [net] proceeds of this Advance should be credited to [account].

7	Subject to the provisions of paragraph (a) of Clause 5.2 (Completion of a Utilisation Request), this Utilisation Request is irrevocable.
Yours faithfully
____________________
[●]
authorised signatory for and on behalf of each of
STI Galata Shipping Company Limited (Borrower A)
STI Taksim Shipping Company Limited (tbn STI Bosphorus Shipping Company Limited) (Borrower B)
STI Leblon Shipping Company Limited (Borrower C)
STI La Boca Shipping Company Limited (Borrower D)
STI San Telmo Shipping Company Limited (Borrower E)
STI Jurere Shipping Company Limited (tbn STI Donald C Trauscht Shipping Company Limited) (Borrower F)
STI Esles II Shipping Company Limited (Borrower G)
STI Jardins Shipping Company Limited (Borrower H)

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE
To:    Wilmington Trust (London) Limited as Facility Agent
From:    [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")
Dated: [●]
Dear Sirs
STI Galata Shipping Company Limited, STI Taksim Shipping Company Limited (tbn STI Bosphorus Shipping Company Limited), STI Leblon Shipping Company Limited, STI La Boca Shipping Company Limited, STI San Telmo Shipping Company Limited, STI Jurere Shipping Company Limited (tbn STI Donald C Trauscht Shipping Company Limited), STI Esles II Shipping Company Limited and STI Jardins Shipping Company Limited – [●] Facility Agreement dated [●] (the "Agreement")

1
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 29.5 (Procedure for transfer) of the Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 29.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is [●].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 39.2 (Addresses) of the Agreement are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 29.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are is governed by English law.

6	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.
Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details
for notices and account details for payments.]
[Existing Lender]    [New Lender]
By: [●]    By: [●]
This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [●].
Wilmington Trust (London) Limited as Facility Agent
By: [●]

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:
Wilmington Trust (London) Limited as Facility Agent and STI Galata Shipping Company Limited, STI Taksim Shipping Company Limited (tbn STI Bosphorus Shipping Company Limited), STI Leblon Shipping Company Limited, STI La Boca Shipping Company Limited, STI San Telmo Shipping Company Limited, STI Jurere Shipping Company Limited (tbn STI Donald C Trauscht Shipping Company Limited), STI Esles II Shipping Company Limited and STI Jardins Shipping Company Limited as Borrowers, for and on behalf of each Obligor

From:    [the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")
Dated: [●]
Dear Sirs
STI Galata Shipping Company Limited, STI Taksim Shipping Company Limited (tbn STI Bosphorus Shipping Company Limited), STI Leblon Shipping Company Limited, STI La Boca Shipping Company Limited, STI San Telmo Shipping Company Limited, STI Jurere Shipping Company Limited (tbn STI Donald C Trauscht Shipping Company Limited), STI Esles II Shipping Company Limited and STI Jardins Shipping Company Limited - [●] Facility Agreement dated [●] (the "Agreement")

1
We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to Clause 29.6 (Procedure for assignment):

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender's Commitment and participations in the Loan under the Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

(d)
All rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which the Borrowers or any other Obligor had against the Existing Lender.

3	The proposed Transfer Date is [●].

4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5	The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 39.2 (Addresses) are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 29.4 (Limitation of responsibility of Existing Lenders).

7
This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 29.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), to the Borrowers (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

8	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.
Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE
Commitment rights and obligations to be transferred by assignment, release and accession
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]
[Existing Lender]    [New Lender]
By: [●]    By: [●]
This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [●].
Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.
Wilmington Trust (London) Limited as Facility Agent
By:

SCHEDULE 6

FORM OF HEDGE COUNTERPARTY ACCESSION LETTER
To:    Wilmington Trust (London) Limited as Facility Agent
From:    [Additional Hedge Counterparty] (the "Additional Hedge Counterparty")
Dated:     [●]
Dear Sirs
STI Galata Shipping Company Limited, STI Taksim Shipping Company Limited (tbn STI Bosphorus Shipping Company Limited), STI Leblon Shipping Company Limited, STI La Boca Shipping Company Limited, STI San Telmo Shipping Company Limited, STI Jurere Shipping Company Limited (tbn STI Donald C Trauscht Shipping Company Limited), STI Esles II Shipping Company Limited and STI Jardins Shipping Company Limited – [●] Facility Agreement dated [●] (the "Agreement")

1
We refer to the Agreement. This is a Hedge Counterparty Accession Letter. Terms defined in the Agreement have the same meaning in this Hedge Counterparty Accession Letter unless given a different meaning in this Hedge Counterparty Accession Letter.

2
We refer to Clause 29.11 (Additional Hedge Counterparties). The Additional Hedge Counterparty agrees to become an Additional Hedge Counterparty and to be bound by the terms of the Agreement as an Additional Hedge Counterparty.

3	This Hedge Counterparty Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.
Yours faithfully
_____________________________
[Additional Hedge Counterparty]
By: [●]
_____________________________
Wilmington Trust (London) Limited
as Facility Agent
By: [●]

SCHEDULE 7

FORM OF COMPLIANCE CERTIFICATE
To:    Wilmington Trust (London) Limited as Facility Agent
From:    Scorpio Tankers Inc. as Parent Guarantor
Dated: [●]
Dear Sirs
STI Galata Shipping Company Limited, STI Taksim Shipping Company Limited (tbn STI Bosphorus Shipping Company Limited), STI Leblon Shipping Company Limited, STI La Boca Shipping Company Limited, STI San Telmo Shipping Company Limited, STI Jurere Shipping Company Limited (tbn STI Donald C Trauscht Shipping Company Limited), STI Esles II Shipping Company Limited and STI Jardins Shipping Company Limited – [●] Facility Agreement dated [●] (the "Agreement")

1
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We hereby represent that no Event of Default has occurred as at the date of this Certificate [other than [●]].

3	We hereby certify that, as at the date of this certificate:

3.1	the Minimum Liquidity requirement is USD[●],Cash and Cash Equivalents is USD [●];

3.2	the Consolidated Tangible Net Worth is USD [●];

3.3	the ratio of Net Debt to Consolidated Total Capitalization is [●] to [●];

3.4	the ratio of Consolidated EBITDA to Consolidated Net Interest Expense is [●] to [●]; and

3.5
the Market Value of the Ships plus the net realisation value of any additional security previously provided under Clause 26 (Security Cover) is USD [●] [as at [date of most recent half/full year certificate].

All of these thresholds and ratios are in compliance with the requirements of Clause 22 (Financial Covenants) and Clause 26 (Security Cover) of the Agreement. Copies of our calculations in relation to the financial covenants and the valuations for the purposes of determining the Market Value of the Ships is attached.

______________________________
[●]
[title]
Scorpio Tankers Inc.

SCHEDULE 8

DETAILS OF THE SHIPS

Ship name	Name of the Borrower owner	Hull #	Dwt	Contract Price	Estimated Delivery Date
STI Galata (Ship A)	Borrower A	2601	51,000	USD 35,813,600	March 2017
STI Bosphorus (Ship B)	Borrower B	2602	51,000	USD 35,813,600	April 2017
STI Leblon (Ship C)	Borrower C	2603	51,000	USD 35,813,600	July 2017
STI La Boca (Ship D)	Borrower D	2604	51,000	USD 35,813,600	July 2017
STI San Telmo (Ship E)	Borrower E	2605	51,000	USD 36,063,600	September 2017
STI Donald C Trauscht (Ship F)	Borrower F	2606	51,000	USD 36,063,600	October 2017
STI Esles II (Ship G)	Borrower G	2607	51,000	USD 36,063,600	December 2017
STI Jardins (Ship H)	Borrower H	2608	51,000	USD 36,063,600	January 2018

SCHEDULE 9

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)	Five Business Days before the intended Utilisation Date (Clause 5.1 (Delivery of a Utilisation Request))
Facility Agent notifies the Lenders of the Advance in accordance with Clause 5.4 (Lenders' participation)	Three Business Days before the intended Utilisation Date.
LIBOR is fixed	Quotation Day as of 11:00 am London time

SCHEDULE 10

REPAYMENT SCHEDULE
SHIP A

Quarter	Commercial Facility Loan A	Commercial Facility Loan B	GIEK Guaranteed Facility Loan	Kexim Direct Facility Loan	Kexim Guaranteed Facility	Total Repayments/ (drawdowns)	Total Loan Balance
-	(1,868,478.460)	(3,114,130.770)	(3,986,087.380)	(6,477,392.000)	(5,979,131.070)	(21,425,219.680)	(21,425,219.680)
1	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(20,999,621.810)
2	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(20,574,023.940)
3	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(20,148,426.070)
4	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(19,722,828.190)
5	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(19,297,230.320)
6	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(18,871,632.450)
7	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(18,446,034.580)
8	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(18,020,436.710)
9	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(17,594,838.840)
10	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(17,169,240.960)
11	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(16,743,643.090)
12	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(16,318,045.220)
13	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(15,892,447.350)
14	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(15,466,849.480)
15	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(15,041,251.610)
16	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(14,615,653.740)
17	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(14,190,055.860)
18	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(13,764,457.990)
19	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(13,338,860.120)
20	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(12,913,262.250)
21	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(12,487,664.380)
22	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(12,062,066.510)
23	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(11,636,468.630)
24	1,152,228.38	51,902.18	83,043.49	134,945.67	124,565.23	1,546,684.95	(10,089,783.690)
25	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(9,695,327.120)
26	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(9,300,870.560)
27	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(8,906,413.990)
28	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(8,511,957.430)
29	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(8,117,500.870)
30	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(7,723,044.300)
31	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(7,328,587.740)
32	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(6,934,131.180)
33	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(6,539,674.610)
34	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(6,145,218.050)
35	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(5,750,761.480)
36	-	1,297,554.49	83,043.49	134,945.67	124,565.23	1,640,108.87	(4,110,652.610)
37	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(3,768,098.230)
38	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(3,425,543.840)
39	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(3,082,989.460)
40	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(2,740,435.080)
41	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(2,397,880.690)
42	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(2,055,326.310)
43	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(1,712,771.920)
44	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(1,370,217.540)
45	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(1,027,663.150)
46	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(685,108.770)
47	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(342,554.380)
48	-	-	83,043.49	134,945.67	124,565.23	342,554.38	0.00

SHIP B

Quarter	Commercial Facility Loan A	Commercial Facility Loan B	GIEK Guaranteed Facility Loan	Kexim Direct Facility Loan	Kexim Guaranteed Facility	Total Repayments/ (drawdowns)	Total Loan Balance
-	(1,868,478.460)	(3,114,130.770)	(3,986,087.380)	(6,477,392.000)	(5,979,131.070)	(21,425,219.680)	(21,425,219.680)
1	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(20,999,621.810)
2	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(20,574,023.940)
3	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(20,148,426.070)
4	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(19,722,828.190)
5	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(19,297,230.320)
6	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(18,871,632.450)
7	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(18,446,034.580)
8	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(18,020,436.710)
9	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(17,594,838.840)
10	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(17,169,240.960)
11	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(16,743,643.090)
12	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(16,318,045.220)
13	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(15,892,447.350)
14	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(15,466,849.480)
15	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(15,041,251.610)
16	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(14,615,653.740)
17	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(14,190,055.860)
18	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(13,764,457.990)
19	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(13,338,860.120)
20	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(12,913,262.250)
21	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(12,487,664.380)
22	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(12,062,066.510)
23	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(11,636,468.630)
24	1,152,228.38	51,902.18	83,043.49	134,945.67	124,565.23	1,546,684.95	(10,089,783.690)
25	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(9,695,327.120)
26	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(9,300,870.560)
27	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(8,906,413.990)
28	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(8,511,957.430)
29	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(8,117,500.870)
30	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(7,723,044.300)
31	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(7,328,587.740)
32	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(6,934,131.180)
33	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(6,539,674.610)
34	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(6,145,218.050)
35	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(5,750,761.480)
36	-	1,297,554.49	83,043.49	134,945.67	124,565.23	1,640,108.87	(4,110,652.610)
37	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(3,768,098.230)
38	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(3,425,543.840)
39	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(3,082,989.460)
40	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(2,740,435.080)
41	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(2,397,880.690)
42	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(2,055,326.310)
43	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(1,712,771.920)
44	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(1,370,217.540)
45	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(1,027,663.150)
46	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(685,108.770)
47	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(342,554.380)
48	-	-	83,043.49	134,945.67	124,565.23	342,554.38	0.00

SHIP C

Quarter	Commercial Facility Loan A	Commercial Facility Loan B	GIEK Guaranteed Facility Loan	Kexim Direct Facility Loan	Kexim Guaranteed Facility	Total Repayments/ (drawdowns)	Total Loan Balance
-	(1,868,478.460)	(3,114,130.770)	(3,986,087.380)	(6,477,392.000)	(5,979,131.070)	(21,425,219.680)	(21,425,219.680)
1	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(20,999,621.810)
2	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(20,574,023.940)
3	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(20,148,426.070)
4	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(19,722,828.190)
5	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(19,297,230.320)
6	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(18,871,632.450)
7	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(18,446,034.580)
8	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(18,020,436.710)
9	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(17,594,838.840)
10	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(17,169,240.960)
11	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(16,743,643.090)
12	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(16,318,045.220)
13	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(15,892,447.350)
14	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(15,466,849.480)
15	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(15,041,251.610)
16	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(14,615,653.740)
17	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(14,190,055.860)
18	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(13,764,457.990)
19	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(13,338,860.120)
20	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(12,913,262.250)
21	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(12,487,664.380)
22	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(12,062,066.510)
23	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(11,636,468.630)
24	1,152,228.38	51,902.18	83,043.49	134,945.67	124,565.23	1,546,684.95	(10,089,783.690)
25	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(9,695,327.120)
26	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(9,300,870.560)
27	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(8,906,413.990)
28	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(8,511,957.430)
29	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(8,117,500.870)
30	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(7,723,044.300)
31	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(7,328,587.740)
32	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(6,934,131.180)
33	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(6,539,674.610)
34	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(6,145,218.050)
35	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(5,750,761.480)
36	-	1,297,554.49	83,043.49	134,945.67	124,565.23	1,640,108.87	(4,110,652.610)
37	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(3,768,098.230)
38	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(3,425,543.840)
39	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(3,082,989.460)
40	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(2,740,435.080)
41	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(2,397,880.690)
42	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(2,055,326.310)
43	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(1,712,771.920)
44	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(1,370,217.540)
45	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(1,027,663.150)
46	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(685,108.770)
47	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(342,554.380)
48	-	-	83,043.49	134,945.67	124,565.23	342,554.38	0.00

SHIP D

Quarter	Commercial Facility Loan A	Commercial Facility Loan B	GIEK Guaranteed Facility Loan	Kexim Direct Facility Loan	Kexim Guaranteed Facility	Total Repayments/ (drawdowns)	Total Loan Balance
-	(1,868,478.460)	(3,114,130.770)	(3,986,087.380)	(6,477,392.000)	(5,979,131.070)	(21,425,219.680)	(21,425,219.680)
1	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(20,999,621.810)
2	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(20,574,023.940)
3	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(20,148,426.070)
4	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(19,722,828.190)
5	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(19,297,230.320)
6	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(18,871,632.450)
7	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(18,446,034.580)
8	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(18,020,436.710)
9	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(17,594,838.840)
10	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(17,169,240.960)
11	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(16,743,643.090)
12	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(16,318,045.220)
13	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(15,892,447.350)
14	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(15,466,849.480)
15	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(15,041,251.610)
16	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(14,615,653.740)
17	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(14,190,055.860)
18	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(13,764,457.990)
19	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(13,338,860.120)
20	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(12,913,262.250)
21	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(12,487,664.380)
22	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(12,062,066.510)
23	31,141.31	51,902.18	83,043.49	134,945.67	124,565.23	425,597.87	(11,636,468.630)
24	1,152,228.38	51,902.18	83,043.49	134,945.67	124,565.23	1,546,684.95	(10,089,783.690)
25	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(9,695,327.120)
26	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(9,300,870.560)
27	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(8,906,413.990)
28	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(8,511,957.430)
29	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(8,117,500.870)
30	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(7,723,044.300)
31	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(7,328,587.740)
32	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(6,934,131.180)
33	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(6,539,674.610)
34	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(6,145,218.050)
35	-	51,902.18	83,043.49	134,945.67	124,565.23	394,456.56	(5,750,761.480)
36	-	1,297,554.49	83,043.49	134,945.67	124,565.23	1,640,108.87	(4,110,652.610)
37	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(3,768,098.230)
38	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(3,425,543.840)
39	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(3,082,989.460)
40	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(2,740,435.080)
41	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(2,397,880.690)
42	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(2,055,326.310)
43	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(1,712,771.920)
44	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(1,370,217.540)
45	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(1,027,663.150)
46	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(685,108.770)
47	-	-	83,043.49	134,945.67	124,565.23	342,554.38	(342,554.380)
48	-	-	83,043.49	134,945.67	124,565.23	342,554.38	0.00

SHIP E

Quarter	Commercial Facility Loan A	Commercial Facility Loan B	GIEK Guaranteed Facility Loan	Kexim Direct Facility Loan	Kexim Guaranteed Facility	Total Repayments/ (drawdowns)	Total Loan Balance
-	(1,881,521.540)	(3,135,869.230)	(4,013,912.620)	(6,522,608.000)	(6,020,868.930)	(21,574,780.320)	(21,574,780.320)
1	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(21,146,211.520)
2	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(20,717,642.730)
3	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(20,289,073.930)
4	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(19,860,505.140)
5	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(19,431,936.340)
6	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(19,003,367.550)
7	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(18,574,798.750)
8	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(18,146,229.960)
9	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(17,717,661.160)
10	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(17,289,092.370)
11	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(16,860,523.570)
12	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(16,431,954.780)
13	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(16,003,385.980)
14	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(15,574,817.190)
15	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(15,146,248.390)
16	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(14,717,679.600)
17	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(14,289,110.800)
18	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(13,860,542.010)
19	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(13,431,973.210)
20	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(13,003,404.420)
21	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(12,574,835.620)
22	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(12,146,266.830)
23	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(11,717,698.030)
24	1,160,271.62	52,264.49	83,623.18	135,887.67	125,434.77	1,557,481.72	(10,160,216.310)
25	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(9,763,006.210)
26	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(9,365,796.110)
27	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(8,968,586.010)
28	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(8,571,375.900)
29	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(8,174,165.800)
30	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(7,776,955.700)
31	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(7,379,745.590)
32	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(6,982,535.490)
33	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(6,585,325.390)
34	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(6,188,115.290)
35	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(5,790,905.180)
36	-	1,306,612.18	83,623.18	135,887.67	125,434.77	1,651,557.80	(4,139,347.390)
37	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(3,794,401.770)
38	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(3,449,456.160)
39	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(3,104,510.540)
40	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(2,759,564.920)
41	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(2,414,619.310)
42	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(2,069,673.690)
43	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(1,724,728.080)
44	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(1,379,782.460)
45	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(1,034,836.850)
46	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(689,891.230)
47	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(344,945.620)
48	-	-	83,623.18	135,887.67	125,434.77	344,945.62	0.00

SHIP F

Quarter	Commercial Facility Loan A	Commercial Facility Loan B	GIEK Guaranteed Facility Loan	Kexim Direct Facility Loan	Kexim Guaranteed Facility	Total Repayments/ (drawdowns)	Total Loan Balance
-	(1,881,521.540)	(3,135,869.230)	(4,013,912.620)	(6,522,608.000)	(6,020,868.930)	(21,574,780.320)	(21,574,780.320)
1	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(21,146,211.520)
2	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(20,717,642.730)
3	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(20,289,073.930)
4	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(19,860,505.140)
5	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(19,431,936.340)
6	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(19,003,367.550)
7	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(18,574,798.750)
8	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(18,146,229.960)
9	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(17,717,661.160)
10	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(17,289,092.370)
11	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(16,860,523.570)
12	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(16,431,954.780)
13	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(16,003,385.980)
14	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(15,574,817.190)
15	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(15,146,248.390)
16	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(14,717,679.600)
17	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(14,289,110.800)
18	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(13,860,542.010)
19	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(13,431,973.210)
20	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(13,003,404.420)
21	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(12,574,835.620)
22	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(12,146,266.830)
23	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(11,717,698.030)
24	1,160,271.62	52,264.49	83,623.18	135,887.67	125,434.77	1,557,481.72	(10,160,216.310)
25	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(9,763,006.210)
26	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(9,365,796.110)
27	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(8,968,586.010)
28	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(8,571,375.900)
29	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(8,174,165.800)
30	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(7,776,955.700)
31	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(7,379,745.590)
32	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(6,982,535.490)
33	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(6,585,325.390)
34	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(6,188,115.290)
35	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(5,790,905.180)
36	-	1,306,612.18	83,623.18	135,887.67	125,434.77	1,651,557.80	(4,139,347.390)
37	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(3,794,401.770)
38	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(3,449,456.160)
39	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(3,104,510.540)
40	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(2,759,564.920)
41	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(2,414,619.310)
42	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(2,069,673.690)
43	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(1,724,728.080)
44	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(1,379,782.460)
45	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(1,034,836.850)
46	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(689,891.230)
47	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(344,945.620)
48	-	-	83,623.18	135,887.67	125,434.77	344,945.62	0.00

SHIP G

Quarter	Commercial Facility Loan A	Commercial Facility Loan B	GIEK Guaranteed Facility Loan	Kexim Direct Facility Loan	Kexim Guaranteed Facility	Total Repayments/ (drawdowns)	Total Loan Balance
-	(1,881,521.540)	(3,135,869.230)	(4,013,912.620)	(6,522,608.000)	(6,020,868.930)	(21,574,780.320)	(21,574,780.320)
1	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(21,146,211.520)
2	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(20,717,642.730)
3	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(20,289,073.930)
4	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(19,860,505.140)
5	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(19,431,936.340)
6	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(19,003,367.550)
7	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(18,574,798.750)
8	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(18,146,229.960)
9	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(17,717,661.160)
10	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(17,289,092.370)
11	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(16,860,523.570)
12	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(16,431,954.780)
13	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(16,003,385.980)
14	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(15,574,817.190)
15	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(15,146,248.390)
16	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(14,717,679.600)
17	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(14,289,110.800)
18	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(13,860,542.010)
19	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(13,431,973.210)
20	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(13,003,404.420)
21	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(12,574,835.620)
22	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(12,146,266.830)
23	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(11,717,698.030)
24	1,160,271.62	52,264.49	83,623.18	135,887.67	125,434.77	1,557,481.72	(10,160,216.310)
25	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(9,763,006.210)
26	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(9,365,796.110)
27	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(8,968,586.010)
28	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(8,571,375.900)
29	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(8,174,165.800)
30	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(7,776,955.700)
31	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(7,379,745.590)
32	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(6,982,535.490)
33	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(6,585,325.390)
34	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(6,188,115.290)
35	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(5,790,905.180)
36	-	1,306,612.18	83,623.18	135,887.67	125,434.77	1,651,557.80	(4,139,347.390)
37	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(3,794,401.770)
38	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(3,449,456.160)
39	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(3,104,510.540)
40	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(2,759,564.920)
41	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(2,414,619.310)
42	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(2,069,673.690)
43	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(1,724,728.080)
44	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(1,379,782.460)
45	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(1,034,836.850)
46	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(689,891.230)
47	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(344,945.620)
48	-	-	83,623.18	135,887.67	125,434.77	344,945.62	0.00

SHIP H

Quarter	Commercial Facility Loan A	Commercial Facility Loan B	GIEK Guaranteed Facility Loan	Kexim Direct Facility Loan	Kexim Guaranteed Facility	Total Repayments/ (drawdowns)	Total Loan Balance
-	(1,881,521.540)	(3,135,869.230)	(4,013,912.620)	(6,522,608.000)	(6,020,868.930)	(21,574,780.320)	(21,574,780.320)
1	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(21,146,211.520)
2	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(20,717,642.730)
3	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(20,289,073.930)
4	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(19,860,505.140)
5	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(19,431,936.340)
6	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(19,003,367.550)
7	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(18,574,798.750)
8	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(18,146,229.960)
9	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(17,717,661.160)
10	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(17,289,092.370)
11	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(16,860,523.570)
12	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(16,431,954.780)
13	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(16,003,385.980)
14	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(15,574,817.190)
15	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(15,146,248.390)
16	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(14,717,679.600)
17	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(14,289,110.800)
18	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(13,860,542.010)
19	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(13,431,973.210)
20	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(13,003,404.420)
21	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(12,574,835.620)
22	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(12,146,266.830)
23	31,358.69	52,264.49	83,623.18	135,887.67	125,434.77	428,568.80	(11,717,698.030)
24	1,160,271.62	52,264.49	83,623.18	135,887.67	125,434.77	1,557,481.72	(10,160,216.310)
25	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(9,763,006.210)
26	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(9,365,796.110)
27	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(8,968,586.010)
28	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(8,571,375.900)
29	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(8,174,165.800)
30	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(7,776,955.700)
31	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(7,379,745.590)
32	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(6,982,535.490)
33	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(6,585,325.390)
34	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(6,188,115.290)
35	-	52,264.49	83,623.18	135,887.67	125,434.77	397,210.10	(5,790,905.180)
36	-	1,306,612.18	83,623.18	135,887.67	125,434.77	1,651,557.80	(4,139,347.390)
37	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(3,794,401.770)
38	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(3,449,456.160)
39	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(3,104,510.540)
40	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(2,759,564.920)
41	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(2,414,619.310)
42	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(2,069,673.690)
43	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(1,724,728.080)
44	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(1,379,782.460)
45	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(1,034,836.850)
46	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(689,891.230)
47	-	-	83,623.18	135,887.67	125,434.77	344,945.62	(344,945.620)
48	-	-	83,623.18	135,887.67	125,434.77	344,945.62	0.00

Execution Copy

SCHEDULE 11

SHIP LOAN OVERVIEW

	Borrower	STI Galata Shipping Company Limited	STI Taksim Shipping Company Limited (tbn STI Bosphorus Shipping Company Limited)	STI Leblon Shipping Company Limited	STI La Boca Shipping Company Limited	STI San Telmo Shipping Company Limited	STI Jurere Shipping Company Limited (tbn STI Donald C Trauscht Shipping Company Limited)	STI Esles II Shipping Company Limited	STI Jardins Shipping Company Limited
	Vessel Contract Price	35,813,600	35,813,600	35,813,600	35,813,600	36,063,600	36,063,600	36,063,600	36,063,600	287,508,800

		Commitment amount (USD)
Name of Lender	Total Commitment (USD)	Ship A	Ship B	Ship C	Ship D	Ship E	Ship F	Ship G	Ship H
Macquarie Factoring (UK) Limited	15,000,000	1,868,478	1,868,478	1,868,478	1,868,478	1,881,522	1,881,522	1,881,522	1,881,522
DekaBank Deutsche Girozentrale	25,000,000	3,114,131	3,114,131	3,114,131	3,114,131	3,135,869	3,135,869	3,135,869	3,135,869
Macquarie Factoring (UK) Limited	32,000,000	3,986,087	3,986,087	3,986,087	3,986,087	4,013,913	4,013,913	4,013,913	4,013,913
DekaBank Deutsche Girozentrale	48,000,000	5,979,131	5,979,131	5,979,131	5,979,131	6,020,869	6,020,869	6,020,869	6,020,869
The Export–Import Bank of Korea	52,000,000	6,477,392	6,477,392	6,477,392	6,477,392	6,522,608	6,522,608	6,522,608	6,522,608
Total	172,000,000	21,425,220	21,425,220	21,425,220	21,425,220	21,574,780	21,574,780	21,574,780	21,574,780

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SCHEDULE 12

FORM OF WORKING CONDITIONS SIDE LETTER
To:    Garantiinstituttet for eksportkreditt,
reg.no: 974760908, (hereafter “GIEK”)
Støperigata 1
NO-0250 Oslo
Norway

Reference is made to a Facility Agreement dated [ ] 2017 (the “Facility Agreement”), made by and among, inter alios, (i) the STI Galata Shipping Company Limited, STI Taksim Shipping Company Limited (to be named STI Bosphorus Shipping Company Limited), STI Leblon Shipping Company Limited, STI La Boca Shipping Company Limited, STI San Telmo Shipping Company Limited, STI Jurere Shipping Company Limited (to be renamed STI Donald C Trauscht Shipping Company Limited), STI Esles II Shipping Company Limited, STI Jardins Shipping Company Limited, as borrowers (the “Borrowers”), (ii) Scorpio Tankers Inc., as the parent guarantor (the “Scorpio”), (iii) the banks and financial institution listed in part B of schedule 1 therein, as the original lenders (the “Lenders”), (iv) Macquarie Bank Limited (London branch) (“Macquarie”), The Export-Import Bank of Korea and DekaBank Deutsche Girozentrale, as mandated lead arrangers, (v) Macquarie Bank Limited (London Branch), as global coordinator and ECA agent and (vi) Wilmington Trust (London) Limited as security agent and as facility agent pursuant to which the Lenders agreed to make available to the Borrowers, a senior secured credit facilities of up to USD 172,000,000 (in aggregate) for the financing and/or, in relation to any amount previously paid by the Borrowers and/or Scorpio refinancing (by reimbursement to the Borrowers and/or Scorpio) of the eight (8) ships (“Ships”) currently under construction at Hyundai Mipo Dockyard (“Builder”)

Unless otherwise expressly defined herein, words and expressions used in this letter shall have the same meanings designated in the Facility Agreement.

As from the date of this letter until the date ending on the last day of the Availability Period for funding the Ships under the Facility Agreement:

1
Scorpio commits to a process of engagement with the Builder in order to establish that the health, safety and labour conditions for all workers, including sub-contractors, involved in the construction of the Ships, are in accordance with applicable national laws and international standards relating to health, safety and labour (being, determined by reference to the core ILO Labour conventions).

2
Scorpio declares that it will, in good faith, conduct an assessment to identify potential risks and take measures, where necessary and practicable, to improve conditions on site at the Builder during such period in relation to the construction of the Ships.

3
Scorpio commits to provide GIEK with a plan on how it intends to assess and address any potential and/or identified risks (“Plan”). This shall include, as a minimum, the following: (1) Health and safety training, (2) Rest and working hours, (3) Due diligence and management of sub-contractors in relation to health and safety, as well as labour and working conditions, (4) Use of migrant/foreign workers (in particular the legitimacy of recruitment regimes utilized to source migrant workers), in each case in relation to the conditions on site at the Builder in relation to the construction of the Ships. In the event that any other major risks related to health, safety, and labour condition are identified by Scorpio during its assessment, these shall also be

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incorporated in the Plan. The Plan is to include a timeline for implementation, and outline a schedule for periodic reporting.

4
The Plan, which shall be in a form acceptable to GIEK, is to be prepared and delivered to GIEK prior to delivery of third Ship to be financed pursuant to the Facility Agreement and supported under the GIEK guarantee.

5	Thereafter, up to delivery of the final Ship to be financed pursuant to the Facility Agreement, Scorpio will provide a quarterly update to GIEK on the implementation of the Plan.

6
Scorpio will also provide a completion report no later than 30 business days after delivery of the last Ship to be financed pursuant to the Facility Agreement. The completion report shall outline the status in relation to implementation of the Plan, any eventual outstanding points, and final observations.

7
It is understood that GIEK has zero tolerance for all forms of forced labour, child labour, other serious breaches of local labor laws or international standards (ILO core labour conventions). Scorpio shall inform GIEK in writing as soon as reasonably practical upon becoming aware, and shall take immediate measures to require the Builder to rectify such practices. In the event that GIEK or a 3rd party engaged by GIEK wants to visit the Builder as a follow up, Scorpio will assist in facilitating this together with GIEK.

8
GIEK will receive a written notice as soon as reasonably practical after Scorpio has become aware of any fatalities or serious injuries of personnel, including subcontracted personnel, at the Builder or when Scorpio becomes aware of any labour strikes, demonstrations, or fines/sanctions to the Builder from labour authorities.

For and on behalf of

Scorpio Tankers Inc.

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SCHEDULE 13

WORKING CONDITIONS SIDE LETTER CP CERTIFICATE
To:    Wilmington Trust (London) Limited as Facility Agent
Cc:    Macquarie Bank Limited (London Branch) as ECA Agent
Cc:     Garanti-Instituttet for Eksportkreditt (“GIEK”)
From:    Scorpio Tankers Inc.
Dated:     [●]
Dear Sirs
STI Galata Shipping Company Limited, STI Taksim Shipping Company Limited (tbn STI Bosphorus Shipping Company Limited), STI Leblon Shipping Company Limited, STI La Boca Shipping Company Limited, STI San Telmo Shipping Company Limited, STI Jurere Shipping Company Limited (tbn STI Donald C Trauscht Shipping Company Limited), STI Esles II Shipping Company Limited and STI Jardins Shipping Company Limited – [●] Facility Agreement dated [●] 2017 (the "Agreement")

1	We refer to the Agreement. Terms defined in the Agreement have the same meaning in this Certificate unless given a different meaning in this Certificate.

2
We refer to paragraph (c) of Clause 23.22 (Compliance with ECA Support) of the Agreement. We hereby confirm that as at the date of this Certificate the Working Conditions Side Letter remains in full force and effect and we are in compliance with its terms.

3	This certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

Yours faithfully,
_____________________________
Scorpio Tankers Inc.
as Parent Guarantor
By: [●]

Execution Copy

SCHEDULE 14

FORM OF SWIFT MESSAGE
[TO BE SENT BY WILMINGTON TRUST]

Swift message to accompany MT103 payment for US$ ([●]) sent under swift reference number [●].

TO THE ATTENTION OF: WOORI BANK
ADDRESS: WOORI BANK HEAD OFFICE, 51 Sogong-ro, Jung-gu, Seoul, 04632 South Korea ATTENTION: Jo, Joon-Hwan, TEL : 82.2.2002.5113, EMAIL : jojoonhwan@wooribank.com

RE: THE SHIPBUILDING CONTRACT DATED [●] MADE BETWEEN STI [●] SHIPPING COMPANY LIMITED WITH ADDRESS AT TRUST COMPANY COMPLEX, AJELTAKE ROAD, AJELTAKE ISLAND, MAJURO, MARSHALL ISLANDS 96960 (THE “BUYER”) AND HYUNDAI MIPO DOCKYARD CO., LTD WITH ADDRESS AT 100 BANGEOJINSUNHWAN-DORO, DONG-GU , ULSAN 682-712 KOREA (THE “BUILDER”) AS AMENDED AND/OR SUPPLEMENTED FROM TIME TO TIME, THE “SHIPBUILDING CONTRACT” AND FOR THE CONSTRUCTION OF HYUNDAI MIPO HULL [●] TO BE NAMED STI [●] (THE “VESSEL”) BEARING HULL NO. [●].

WE CONFIRM HAVING IRREVOCABLY REMITTED TO YOU FOR VALUE [●] AN AMOUNT OF US$ [●] (UNITED STATES DOLLARS [●]) BEING THE DELIVERY INSTALMENT IN RESPECT OF THE PURCHASE OF THE VESSEL BY THE BUYER FROM THE BUILDER PURSUANT TO THE SHIPBUILDING CONTRACT.

THIS AMOUNT IS TO BE HELD TO THE SOLE ORDER OF WILMINGTON TRUST (LONDON) LIMITED UNDER REFERENCE – HYUNDAI MIPO HULL [●] (TO BE NAMED STI [●]) DELIVERY INSTALMENT.

YOU ARE HEREBY IRREVOCABLY AND UNCONDITIONALLY INSTRUCTED TO HOLD THESE FUNDS IN OUR NAME AND TO OUR ORDER AND RELEASE THEM TO THE BUILDER ONLY UPON PRESENTATION TO YOU BY THE BUILDER OF A FAX COPY OF THE PROTOCOL OF DELIVERY AND ACCEPTANCE FOR THE VESSEL DULY SIGNED BY THE AUTHORISED REPRESENTATIVES OF THE BUILDER AND ANY ONE OF THE FOLLOWING AUTHORISED REPRESENTATIVES OF THE BUYER:

[●] [NOTE: NAMES OF REPRESENTATIVES FOR BUYER TO BE PROVIDED]
[●]
[●]
[●]
[●]

AND COUNTERSIGNED ON BEHALF OF WILMINGTON TRUST (LONDON) LIMITED BY ANY ONE OF THE FOLLOWING:
[●] [NOTE: NAMES OF REPRESENTATIVES FOR WILMINGTON TRUST (LONDON) LIMITED TO BE PROVIDED]
[●]
[●]
[●]
[●]

Execution Copy

THESE MONIES, WHEN RELEASED, MAY ONLY BE USED FOR PAYMENT TO THE ACCOUNT OF THE BUILDER WITH WOORI BANK, SEOUL, KOREA IN OR TOWARDS SATISFACTION OF THE BALANCE OF THE PURCHASE PRICE FOR THE VESSEL, PAYMENT INSTRUCTIONS:

1.	BANK: WOORI BANK, HEAD OFFICE, SEOUL, KOREA

2.	ACCOUNT NO.: 04-022-936 (BIC CODE: HVBKKRSEXXX)

3.	CORRESPONDENT BANK: DEUTSCHE BANK TRUST COMPANY AMERICA (BIC CODE: BKTRUS33XXX)

4.	BENEFICIARY: HYUNDAI MIPO DOCKYARD CO., LTD.

IN THE EVENT THAT ALL OR ANY PART OF THE AMOUNT SO REMITTED HAS NOT BEEN RELEASED IN ACCORDANCE WITH THE FOREGOING INSTRUCTIONS BY CLOSE OF BUSINESS KOREAN LOCAL TIME ON [●] THEN ALL OF THE MONEY HELD BY YOU AND ANY INTEREST EARNED THEREON MUST BE IMMEDIATELY RETURNED BY REMITTING THE SAME TO [●] (SWIFT CODE [●]), FOR THE ACCOUNT OF [●], ACCOUNT NUMBER [●] FOR FURTHER CREDIT UNDER REFERENCE: RETURN OF PURCHASE PRICE OF THE VESSEL [●] UNLESS YOU HAVE RECEIVED FROM US NEW INSTRUCTIONS BY SWIFT MT199 MESSAGE TO THE CONTRATY ON OR PRIOR TO SUCH DATE.

THESE INSTRUCTIONS MAY BE AMENDED OR MODIFIED BY MEANS OF A FURTHER SWIFT MT199 MESSAGE FROM US AND NOT OTHERWISE.

[NOTE: WILMINGTON TRUST TO PROVIDE DETAILS OF THE FACILITY AGENT'S ACCOUNT]

IF YOU HAVE ANY QUESTIONS PLEASE CONTACT [●] AND/OR [●]: TEL: [●]: EMAIL RESP: [●]

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EXECUTION PAGES
BORROWERS

SIGNED by
Name: Chrysa Kitsou	/s/ Chrysa Kitsou
Title: Attorney-in-Fact
for and on behalf of
STI GALATA SHIPPING COMPANY LIMITED
in the presence of:

Witness' Signature:	/s/ Andrew Cottrell
Witness' Name: Andrew Cottrell
Witness' Address:
Address: “Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

SIGNED by
Name: Chrysa Kitsou	/s/ Chrysa Kitsou
Title: Attorney-in-Fact
for and on behalf of
STI TAKSIM SHIPPING COMPANY LIMITED
(tbn STI BOSPHORUS SHIPPING COMPANY
LIMITED)
in the presence of:

Witness' Signature:	/s/ Andrew Cottrell
Witness' Name: Andrew Cottrell
Witness' Address:
Address: “Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

SIGNED by
Name: Chrysa Kitsou	/s/ Chrysa Kitsou
Title: Attorney-in-Fact
for and on behalf of
STI LEBLON SHIPPING COMPANY LIMITED
in the presence of:

Witness' Signature:	/s/ Andrew Cottrell
Witness' Name: Andrew Cottrell
Witness' Address:
Address: “Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

SIGNED by
Name: Chrysa Kitsou	/s/ Chrysa Kitsou
Title: Attorney-in-Fact
for and on behalf of
STI LA BOCA SHIPPING COMPANY LIMITED

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in the presence of:

Witness' Signature:	/s/ Andrew Cottrell
Witness' Name: Andrew Cottrell
Witness' Address:
Address: “Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

SIGNED by
Name: Chrysa Kitsou	/s/ Chrysa Kitsou
Title: Attorney-in-Fact
for and on behalf of
STI SAN TELMO SHIPPING COMPANY LIMITED
in the presence of:

Witness' Signature:	/s/ Andrew Cottrell
Witness' Name: Andrew Cottrell
Witness' Address:
Address: “Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

SIGNED by
Name: Chrysa Kitsou	/s/ Chrysa Kitsou
Title: Attorney-in-Fact
for and on behalf of
STI JURERE SHIPPING COMPANY LIMITED
(tbn STI DONALD C TRAUSCHT SHIPPING
COMPANY LIMITED)
in the presence of:

Witness' Signature:	/s/ Andrew Cottrell
Witness' Name: Andrew Cottrell
Witness' Address:
Address: “Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

SIGNED by
Name: Chrysa Kitsou	/s/ Chrysa Kitsou
Title: Attorney-in-Fact
for and on behalf of
STI ESLES II SHIPPING COMPANY LIMITED
in the presence of:

Witness' Signature:	/s/ Andrew Cottrell
Witness' Name: Andrew Cottrell
Witness' Address:
Address: “Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

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SIGNED by
Name: Chrysa Kitsou	/s/ Chrysa Kitsou
Title: Attorney-in-Fact
for and on behalf of
STI JARDINS SHIPPING COMPANY LIMITED
in the presence of:

Witness' Signature:	/s/ Andrew Cottrell
Witness' Name: Andrew Cottrell
Witness' Address:
Address: “Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

PARENT GUARANTOR

SIGNED by
Name: Micha Withoft	/s/ Micha Withoft
Title: Attorney-in-Fact
for and on behalf of
SCORPIO TANKERS INC.
in the presence of:

Witness' Signature:	/s/ Andrew Cottrell
Witness' Name: Andrew Cottrell
Witness' Address:
Address: “Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

HEDGE GUARANTORS

SIGNED by
Name: Chrysa Kitsou	/s/ Chrysa Kitsou
Title: Attorney-in-Fact
for and on behalf of
STI GALATA SHIPPING COMPANY LIMITED
in the presence of:

Witness' Signature:	/s/ Andrew Cottrell
Witness' Name: Andrew Cottrell
Witness' Address:
Address: “Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

SIGNED by
Name: Chrysa Kitsou	/s/ Chrysa Kitsou
Title: Attorney-in-Fact
for and on behalf of
STI TAKSIM SHIPPING COMPANY LIMITED
(tbn STI BOSPHORUS SHIPPING COMPANY

Execution Copy

LIMITED)
in the presence of:

Witness' Signature:	/s/ Andrew Cottrell
Witness' Name: Andrew Cottrell
Witness' Address:
Address: “Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

SIGNED by
Name: Chrysa Kitsou	/s/ Chrysa Kitsou
Title: Attorney-in-Fact
for and on behalf of
STI LEBLON SHIPPING COMPANY LIMITED
in the presence of:

Witness' Signature:	/s/ Andrew Cottrell
Witness' Name: Andrew Cottrell
Witness' Address:
Address: “Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

SIGNED by
Name: Chrysa Kitsou	/s/ Chrysa Kitsou
Title: Attorney-in-Fact
for and on behalf of
STI LA BOCA SHIPPING COMPANY LIMITED
in the presence of:

Witness' Signature:	/s/ Andrew Cottrell
Witness' Name: Andrew Cottrell
Witness' Address:
Address: “Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

SIGNED by
Name: Chrysa Kitsou	/s/ Chrysa Kitsou
Title: Attorney-in-Fact
for and on behalf of
STI SAN TELMO SHIPPING COMPANY LIMITED
in the presence of:

Witness' Signature:	/s/ Andrew Cottrell
Witness' Name: Andrew Cottrell
Witness' Address:
Address: “Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

SIGNED by

Execution Copy

Name: Chrysa Kitsou	/s/ Chrysa Kitsou
Title: Attorney-in-Fact
for and on behalf of
STI JURERE SHIPPING COMPANY LIMITED
(tbn STI DONALD C TRAUSCHT SHIPPING
COMPANY LIMITED)
in the presence of:

Witness' Signature:	/s/ Andrew Cottrell
Witness' Name: Andrew Cottrell
Witness' Address:
Address: “Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

SIGNED by
Name: Chrysa Kitsou	/s/ Chrysa Kitsou
Title: Attorney-in-Fact
for and on behalf of
STI ESLES II SHIPPING COMPANY LIMITED
in the presence of:

Witness' Signature:	/s/ Andrew Cottrell
Witness' Name: Andrew Cottrell
Witness' Address:
Address: “Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

SIGNED by
Name: Chrysa Kitsou	/s/ Chrysa Kitsou
Title: Attorney-in-Fact
for and on behalf of
STI JARDINS SHIPPING COMPANY LIMITED
in the presence of:

Witness' Signature:	/s/ Andrew Cottrell
Witness' Name: Andrew Cottrell
Witness' Address:
Address: “Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

ORIGINAL COMMERCIAL LENDERS

SIGNED by	/s/ Sarai Jacob-Whelan
Name: Sarai Jacob-Whelan
duly authorised	Title: Senior Manger - Legal
for and on behalf of	/s/ Huan Ke
MACQUARIE FACTORING (UK) LIMITED	Name: Huan Ke
in the presence of:	Title: Division Director

Execution Copy

Witness' Signature:	/s/ Sandie Tolan
Witness' Name:	Name: Sandie Tolan
Witness' Address:

SIGNED by	/s/ Joanna Sissens
Name: Joanna Sissens
duly authorised	Title: Attorney-in-Fact
for and on behalf of
DEKABANK DEUTSCHE GIROZENTRALE
in the presence of:

Witness' Signature:	/s/ Aimee Myhre
Witness' Name:	Name: Aimee Myhre
Witness' Address:	Title: Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

ORIGINAL GIEK GUARANTEED LENDERS

SIGNED by	/s/ Sarai Jacob-Whelan
Name: Sarai Jacob-Whelan
duly authorised	Title: Senior Manger - Legal
for and on behalf of	/s/ Huan Ke
MACQUARIE FACTORING (UK) LIMITED	Name: Huan Ke
in the presence of:	Title: Division Director

Witness' Signature:	/s/ Sandie Tolan
Witness' Name:	Name: Sandie Tolan
Witness' Address:

KEXIM

SIGNED by	/s/ Tae-kyoon Lee

duly authorised
for and on behalf of
THE EXPORT-IMPORT BANK OF KOREA
in the presence of:

Witness' Signature:	/s/ Hye-lim Seo
Witness' Name:	Name: Hye-lim-Seo
Witness' Address:	38 Eunhaeng-ro, Yeongdeungo-gu, Seoul, Korea
THE EXPORT-IMPORT BANK OF KOREA
MARITIME PROJECT FINANCE DEPARTMENT

Execution Copy

ORIGINAL KEXIM GUARANTEED LENDERS

SIGNED by	/s/ Joanna Sissens
Name: Joanna Sissens
duly authorised	Title: Attorney-in-Fact
for and on behalf of
DEKABANK DEUTSCHE GIROZENTRALE
in the presence of:

Witness' Signature:	/s/ Aimee Myhre
Witness' Name:	Name: Aimee Myhre
Witness' Address:	Title: Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

ORIGINAL HEDGE COUNTERPARTIES

SIGNED by	/s/ Sarai Jacob-Whelan
Name: Sarai Jacob-Whelan
duly authorised	Title: Senior Manger - Legal
for and on behalf of	/s/ Huan Ke
MACQUARIE FACTORING (UK) LIMITED	Name: Huan Ke
in the presence of:	Title: Division Director

Witness' Signature:	/s/ Sandie Tolan
Witness' Name:	Name: Sandie Tolan
Witness' Address:

SIGNED by	/s/ Joanna Sissens
Name: Joanna Sissens
duly authorised	Title: Attorney-in-Fact
for and on behalf of
DEKABANK DEUTSCHE GIROZENTRALE
in the presence of:

Witness' Signature:	/s/ Aimee Myhre
Witness' Name:	Name: Aimee Myhre
Witness' Address:	Title: Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

SIGNED by	/s/ Tae-kyoon Lee

duly authorised

Execution Copy

for and on behalf of
THE EXPORT-IMPORT BANK OF KOREA
in the presence of:

Witness' Signature:	/s/ Hye-lim Seo
Witness' Name:	Name: Hye-lim-Seo
Witness' Address:	38 Eunhaeng-ro, Yeongdeungo-gu, Seoul, Korea
THE EXPORT-IMPORT BANK OF KOREA
MARITIME PROJECT FINANCE DEPARTMENT

MANDATED LEAD ARRANGERS

SIGNED by	/s/ Sarai Jacob-Whelan
Name: Sarai Jacob-Whelan
duly authorised	Title: Senior Manger - Legal
for and on behalf of	/s/ Huan Ke
MACQUARIE FACTORING (UK) LIMITED	Name: Huan Ke
in the presence of:	Title: Division Director

Witness' Signature:	/s/ Sandie Tolan
Witness' Name:	Name: Sandie Tolan
Witness' Address:

SIGNED by	/s/ Tae-kyoon Lee

duly authorised
for and on behalf of
THE EXPORT-IMPORT BANK OF KOREA
in the presence of:

Witness' Signature:	/s/ Hye-lim Seo
Witness' Name:	Name: Hye-lim-Seo
Witness' Address:	38 Eunhaeng-ro, Yeongdeungo-gu, Seoul, Korea
THE EXPORT-IMPORT BANK OF KOREA
MARITIME PROJECT FINANCE DEPARTMENT

SIGNED by	/s/ Joanna Sissens
Name: Joanna Sissens
duly authorised	Title: Attorney-in-Fact
for and on behalf of
DEKABANK DEUTSCHE GIROZENTRALE
in the presence of:

Witness' Signature:	/s/ Aimee Myhre
Witness' Name:	Name: Aimee Myhre
Witness' Address:	Title: Trainee Solicitor

Execution Copy

Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

GLOBAL COORDINATOR AND ECA AGENT

SIGNED by	/s/ Sarai Jacob-Whelan
Name: Sarai Jacob-Whelan
duly authorised	Title: Senior Manger - Legal
for and on behalf of	/s/ Huan Ke
MACQUARIE FACTORING (UK) LIMITED	Name: Huan Ke
in the presence of:	Title: Division Director

Witness' Signature:	/s/ Sandie Tolan
Witness' Name:	Name: Sandie Tolan
Witness' Address:

FACILITY AGENT

SIGNED by	/s/ Keith Reader
Name: Keith Reader
duly authorised	Title: Authorised Signatory
for and on behalf of
WILMINGTON TRUST (LONDON)
LIMITED
in the presence of:

Witness' Signature:	/s/ Chris Herford
Witness' Name:	Name: Chris Herford
Witness' Address:	Address: Third Floor,
1 King's Arms Yard,
London, EC2R 7AF

SECURITY AGENT

SIGNED by	/s/ Keith Reader
Name: Keith Reader
duly authorised	Title: Authorised Signatory
for and on behalf of
WILMINGTON TRUST (LONDON)
LIMITED
in the presence of:

Witness' Signature:	/s/ Chris Herford
Witness' Name:	Name: Chris Herford
Witness' Address:	Address: Third Floor,

Execution Copy

1 King's Arms Yard,
London, EC2R 7AF